                                                                     EXHIBIT 4.2


                        BAY VIEW TRANSACTION CORPORATION
                                   Transferor


                         BAY VIEW ACCEPTANCE CORPORATION
                                    Servicer


                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                     Indenture Trustee and Back-up Servicer


                      SYSTEMS & SERVICES TECHNOLOGIES, INC.
                                Standby Servicer


                                       and


                            WILMINGTON TRUST COMPANY
                                  Owner Trustee


                          TRUST AND SERVICING AGREEMENT





                           Dated as of August 1, 2003


                         Bay View 2003-LJ-1 Owner Trust

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I Creation of Trust.......................................................................................1

      SECTION 1.01       Name.....................................................................................1
      SECTION 1.02       Office...................................................................................1
      SECTION 1.03       Purposes and Powers......................................................................1
      SECTION 1.04       Appointment of Owner Trustee.............................................................2
      SECTION 1.05       Initial Capital Contribution of Trust Estate.............................................2
      SECTION 1.06       Declaration of Trust.....................................................................2
      SECTION 1.07       Title to Trust Property..................................................................3
      SECTION 1.08       Situs of Trust...........................................................................3

ARTICLE II Definitions............................................................................................3

      SECTION 2.01       Definitions..............................................................................3
      SECTION 2.02       Usage of Terms..........................................................................22
      SECTION 2.03       Cut-off Date and Record Date............................................................22
      SECTION 2.04       Section References......................................................................22
      SECTION 2.05       Compliance Certificates.................................................................22
      SECTION 2.06       Directions..............................................................................23
      SECTION 2.07       Calculations............................................................................23
      SECTION 2.08       Action by or Consent of Noteholders.....................................................23
      SECTION 2.09       Material Adverse Effect.................................................................23

ARTICLE III Conveyance of Receivables............................................................................23

      SECTION 3.01       Conveyance of Receivables...............................................................23

ARTICLE IV Acceptance by Trustee.................................................................................25

      SECTION 4.01       Acceptance by Trustee...................................................................25

ARTICLE V Information Delivered to the Rating Agencies...........................................................25

      SECTION 5.01       Information Delivered to the Rating Agencies............................................25

ARTICLE VI Agent for Service.....................................................................................26

      SECTION 6.01       Agent for Service.......................................................................26

ARTICLE VII The Receivables......................................................................................26

      SECTION 7.01       Representations and Warranties of Transferor............................................26
      SECTION 7.02       Repurchase Upon Breach..................................................................27
      SECTION 7.03       Custody of Receivable Files.............................................................28
      SECTION 7.04       Duties of Servicer as Custodian.........................................................28
      SECTION 7.05       Instructions; Authority to Act..........................................................29

ARTICLE VIII Administration and Servicing of Receivables.........................................................29

      SECTION 8.01       Duties of Servicer......................................................................29


TRUST AND SERVICING AGREEMENT

      SECTION 8.02       The Back-up Servicer....................................................................30
      SECTION 8.03       The Standby Servicer....................................................................32
      SECTION 8.04       Retention and Termination of Servicer...................................................34
      SECTION 8.05       Collection of Receivable Payments.......................................................35
      SECTION 8.06       Realization Upon Receivables............................................................36
      SECTION 8.07       Physical Damage Insurance...............................................................37
      SECTION 8.08       Maintenance of Security Interests in Financed Vehicles..................................38
      SECTION 8.09       Covenants of Servicer...................................................................42
      SECTION 8.10       Purchase of Receivables Upon Breach.....................................................42
      SECTION 8.11       Servicing Fee...........................................................................43
      SECTION 8.12       Servicer's Certificate..................................................................44
      SECTION 8.13       Annual Statement as to Compliance; Notice of Default....................................45
      SECTION 8.14       Annual Independent Certified Public Accountant's Report.................................45
      SECTION 8.15       Access to Certain Documentation and Information Regarding Receivables...................46
      SECTION 8.16       Servicer Expenses.......................................................................46
      SECTION 8.17       Reports to Noteholders..................................................................47
      SECTION 8.18       Fidelity Bond...........................................................................47
      SECTION 8.19       Delegation of Duties....................................................................47

ARTICLE IX Collections; Distributions to Noteholders and Certificateholders......................................48

      SECTION 9.01       Lock-Box Account........................................................................48
      SECTION 9.02       Collection Account......................................................................49
      SECTION 9.03       Collections.............................................................................51
      SECTION 9.04       Additional Deposits.....................................................................52
      SECTION 9.05       Application of Funds....................................................................53
      SECTION 9.06       Spread Account..........................................................................53
      SECTION 9.07       Advances................................................................................54
      SECTION 9.08       No Segregation of Moneys; No Interest...................................................54
      SECTION 9.09       Accounting and Reports to the Certificateholder, the Internal Revenue
                         Service and Others......................................................................54
      SECTION 9.10       Payahead Account........................................................................55
      SECTION 9.11       Certain Reimbursements to the Servicer..................................................55
      SECTION 9.12       Securities Accounts.....................................................................56

ARTICLE X Voting Rights and Other Actions........................................................................56

      SECTION 10.01      Prior Notice with Respect to Certain Matters............................................56
      SECTION 10.02      Action with Respect to Certain Matters..................................................57
      SECTION 10.03      Restrictions on Certificateholder's Power...............................................57
      SECTION 10.04      Control.................................................................................58
      SECTION 10.05      Rights of Insurer.......................................................................58
      SECTION 10.06      Registration of Transfer and Exchange of the Certificate................................58

ARTICLE XI The Certificate.......................................................................................58

      SECTION 11.01      Initial Ownership.......................................................................58
      SECTION 11.02      The Certificates........................................................................59
      SECTION 11.03      Authentication of Certificate...........................................................59


TRUST AND SERVICING AGREEMENT

      SECTION 11.04      Registration of Transfer and Exchange of Certificate....................................59
      SECTION 11.05      Mutilated, Destroyed, Lost, or Stolen Certificates......................................60
      SECTION 11.06      Persons Deemed Certificateholder........................................................60
      SECTION 11.07      Covenants of the Certificateholder......................................................61

ARTICLE XII The Transferor.......................................................................................62

      SECTION 12.01      Representations and Undertakings of Transferor..........................................62
      SECTION 12.02      Liability of Transferor; Indemnities....................................................66
      SECTION 12.03      Merger or Consolidation of, or Assumption of the Obligations of Transferor..............67
      SECTION 12.04      Limitation on Liability of Transferor and Others........................................67
      SECTION 12.05      Transferor May Own Notes................................................................68

ARTICLE XIII The Servicer; Back-Up Servicer; and Standby Servicer................................................68

      SECTION 13.01      Representations and Warranties..........................................................68
      SECTION 13.02      Indemnities of Servicer, Back-up Servicer and Standby Servicer..........................74
      SECTION 13.03      Merger or Consolidation of, or Assumption of the Obligations of the
                         Servicer, Back-up Servicer and Standby Servicer.........................................76
      SECTION 13.04      Limitation on Liability of Servicer and Others..........................................78
      SECTION 13.05      Servicer, Back-up Servicer and Standby Servicer Not to Resign...........................78
      SECTION 13.06      Delegation of Duties....................................................................79

ARTICLE XIV Servicer and Standby Servicer Defaults...............................................................79

      SECTION 14.01      Events of Servicer Default..............................................................79
      SECTION 14.02      Standby Servicer Default................................................................83
      SECTION 14.03      Appointment of Successors...............................................................86
      SECTION 14.04      Notice of Events of Servicer Default....................................................89
      SECTION 14.05      Waiver of Past Defaults.................................................................89

ARTICLE XV The Owner Trustee.....................................................................................90

      SECTION 15.01      Duties of Owner Trustee.................................................................90
      SECTION 15.02      Action upon Instruction.................................................................91
      SECTION 15.03      Accounting and Records to the Certificateholder, the Internal Revenue
                         Service and Others......................................................................93
      SECTION 15.04      Signature on Returns; Tax Matters Partner...............................................94
      SECTION 15.05      Owner Trustee's Certificate.............................................................94
      SECTION 15.06      Trust's Assignment of Purchased Receivables.............................................94
      SECTION 15.07      Certain Matters Affecting the Owner Trustee.............................................95
      SECTION 15.08      Owner Trustee Not Liable for Certificate or Receivables.................................96
      SECTION 15.09      Owner Trustee May Own Notes.............................................................97
      SECTION 15.10      Owner Trustee's and Indenture Trustee's Fees and Expenses; Indemnification..............97
      SECTION 15.11      Eligibility Requirements for Owner Trustee..............................................98
      SECTION 15.12      Resignation or Removal of Owner Trustee.................................................98
      SECTION 15.13      Successor Owner Trustee.................................................................99
      SECTION 15.14      Merger or Consolidation of Owner Trustee...............................................100
      SECTION 15.15      Appointment of Co-Trustee or Separate Owner Trustee....................................100

TRUST AND SERVICING AGREEMENT

      SECTION 15.16      Representations and Warranties of Owner Trustee........................................101

ARTICLE XVI Termination.........................................................................................102

      SECTION 16.01      Termination of the Trust...............................................................102
      SECTION 16.02      Optional Disposition of All Receivables................................................103

ARTICLE XVII Miscellaneous Provisions...........................................................................104

      SECTION 17.01      Amendment..............................................................................104
      SECTION 17.02      Protection of Title to Trust...........................................................106
      SECTION 17.03      Limitation on Rights of Certificateholders.............................................108
      SECTION 17.04      Governing Law..........................................................................109
      SECTION 17.05      Notices................................................................................109
      SECTION 17.06      Severability of Provisions.............................................................110
      SECTION 17.07      Assignment.............................................................................111
      SECTION 17.08      Insurer................................................................................111
      SECTION 17.09      Nonpetition Covenants..................................................................111
      SECTION 17.10      No Recourse............................................................................111
      SECTION 17.11      No Legal Title to Trust Property in Certificateholder..................................111
      SECTION 17.12      Further Assurances.....................................................................111
      SECTION 17.13      No Waiver; Cumulative Remedies.........................................................112
      SECTION 17.14      Third-Party Beneficiaries..............................................................112
      SECTION 17.15      Actions by  Noteholders or Certificateholders..........................................112
      SECTION 17.16      Corporate Obligation...................................................................113
      SECTION 17.17      Covenant Not File a Bankruptcy Petition................................................113
      SECTION 17.18      Independence of the Servicer, Back-up Servicer and Standby Servicer....................113
      SECTION 17.19      No Joint Venture.......................................................................113
      SECTION 17.20      Headings...............................................................................113
      SECTION 17.21      Entire Agreement.......................................................................114
      SECTION 17.22      Limitation of Liability of Owner Trustee...............................................114
      SECTION 17.23      Effect of Policy Expiration Date.......................................................114
      SECTION 17.24      Counterparts...........................................................................114
      SECTION 17.25      Consent to Jurisdiction................................................................114
      SECTION 17.26      Trial by Jury Waived...................................................................115
      SECTION 17.27      Sarbanes-Oxley Certifications..........................................................116

A.       Standby Servicing And Transfer Expenses..................................................................1




EXHIBIT 1             --       Owner Trustee's Certificate Pursuant to Section
                               15.05 (Assignment to BVAC)
EXHIBIT 2             --       Owner Trustee's Certificate Pursuant to Section
                               15.05 (Assignment to Servicer)
EXHIBIT 3             --       Servicer's Certificate
EXHIBIT A             --       Form of Certificate of Trust
EXHIBIT B             --       Form of Certificate

TRUST AND SERVICING AGREEMENT

EXHIBIT C             --       Confirmation of Computer Tape (Back-up Servicer)
EXHIBIT D             --       Confirmation of Computer Tape (Standby Servicer)
EXHIBIT E             --       Exception List Under Section 8.08(b)
EXHIBIT F             --       Form of Certification of Indenture Trustee
                               Pursuant to Section 8.08(b)(iv)
EXHIBIT G             --       Form of Instructional Letter of BVAC Pursuant to
                               Section 8.08(b)(v)
SCHEDULE A            --       Schedule of Receivables
SCHEDULE B            --       Location of Receivables
SCHEDULE C            --       Standby Servicer Schedule
SCHEDULE D            --       Delivery Requirements

TRUST AND SERVICING AGREEMENT

         TRUST AND SERVICING AGREEMENT 013558.0118:245055.08 This TRUST AND SERVICING AGREEMENT, dated as of August 1, 2003, is made with respect to the formation of the Bay View 2003-LJ-1 Owner Trust, among BAY VIEW TRANSACTION CORPORATION, a Delaware corporation, as transferor (the "Transferor"), BAY VIEW ACCEPTANCE CORPORATION, a Nevada corporation, as servicer (the "Servicer"), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the "Indenture Trustee" and the "Back-up Servicer"), SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation (the "Standby Servicer"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

         WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                CREATION OF TRUST

         Upon the execution of this Agreement by the parties hereto and the prompt filing thereafter of the Certificate of Trust in the State of Delaware, there is hereby created the Bay View 2003-LJ-1 Owner Trust.

         SECTION 1.01 Name. The Trust created hereby shall be known as "Bay View 2003-LJ-1 Owner Trust", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act for which the Owner Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

         SECTION 1.02 Office. The office of the Trust shall be in care of the Owner Trustee at its Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Noteholders, the Servicer, the Transferor, the Insurer, the Standby Servicer, and the Indenture Trustee.

         SECTION 1.03 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

         (i) to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement and to sell or transfer the Notes and the Certificate in one or more transactions;

         (ii) with the proceeds of the sale of the Notes and the Certificate, to fund the Spread Account pursuant to the terms of the Spread Account Agreement and to purchase the Receivables pursuant to this Agreement;

         (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholder pursuant to the terms of this Agreement any portion of

TRUST AND SERVICING AGREEMENT
                  the Trust estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

         (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

         (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (vi) subject to compliance with the related documents, to engage in such other activities as may be required in connection with conservation of the Trust estate and the making of distributions to the Certificateholder, the Noteholders, the Insurer and the others specified in this Agreement and the Indenture.

         The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

         SECTION 1.04 Appointment of Owner Trustee. The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

         SECTION 1.05 Initial Capital Contribution of Trust Estate. The Transferor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the Trust estate. The Owner Trustee on behalf of the Trust hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust estate. The Transferor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 1.06 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the other related documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under Delaware law and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that solely for federal, state and local income and franchise tax purposes (i) so long as there is a sole Certificateholder, the Trust shall be disregarded as a separate entity, with the assets of the Trust being treated as the assets of such sole Certificateholder, and the Notes being non-recourse debt of the sole Certificateholder, and (ii) if there is more than one Certificateholder, the Trust shall be treated as a partnership, with the assets of the partnership being the Trust estate, the partners of the partnership being the Certificateholders and the Notes being non-recourse debt of the partnership. The Trust shall not elect to be treated as an association under Treasury Regulations
Section 301.7701-3(a) for federal income tax purposes. The parties agree that unless otherwise required by appropriate tax authorities, the sole Certificateholder or the Administrator on behalf of the Trust will file or

TRUST AND SERVICING AGREEMENT
cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the second preceding sentence for such tax purposes. The Owner Trustee, the initial Certificateholder and each successor Certificateholder (as a condition to acquiring its Certificate) agree to disregard the Trust as a separate entity (if there is one Certificateholder) or to treat it as a partnership (if there are two or more Certificateholders) and to treat the Notes as indebtedness for purposes of federal, state, and local income or franchise taxes.

         SECTION 1.07 Title to Trust Property. Legal title to all of the Trust estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 1.08 Situs of Trust. The Trust will be located and administered in the State of Delaware. Any bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments, if any, will be received by the Trust only in Delaware, and payments, if any, will be made by the Trust only from Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                                   ARTICLE II

                                   DEFINITIONS

         SECTION 2.01 Definitions. Capitalized terms which are used in this Agreement but are not defined herein shall have the meanings provided in the Indenture. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accrual Period" means, with respect to each Receivable and the related due date, the immediately preceding calendar month. For purposes of making calculations pursuant to this Agreement and the Indenture, interest shall be computed on each Receivable on the basis of a 365-day year over the actual number of days elapsed for purposes of this definition.

         "Additional Funds Available" means, with respect to any Payment Date, the sum of (i) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to that Payment Date plus (ii) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to that Payment Date plus (iii) the payment of any amounts with respect to a Preference Claim pursuant to the Policy.

         "Accrued Interest" means all interest accrued on the Receivables prior to the opening of business on the day following the Cut-off Date.

         "Administration Agreement" means the Administration Agreement dated as of August 1, 2003 between the Trust and the Administrator and acknowledged by the Indenture Trustee.

TRUST AND SERVICING AGREEMENT

         "Administrator" means the Administrator under the Administration Agreement, which is initially BVAC, and its successors and assigns thereunder.

         "Advance" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer is required to advance pursuant to Section 9.07.

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly controls, or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Trust and Servicing Agreement executed by the Transferor, the Servicer, the Indenture Trustee, the Back-up Servicer, the Standby Servicer and the Owner Trustee, and all amendments and supplements hereto entered into from time to time in accordance with the terms hereof.

         "Amount Available" means with respect to any Payment Date, the sum of
(x) Available Funds for such Payment Date and (y) Additional Funds Available, if any, for such Payment Date.

         "Amount Financed" means, with respect to a Receivable, the aggregate amount originally advanced under the Receivable toward the purchase price of the Financed Vehicle.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable exclusive of prepaid finance charges. If after the Closing Date, the annual rate with respect to such Receivable as of the Closing Date, is reduced as a result of (i) an insolvency proceeding involving the related Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, the Annual Percentage Rate or APR shall refer to such reduced rate.

         "Assignment" means the assignment dated as of August 1, 2003 by BVAC to the Transferor substantially in the form of Annex A to the Purchase Agreement, pursuant to which the Receivables are conveyed to the Transferor.

         "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         "Available Funds" means with respect to any Payment Date, each of the following then on deposit in any Trust Accounts with respect to the related Collection Period, (i) Scheduled Receivable Payments (including Modified Scheduled Receivable Payments) and prepayments on Receivables (other than Payaheads) received by the Servicer; (ii) any net withdrawal from the Payahead Account; (iii) interest earned on funds held in the Collection Account and the Payahead Account; (iv) Liquidation Proceeds; (v) Advances; (vi) Purchase Amounts and/or any indemnity payments made in lieu of or otherwise relating to such Purchase Amounts in accordance with the terms of Sections 7.02, 8.08 and 8.10 of this Agreement, (vii) proceeds from any insurance policies related to the Receivables or Financed Vehicles, (viii) Recoveries with

TRUST AND SERVICING AGREEMENT
respect to Charged-off Receivables and (ix) the Redemption Price if, the Servicer exercise its rights pursuant to Section 16.02.

         "Available Spread Amount" means, on any Payment Date, the amount on deposit in the Spread Account, including any income or gain from any investment of funds in the Spread Account, net of any losses from such investment before giving effect to deposits into or withdrawals from the Spread Account pursuant to the Indenture and the Spread Account Agreement on such Payment Date.

         "Back-up Servicer" means Deutsche Bank Trust Company Americas, as the back-up servicer of the Receivables, and each successor to Deutsche Bank Trust Company Americas (in the same capacity) appointed hereunder.

         "Bank" means Bay View Bank, N.A. and its successors and assigns.

         "Back-up Servicer Fee" means, for any Collection Period, the fee payable to the Back-up Servicer for services rendered during such Collection Period. If the Back-up Servicer shall have taken on the role as Servicer hereunder, it will be entitled to the Servicing Fee, and it shall not be entitled to a Back-up Servicer Fee.

         "Basic Documents" means this Agreement, the Indenture, the Purchase Agreement, the Assignment, the Insurance Agreement, the Indemnification Agreement, the Spread Account Depositor Trust Agreement, the Spread Account Agreement, the Premium Letter, the Certificate Pledge Agreement, the Stock Pledge Agreement, the Lock-Box Agreement, the Administration Agreement, the Custodian Agreement, the Transfer and Contribution Agreement, the organizational documents of the Transferor and other documents and certificates delivered in connection therewith.

         "Business Day" means, unless otherwise specified, any day other than a Saturday, a Sunday or a day on which banking institutions in Wilmington, Delaware, New York, New York, San Mateo, California or St. Joseph, Missouri or any other location of the Servicer, any successor Servicer, successor Standby Servicer, successor Owner Trustee, or successor Indenture Trustee, shall be authorized or obligated by law, executive order, or governmental decree to be closed.

         "BVAC" means Bay View Acceptance Corporation, a Nevada corporation, and its successors and assigns, other than in its capacity as Servicer.

         "BVTC" means Bay View Transaction Corporation, a Delaware Corporation, and its successors and assigns, other than in its capacity or Transferor.

         "Casualty" means, with respect to any Financed Vehicle, the total loss or destruction of such Financed Vehicle.

         "Certificate" means a certificate executed on behalf of the Trust and authenticated by the Owner Trustee substantially in the form attached hereto as Exhibit B, which represents ownership of a 100% interest in the Trust.

TRUST AND SERVICING AGREEMENT

         "Certificate of Trust" means the Certificate of Trust of the Trust in substantially the form of Exhibit A hereto.

         "Certificate Pledge Agreement" means the Certificate Pledge and Collateral Agency Agreement, dated as of September 1, 2002, among the Transferor, the Spread Account Depositor, the Insurer and Deutsche Bank Trust Company Americas, as collateral agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

         "Certificate Register" means the register maintained by the Owner Trustee pursuant to Section 11.03.

         "Certificateholder" or "Holder" means the Person in whose name the Certificate shall be registered in the Certificate Register.

         "Charged-Off Receivable" means, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment, or part thereof, is 120 days or more delinquent as of the last day of such Collection Period (without giving effect to any Advances), (ii) the Financed Vehicle that secures the Receivable has been repossessed for at least 90 days, or (iii) the Servicer has determined that the Receivable is uncollectible in accordance with the Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Charged-Off Receivable" shall not include any Receivable that is to be repurchased pursuant to Section 7.02 or purchased pursuant to Section 8.10; provided further, that any Advances made with respect to a Receivable shall not be considered in the determination of the delinquency status of such Receivable.

         "Closing Date" means August 14, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral Agent" shall mean Deutsche Bank Trust Company Americas, in its capacity as collateral agent, including its successors in interest, until and unless a successor Person shall become the Collateral Agent pursuant to the Spread Account Agreement, and thereafter, "Collateral Agent" shall mean such successor Person.

         "Collected Interest" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 9.02.

         "Collection Period" means, with respect to a Payment Date or a Redemption Date, the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs, until the Trust shall terminate pursuant to Article XVI.

TRUST AND SERVICING AGREEMENT

         "Computer Tape" means a computer tape or diskette (or other means of electronic transmission acceptable to the Back-up Servicer, the Standby Servicer and the Insurer) in a format acceptable to the Back-up Servicer, the Standby Servicer and the Insurer.

         "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and be continuing and so long as the Insurance Agreement has not terminated, and the Indenture Trustee, at the direction of the Majority Noteholders, for so long as an Insurer Default shall have occurred and is continuing or if the Insurance Agreement has terminated.

         "Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of this Agreement is located at Plaza Building, 1st Floor, 301 West 11th Street, Wilmington, Delaware 19890-0001;
Attention: Corporate Trust Department; Telecopy (302) 636-6000 or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholder, the Transferor, the Servicer, the Insurer, the Standby Servicer, and the Indenture Trustee.

         "Custodian" means initially BVAC or any successor Custodian, in each case, in accordance with the terms of the Custodian Agreement.

         "Custodian Agreement" means the Custodian Agreement, dated as of August 1, 2003, among BVAC, as custodian, the Trust, the Insurer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Cut-off Date" means July 31, 2003.

         "Dealer" means the seller of a Financed Vehicle, who originated and assigned the related Receivable to BVAC under an existing agreement with BVAC or the Bank, as applicable, who arranged for a loan from BVAC or the Bank, as applicable, to the purchaser of a Financed Vehicle under an existing agreement with BVAC or the Bank, as applicable.

         "Deemed Cured" has the meaning set forth in the Spread Account
Agreement.

         "Deficiency Claim Amount" means, for any Payment Date, the amount, after taking into account the application on such Payment Date of the Available Funds on such Payment Date, equal to any shortfall in the full payment of amounts described in clauses (i) through (vi) of Section 8.05(a) of the Indenture, to the extent that such amount is available for the particular purpose on such Payment Date in accordance with the provisions of the Spread Account Agreement.

         "Deficiency Claim Date" means, with respect to any Payment Date, a date no later than the fourth Business Day immediately preceding such Payment Date.

         "Deficiency Notice" has the meaning ascribed thereto in Section 9.05(b) hereof.

         "Delaware Statutory Trust Act" means the Delaware Statutory Trust Act, 12 Del. C. Sections .3801 et seq.

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         "Delivery" means with respect to assets held in the Trust Accounts:

         (1) (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities), transfer thereof:

                  (i) by physical delivery to the Indenture Trustee, indorsed by an effective indorsement to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank by an effective indorsement;

                  (ii) by the Indenture Trustee continuously maintaining possession of such instrument; and

                  (iii) by the Indenture Trustee continuously indicating by book-entry that such instrument is credited to the related Trust Account;

         (b) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                  (i) by physical delivery of such certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed by an effective indorsement to, or registered in the name of, the Indenture Trustee or indorsed in blank by an effective indorsement;

                  (ii) by the Indenture Trustee continuously maintaining possession of such certificated security; and

                  (iii) by the Indenture Trustee continuously indicating by book-entry that such certificated security is credited to the related Trust Account;

         (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

                  (i) by (x) book-entry credit of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "participant" pursuant to applicable federal regulations, the

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

                           making by such securities intermediary of entries in its books and records to a "securities account" (as defined in Section 8-501(a) of the UCC) the Indenture Trustee is the holder of the "security entitlement" (as defined in Section 8-102(a)(17) of the UCC); and

                  (ii) by the Indenture Trustee continuously indicating by book-entry that property is credited to the related Trust Account;

         (d) with respect to any asset in the Trust Accounts that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above or clause (e) below:

                  (i)      transfer thereof:

                           (A) by registration to the Indenture Trustee as the registered owner thereof, on the books and records of the issuer thereof; or

                           (B)      by another Person (not a securities
                                    intermediary) who either becomes the
                                    registered owner of the uncertificated
                                    security on behalf of the Indenture Trustee, or having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

                  (ii) the issuer thereof has agreed that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; or

         (e) in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Section 8-102(a)(5)) or its nominee, by causing:

                  (i) the relevant clearing corporation to credit such security to a securities account of the Indenture Trustee at such clearing corporation; and

                  (ii) the Indenture Trustee to continuously indicate by book-entry that such security is credited to the related Trust Account;

         (f) with respect to the security entitlement to be transferred to or for the benefit of the Indenture Trustee and not governed by clauses (c) or (e) above: if a securities intermediary (A) indicates by book entry that the underlying "financial asset" (as defined in Section

TRUST AND SERVICING AGREEMENT


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

                  8-102(a)(9) of the UCC) has been credited to be the Indenture Trustee's securities account, (B) receives a financial asset from the Indenture Trustee or acquires the underlying financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee's securities account or (C) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee's securities account, the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Indenture Trustee; and continuously indicating by book-entry that such security entitlement is credited to the Indenture Trustee's securities account; and by the Indenture Trustee continuously indicating by book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Trust Account; and/or

       (2) In the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over any such assets in the Trust Accounts to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof.

In each case of delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

         "Determination Date" means, for each Collection Period, the fifteenth calendar day prior to the related Payment Date, or if the fifteenth day is not a Business Day, the next following Business Day.

         "Eligible Bank" means any depository institution with trust powers (including the Owner Trustee and the Indenture Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (i) has a long-term unsecured debt rating of at least A2 from Moody's and A from Standard & Poor's or (ii) is approved by the Insurer and each Rating Agency. The initial Indenture Trustee is deemed an Eligible Bank.

         "Eligible Account" shall mean a segregated non-interest bearing trust account or accounts maintained with (A) an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long term debt obligations of which institution shall be rated AA- or higher by Standard & Poor's and Aa3 or higher by Moody's and in the highest short term rating category by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking

TRUST AND SERVICING AGREEMENT


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

laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved by the Insurer and each of the Rating Agencies by written notice to the Indenture Trustee and the Collateral Agent, (B) a chartered depository institution acceptable to each Rating Agency and the Insurer, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity or (c) the initial Indenture Trustee.

         "Eligible Investment" means any of the following:

                  (a) (i) direct interest-bearing obligations of, and interest-beating obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated AAA by Standard & Poor's and Aaa by Moody's;

                  (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities); provided that the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated A-l+ by Standard & Poor's and P-1 by Moody's;

                  (c) repurchase obligations pursuant to a written agreement (1) with respect to any obligation described in clause (i) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation, and (2) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated A-l+ by Standard & Poor's and P-1 by Moody's (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in its commercial capacity);

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated AAA by Standard & Poor's and Aaa by Moody's at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the related Trust Account to exceed 10% of the Eligible Investments held in the related Trust Account (with Eligible Investments in the related Trust Account valued at par);

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

                  (e) commercial paper that (1) is payable in United States dollars and (2) is rated at least A-1+ by Standard & Poor's and P-1 by Moody's;

                  (f) any money market fund (including those owned, operated or managed by the Indenture Trustee) that has been rated Aaa by Moody's and AAAm or AAAm-G (without an "r" script) by Standard & Poor's and numerical gradations within such rating category (or the equivalent long-term rating of such Rating Agency) for such money market funds; and

                  (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and the Insurer (so long as the Insurer is the Controlling Party) and has been rated Aaa by Moody's and AAA by Standard & Poor's or rated P-1 by Moody's and A-l+ by Standard & Poor's).

         Any of the foregoing Eligible Investments may be purchased from, by or through the Owner Trustee or the Indenture Trustee, or any of their respective Affiliates.

         "Eligible Servicer" means BVAC, Deutsche Bank Trust Company Americas, Systems and Services Technologies, Inc. or another Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and
(iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Servicer Default" means an event specified in Section 14.01.

         "Financed Vehicle" means a new or used automobile, light-duty truck, sport utility vehicle or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements that are described in Statement on Auditing Standards No. 69 "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles in the Independent Auditor's Report" that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

         "Holder"--see "Certificateholder."

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

         "Indemnification Agreement" means the Indemnification Agreement, dated as of August 14, 2003 among BVAC, the Underwriters and the Insurer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Indenture" means the Indenture dated as of August 1, 2003 between the Trust and the Indenture Trustee, which provides for the issuance of the Notes as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Indenture Trustee" means Deutsche Bank Trust Company Americas in its role as Indenture Trustee under the Indenture and its permitted successors and assigns.

         "Indenture Trustee Fee" means the fees and expenses payable on each Payment Date to the Indenture Trustee in consideration for the performance of its duties as Indenture Trustee, Back-up Servicer and Collateral Agent as set forth in the fee letter agreement dated August 14, 2003.

         "Indenture Trustee Office" means the office of the Indenture Trustee at which its business as Indenture Trustee under the Indenture shall be administered, which office is presently located at 60 Wall Street, MS NYC 60-2606, New York, New York 10005; Attention: Corporate Trust and Agency Services, telecopy (212) 797-8606 or at such other address as the Indenture Trustee may designate from time to time by notice to the Owner Trustee, the Servicer and the Noteholders.

         "Independent Accountants" means a firm of certified public accountants that is Independent and is acceptable to the Insurer.

         "Initial Reserve Account Deposit" means $0.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such petition, decree or order remaining unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against BVAC, the Transferor or the Issuer, the commencement,

TRUST AND SERVICING AGREEMENT
after the date hereof, of any proceedings by or against BVAC, the Transferor or the Issuer for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to BVAC, the Transferor or the Issuer.

         "Insolvency Proceeds" means the proceeds, after all payments and reserves from the sale of the assets of the Trust upon the dissolution of the Trust because of an insolvency of the Transferor.

         "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of August 1, 2003, among the Insurer, the Transferor, the Issuer, BVAC and the Spread Account Depositor as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Insurance Agreement Event of Default" means an Event of Default (as such term is defined in the Insurance Agreement).

         "Insurance Policies" means any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor's single interest physical damage insurance policy relating to the Receivables, the Financed Vehicles or the Obligors.

         "Insurer" means Financial Security Assurance, Inc., a New York monoline insurance company.

         "Insurer Default" means the existence and continuance of any of the following:

                  (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms; or

                  (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

         "Insurer Optional Deposit" has the meaning ascribed thereto in Section
5.18 of the Indenture.

TRUST AND SERVICING AGREEMENT

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

         "Interest Advance Amount" with respect to a simple interest Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to 30 days of interest upon the Principal Balance of such Receivable as of such date; and, with respect to a Precomputed Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to that portion of the earliest delinquent Scheduled Payment allocable to interest (using the actuarial or constant yield method).

         "Interest Shortfall" means, as to any Simple Interest Receivable as of the last day of any Collection Period, the amount, if any, by which (a) interest due on such Receivable exceeds (b) the Collected Interest on such Receivable. "Interest Shortfall" with respect to a Precomputed Receivable as of the last day of any Collection Period means the amount, if any, by which the portion of the Scheduled Payment due during such Collection Period allocable to interest (using the actuarial or constant yield method) exceeds the Collected Interest on such Receivable (computed using the same method except that the amount of Collected Interest in respect of Precomputed Receivables shall be increased by giving effect to the withdrawal for the related Payment Date of any previously received Scheduled Payments in respect of such Receivable from the Payahead Account in accordance with Sections 8.05(b) and 9.10 hereof).

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable or related Financed Vehicle by operation of law.

         "Liquidation Proceeds" means the monies collected from whatever source, including, but not limited to, insurance proceeds and tax rebates/refunds, during a Collection Period on a Charged-Off Receivable, net of the sum of (i) any out-of-pocket expenses reasonably incurred by the Servicer in enforcing such Charged-Off Receivable plus (ii) any amounts required by law to be remitted to the related Obligor.

         "Lock-Box" means the post-office box or boxes, to be established by BVAC, as the initial Servicer, and maintained pursuant to this Agreement and the Lock-Box Agreement, into which the Servicer shall direct each Obligor under each Receivable to forward all payments in respect of such Receivable.

         "Lock-Box Account" means the segregated account or accounts designated as such, established and maintained by the Servicer in accordance with this Agreement and the Lock-Box Agreement (or if the Standby Servicer is acting as Servicer hereunder any such replacement Lock-Box Account approved by the Insurer, in its sole and absolute discretion).

         "Lock-Box Agreement" means the Lock-Box Agreement, dated as of November 13, 2002, among BVAC, Bay View Securitization Corporation, Bay View 2002-LJ-1 Owner Trust, Bay View 2003-LJ-1 Owner Trust, Deutsche Bank Trust Company Americas and the Lock-Box Processor, as further amended, modified or supplemented from time to time in accordance with the terms thereof, unless such agreement shall be terminated in accordance with its terms or the terms hereof or unless a replacement Lock-Box Agreement has been entered into in accordance with the terms hereof, in which event "Lock-Box Agreement" shall mean such other agreement,

TRUST AND SERVICING AGREEMENT
in form and substance acceptable to the Insurer, in its sole and absolute discretion, among BVAC, the Trust, the Lock-Box Processor and the Indenture Trustee.

         "Lock-Box Bank" means, initially, Commerce Bank, N.A., or any replacement or additional depository institution named by the Servicer (or if SST is then acting as Servicer, named by SST) and acceptable to the Insurer, in its sole discretion, at which a Lock-Box Account is established and maintained in accordance with the terms of this Agreement and the Lock-Box Agreement.

         "Lock-Box Collection Percentage" has the meaning ascribed thereto in the Spread Account Agreement.

         "Lock-Box Processor" means, initially, Commerce Bank, N.A., or any replacement or subcontracted Lock-Box Processor named by the Servicer (or if SST is then acting as Servicer, named by SST) and acceptable to the Insurer, in its sole discretion, who acts as the processor of the payments received in respect of the Receivables in the Lock-Box in accordance with the Lock-Box Agreement.

         "Modified Scheduled Receivable" means any Receivable which is not a Charged-Off Receivable and as to which the related Obligor shall have been declared bankrupt with the result that such Obligor's periodic Scheduled Receivable Payment amount has been reduced pursuant to an order of the bankruptcy court.

         "Modified Scheduled Receivable Payment" means, with respect to any Modified Scheduled Receivable, the amount of such reduced periodic Scheduled Receivable Payment.

         "Moody's" means Moody's Investors Service, Inc., and its successor and assigns.

         "Notes" mean the Notes issued by the Trust pursuant to the Indenture.

         "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by BVAC, the Transferor or the Servicer.

         "Officers' Certificate" means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the controller of BVAC, the Transferor or the Servicer, as the case may be; provided that no individual shall sign in a dual capacity.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Transferor and/or Servicer, which counsel shall be acceptable to the Owner Trustee.

         "Original Pool Balance" means $193,287,508.30.

         "Outstanding Advances" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

TRUST AND SERVICING AGREEMENT

         "Owner Trustee" means Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

         "Owner Trustee's Certificate" means a certificate completed and executed by the Owner Trustee by a Responsible Officer pursuant to Section 15.05, substantially in the form of, in the case of an assignment to BVAC,
Exhibit 1, and in the case of an assignment to the Servicer, Exhibit 2.

         "Owner Trustee Fee" means the fees and expenses payable on each Payment Date to the Owner Trustee in consideration for the performance of its duties as Owner Trustee as set forth in the fee letter agreement dated August 14, 2003.

         "Payahead" on a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 8.05(b) with respect to such Receivable.

         "Payahead Account" means the account designated as such, established and maintained pursuant to Section 9.10.

         "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 8.05(b) and 8.07 of the Indenture.

         "Payment Date" means, for each Collection Period, the twenty-fifth calendar day of the month or, if such day is not a Business Day, the first Business Day thereafter. The first Payment Date shall be September 25, 2003.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Policy" means the financial guaranty insurance policy No. 51441-N issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Insurance Agreement, including any endorsements thereto.

         "Policy Claim Amount" shall have the meaning set forth in Section 9.03(a) of the Indenture.

         "Policy Expiration Date" means the date on which the Notes have been paid in full and all outstanding Reimbursement Obligations and other amounts due to the Insurer have been paid in full and the Term Of This Policy (as defined in the Policy) has expired.

         "Pool Balance" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for purposes of determining Monthly Principal, the

TRUST AND SERVICING AGREEMENT

Principal Balance of a Charged-Off Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by BVAC) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Charged-Off Receivable or a Purchased Receivable that is actually purchased or repurchased.

         "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances, the sum of monthly balances, the rule of 78's or any equivalent method.

         "Premium" has the meaning ascribed thereto in the Premium Letter.

         "Premium Letter" means the premium letter, dated August 14, 2003 among the Insurer, BVAC, the Transferor, the Trust and the Indenture Trustee.

         "Prepayment Charges," means, with respect to a Precomputed Receivable that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed in accordance with the actuarial or constant yield method.

         "Principal Balance" of a Simple Interest Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus that portion of all payments received on or before the close of business on such last day allocable to principal of such Receivable. "Principal Balance" with respect to a Precomputed Receivable, as of the close of business on the Cut-off Date, means the gross principal balance of such Receivable on the records of the Servicer, net of unearned or accrued interest reflected therein, and as of the close of business on the last day of a Collection Period, means the Principal Balance as of the Cut-off Date minus that portion of all Scheduled Payments received with respect to such Receivable in respect of such Collection Period and all prior Collection Periods allocable to principal of such Receivable using the actuarial or constant yield method.

         "Purchase Agreement" means the Purchase Agreement dated as of the date hereof by and between the Transferor and BVAC, as amended, supplemented or modified from time to time in accordance with the terms thereof.

         "Purchase Amount" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

         "Purchased Receivable" means a Receivable purchased by the Servicer pursuant to Section 8.10 or repurchased by BVAC pursuant to Section 7.02 or
Section 8.08 not later than the respective dates required thereby.

         "Rating Agency" means each of Moody's and Standard & Poor's and their successors and assigns.

TRUST AND SERVICING AGREEMENT

         "Receivable" means any simple interest or pre-computed (add-on) interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to this Agreement.

         "Receivable Files" means the documents specified in the Custodian Agreement.

         "Receivables" means those Receivables conveyed to the Trust by the Transferor listed as of the Cut-off Date in Schedule A hereto.

         "Recoveries" means, with respect to a Charged-off Receivable and for any Collection Period occurring after the Collection Period during which such Receivable becomes a Charged-off Receivable, all payments, including insurance proceeds, that the Servicer received from or on behalf of an Obligor regarding such Charged-off Receivable, or from liquidation of the related Financed Vehicle, net of any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Charged-off Receivable.

         "Reimbursement Obligations" means, with respect to each Payment Date, any amounts due to the Insurer under the terms hereof, the Indenture, the Insurance Agreement or the Premium Letter and with respect to which the Insurer has not been previously paid whether or not BVAC is obligated to pay such amounts.

         "Requisite Amount" has the meaning ascribed thereto in the Spread Account Agreement.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 8.08.

         "Responsible Officer" means, when used with respect to the Owner Trustee, any officer within the Corporate Trust Office (or any successor group of the Owner Trustee) including any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Scheduled Receivable Payment" on any Receivable (other than a Modified Scheduled Receivable) means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance over the term of the Receivable and to provide interest at the APR based on a 365-day year over the actual number of days elapsed, and with respect to a Modified Scheduled Receivable, the applicable Modified Scheduled Receivable Payment; provided, however, that with respect to a Precomputed Receivable such interest amount shall be determined on the basis of the actuarial or constant yield method.

         "Secured Parties" means each of the Indenture Trustee, the Noteholders and the Insurer pursuant to the Indenture.

         "Securities" means the Notes and the Certificate.

TRUST AND SERVICING AGREEMENT

         "Servicer" means Bay View Acceptance Corporation, a Nevada corporation, in its capacity as the servicer of the Receivables and each successor to Bay View Acceptance Corporation (in the same capacity) pursuant to Section 13.03 or 14.03; provided that, if the Servicer has been removed pursuant to Section 8.04 or Section 14.03 hereof, "Servicer" shall mean the Standby Servicer or such other Person appointed as the successor Servicer pursuant to Section 14.03 hereof. If the Standby Servicer has been removed as Servicer pursuant to Section
14.03 hereof, "Servicer" shall mean the Back-up Servicer, acting through an agent, or such other Person appointed as the successor Servicer pursuant to
Section 14.03 hereof.

         "Servicer Extension Notice" means the notice delivered pursuant to
Section 8.04 hereof.

         "Servicer Fee" means the sum of the Servicing Fee and the Supplemental Servicing Fee and all reasonable out-of-pocket expenses of the Servicer (which expenses shall not exceed the sum of $50,000 per Servicer in the aggregate over the term of the Notes).

         "Servicer Fee Rate" shall be 1/12th of 1.0% payable monthly.

         "Servicer's Certificate" means a certificate completed and executed by the chairman of the board, the vice chairman, the president, any vice president, the treasurer, any assistant treasurer, the chief financial officer, the secretary, any assistant secretary, the controller, or any assistant controller of the Servicer pursuant to Section 8.12 hereof.

         "Servicing Fee" means, for any Collection Period, a fee payable to the Servicer for services rendered during such Collection Period, which shall be the product of (i) the Servicer Fee Rate and (ii) the aggregate Principal Balance of the Receivables as of the first day of such Collection Period.

         "Simple Interest Receivable" means any Receivable which provides for equal monthly payments, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time on the basis of a 365-day year over the actual number of days elapsed.

         "Spread Account" means the account designated as such, established and maintained pursuant to Section 3.01 of the Spread Account Agreement.

         "Spread Account Agreement" means the Master Spread Account Agreement, dated as of September 1, 2002, among the Insurer, the Spread Account Depositor, the Indenture Trustee and Collateral Agent, as supplemented by Series 2003-LJ-1 Supplement to Spread Account Agreement, dated as of August 1, 2003, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Spread Account Depositor" means Bay View 2002-LJ-I Funding Trust, a Delaware statutory trust, and its successors.

         "Spread Account Depositor Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Spread Account Depositor Trust Agreement, its successors in interest or any successor owner trustee thereunder.

TRUST AND SERVICING AGREEMENT

         "Spread Account Depositor Trust Agreement" means the trust agreement dated as of September 1, 2002, between Bay View Securitization Corporation, a Delaware corporation, and the Spread Account Depositor Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Spread Account Initial Deposit" is equal to $3,962,393.00.

         "SST" means Systems & Services Technologies, Inc., and its successors and assigns.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc.

         "Standby Servicer" means SST in its capacity as Standby Servicer or such Person as shall have been appointed Standby Servicer pursuant to Section
8.03 hereof.

         "Standby Servicer Default" has the meaning ascribed thereto in Section
14.02 hereof.

         "Standby Servicer Fee" means, for any Collection Period, the fee payable to the Standby Servicer for services rendered during such Collection Period, which shall be equal to the amount determined in accordance with Schedule C attached hereto. If the Standby Servicer shall have taken on the role as Servicer hereunder, its compensation shall be equal to the amount determined in accordance with Schedule C attached hereto as successor Servicer, and it shall not be entitled to a Standby Servicer Fee.

         "Standby Servicer Fee Rate" means, with respect to any Payment Date, the amount, expressed as a percentage, determined by dividing (i) the Standby Servicer Fee for such Payment Date and (ii) the outstanding Principal Balance of the Receivables as of the first day of the immediately preceding Collection Period.

         "State" means (i) any state of the United States of America or (ii) the District of Columbia.

         "Stock Pledge Agreement" means the Stock Pledge and Collateral Agency Agreement, dated as of August 1, 2003, among BVAC, as pledgor, the Insurer and the Collateral Agent.

         "Supplemental Servicing Fee" has the meaning set forth in Section 8.11(a) hereof.

         "Transfer and Contribution Agreement" means the Transfer and Contribution Agreement, dated as of August 1, 2003, between the Bank and BVAC pursuant to which the Bank contributed and transferred all of its right, title and interest, if any, in, to and under the Receivables and the related Transferred Property.

         "Transferor" means Bay View Transaction Corporation, a Delaware corporation, in its capacity as the transferor of the Receivables under this Agreement, and each successor to Bay View Transaction Corporation (in the same capacity) pursuant to Section 12.03.

         "Transition Costs" means reasonable costs and expenses (including attorneys' fees and expenses) incurred by and payable by the predecessor Servicer, or to the extent not so paid, by

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                                       21
the Issuer, to the extent of Available Funds, pursuant to Section 8.05(a) of the Indenture, to the successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise) from the Servicer to such successor Servicer, including, without limitation, costs and expenses incurred in connection with transferring the Receivable Files and amending this Agreement to reflect the transfer of servicing, which shall be approved in writing by the Insurer; provided, however, that in no event shall the Transition Costs exceed $200,000 without the prior written consent of the Controlling Party.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trigger Event" means any of the events identified as such in the Spread Account Agreement.

         "Trust" means the Delaware statutory trust created by this Agreement, the estate of which shall generally comprise the Trust Property.

         "Trust Accounts" means the Collection Account, the Lock-Box Account, the Payahead Account and the Reserve Account.

         "Trust Property" has the meaning set forth in Section 3.01 hereof.

         "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

         SECTION 2.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         SECTION 2.03 Cut-off Date and Record Date. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Closing Date.

         SECTION 2.04 Section References. All Section references in this Agreement shall be to Sections in this Agreement unless otherwise specified.

         SECTION 2.05 Compliance Certificates. Upon any application or request by the Transferor, the Servicer, the Back-up Servicer or the Standby Servicer to the Indenture Trustee to take any action under any provision herein, such requesting party shall furnish to the Indenture Trustee and the Insurer (so long as the Insurance Agreement has not terminated), an Officer's Certificate stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with, except that in the case of any other such application or request as to which the furnishing of such documents is specifically required by any provision of

TRUST AND SERVICING AGREEMENT
this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Every certificate with respect to compliance with a condition or covenant provided herein shall include a statement that each individual signing such certificate has read such covenant or condition and the definitions and other provisions herein relating thereto.

         SECTION 2.06 Directions. Any direction required to be given by the Noteholders shall be given hereunder by the Insurer, unless an Insurer Default shall have occurred and be continuing or the Policy shall have expired in accordance with its terms, in which case the Indenture Trustee, acting at the direction of the Majority Noteholders, shall be entitled to give such direction.

         SECTION 2.07 Calculations. All calculations of the amount of the Servicing Fee, the Standby Servicer Fee, the Indenture Trustee Fee and the Owner Trustee Fee shall be made on the basis of a 360-day year consisting of twelve thirty-day months. All references to the Principal Balance of a Receivable as of the last day of a Collection Period shall refer to the close of business on such day.

         SECTION 2.08 Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken or consented to by Noteholders, any Note registered in the name of the Issuer, the Transferor, the Servicer or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account in determining whether the requisite interest necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded.

         SECTION 2.09 Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer or Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Policy. Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable or the interest therein of the Issuer, the Noteholders or the Insurer (or any similar or analogous determination), such determination shall be made by the Controlling Party in its sole discretion.

                                   ARTICLE III

                            CONVEYANCE OF RECEIVABLES

         SECTION 3.01 Conveyance of Receivables. In consideration of the Trust's issuance of, and the Owner Trustee's delivery of, the Certificate to, or at the direction of, the

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                                       23

Transferor and the proceeds to be realized by the Trust from the issuance of the Notes pursuant to the Indenture to the Transferor, the Transferor does hereby sell, transfer, assign, and otherwise convey to the Trust, in trust without recourse (subject to the obligations herein):

              (i) all right, title, and interest of the Transferor in and to the Receivables listed in Schedule A hereto;

              (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;

              (iii) any proceeds from claims and other amounts relating to Insurance Policies and other items financed under the Receivables or otherwise covering an Obligor or a Financed Vehicle;

              (iv)   any Liquidation Proceeds;

              (v) all property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been or may be acquired pursuant to the liquidation of the Receivable;

              (vi) the interest of the Transferor in any proceeds from recourse to Dealers relating to the Receivables;

              (vii)  all documents contained in the Receivable Files;

              (viii) all monies paid on the Receivables and all monies due thereon, including Accrued Interest after the Cut-off Date;

              (ix) all right, title and interest of the Transferor pursuant to this Agreement and pursuant to the Purchase Agreement, including, without limitation, a direct right to cause BVAC to purchase Receivables from the Trust upon the occurrence of a breach of any of the representations and warranties contained in Section 3.02(b) of the Purchase Agreement or the failure of BVAC to timely comply with its obligations pursuant to Section 5.06 of the Purchase Agreement;

              (x) all rights of the Transferor pursuant to the Transfer and Contribution Agreement; and

              (xi)   all proceeds of the foregoing.

         The Transferor does hereby further assign, convey, pledge and grant a security interest in (i) any and all other right, title and interest, including any beneficial interest the Transferor may have in the Trust Accounts and the funds deposited therein, and (ii) any proceeds of any of the foregoing, to the Owner Trustee and for the benefit of the Noteholders to secure amounts payable to Noteholders as provided under this Agreement. The Transferor acknowledges that all of the foregoing shall constitute the "Trust Property" and the Transferor hereby consents to the pledge

TRUST AND SERVICING AGREEMENT
by the Trust of all of such assets to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture.

                                   ARTICLE IV

                              ACCEPTANCE BY TRUSTEE

         SECTION 4.01 Acceptance by Trustee. The Owner Trustee does hereby accept on behalf of the Trust all of the Trust Property conveyed by the Transferor pursuant to Article III, and declares that the Owner Trustee shall hold such Trust Property, upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.

                                   ARTICLE V

                  INFORMATION DELIVERED TO THE RATING AGENCIES

         SECTION 5.01 Information Delivered to the Rating Agencies.

                  (a) The Servicer hereby expresses its intention to deliver promptly to each Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Owner Trustee, the Indenture Trustee and the Insurer pursuant to Section 8.12, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of default that it delivers to the Indenture Trustee or the Owner Trustee pursuant to Section 8.13, (iii) delinquency and loss information for the Receivables, written notice of any merger, consolidation, or other succession of the Servicer, pursuant to Section 13.03, or the Transferor, pursuant to Section 12.03, (iv) a copy of each amendment to this Agreement and (v) any Opinion of Counsel delivered to the Owner Trustee pursuant to Section 17.02(i) hereof.

                  (b) The Owner Trustee hereby expresses its intention to deliver promptly to each Rating Agency (i) a copy of each annual certified public accountant's report received by the Owner Trustee pursuant to Section 8.14, (ii) a copy of each amendment to this Agreement and (iii) a copy of the notice of termination of the Trust provided to the Owner Trustee pursuant to Section 16.01.

                  (c) For purposes of delivery pursuant to paragraphs (a) and
         (b) of this Article V, the addresses for the Rating Agencies are:

                             Structured Finance/Asset Backed Surveillance Group Standard & Poor's Rating Services, a Division of
                               The McGraw-Hill Companies, Inc.
                             55 Water Street, 40th Floor
                             New York, New York 10041-0003

TRUST AND SERVICING AGREEMENT

                             Moody's Investors Services, Inc.
                             Attention:  ABS Monitoring Department
                             4th Floor
                             99 Church Street
                             New York, New York 10007

                  (d) The provisions of this Article V are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Owner Trustee to comply with any or all of the provisions of this
         Article V shall not constitute an Event of Servicer Default or a default of any kind under this Agreement or make any remedy available to any Person.

                                   ARTICLE VI

                                AGENT FOR SERVICE

         SECTION 6.01 Agent for Service. The agent for service for the Transferor shall be Joseph J. Catalano, Vice President of the Transferor. Any and all service on the agent for service of the Transferor shall be sent to Bay View Transaction Corporation, 1840 Gateway Drive, San Mateo, California 94404 or such other address as the Transferor shall provide notice thereof pursuant to Sections 17.02(c) or 17.05.

         The agent for service for BVAC shall be Joseph J. Catalano, Vice President of the Servicer. Any and all service on the agent for service of the Servicer shall be sent to Bay View Acceptance Corporation, 1840 Gateway Drive, San Mateo, California 94404, or such other address as BVAC shall provide notice thereof pursuant to Section 17.02(c) or 17.05.

         A copy of any service of process served on the Transferor or BVAC hereunder shall also be sent to the Indenture Trustee, the Insurer and the parties to receive notices on behalf of the Transferor or BVAC, as the case may be, under Section 17.05 of this Agreement.

                                   ARTICLE VII

                                 THE RECEIVABLES

         SECTION 7.01 Representations and Warranties of Transferor.

                  (a) Pursuant to Article III, the Transferor has assigned to the Trust the benefit of, and its rights respecting, the representations and warranties made to the Transferor in the Purchase Agreement as to the Receivables on which the Trust relies in accepting the Receivables in trust and executing and authenticating the Notes and executing and delivering the Indenture and on which the Insurer will rely in issuing the Policy. The Transferor agrees that the representations shall also be for the benefit of the Secured Parties to the same extent as if each of such representations and warranties were fully set forth herein, including, without limitation, the representations and warranties set forth in Sections 3.01 and 3.02 of the Purchase Agreement. Such representations and warranties

TRUST AND SERVICING AGREEMENT
         speak as of the execution and delivery of the Purchase Agreement but shall survive the sale, transfer, and assignment of the Receivables to the Trust and the pledge of the Receivables to the Indenture Trustee.

                  (b) The Transferor hereby represents and warrants to the Trust that it has entered into the Purchase Agreement with BVAC, that BVAC has made the representations and warranties set forth therein, that such representations and warranties run to and are for the benefit of the Transferor, and that pursuant to Article III of this Agreement the Transferor has transferred and assigned to the Trust all rights of the Transferor to cause BVAC under the Purchase Agreement to repurchase Receivables in the event of a breach of such representations and warranties.

                  (c) The foregoing provisions of this Section 7.01 are intended to grant the Trust and its assignees a direct right against BVAC to demand performance of its obligations under the Purchase Agreement.

                  (d) It is the intention of the Transferor that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables and the other Trust Property from the Transferor to the Trust and that the Receivables and the other Trust Property not be part of the bankruptcy estate in the event of the bankruptcy of the Transferor. In the event that a court of competent jurisdiction were to conclude that the transfer of Receivables or the other Trust Property constitutes a grant of a security interest rather than a sale of the Receivables, the other Trust Property and the proceeds thereof, this Agreement and the transactions provided for herein shall be deemed to constitute a grant by the Transferor to the Trust of a valid continuing first priority security interest in the Receivables, the other Trust Property and the proceeds thereof. No Receivable or other item of Trust Property has been sold, transferred, assigned, or pledged by the Transferor to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to each Receivable and the other Trust Property, free and clear of all Liens, and, immediately upon the transfer thereof, the Trust (for the benefit of the Certificateholder and the Secured Parties pursuant to the Indenture) shall have good and marketable title to each Receivable and the other Trust Property, free and clear of all Liens and rights of others, except for the rights of the Certificateholder, the Noteholders and the Insurer; and the transfer has been perfected under the UCC. On or prior to the Closing Date, all filings (including, without limitation UCC filings) necessary in any jurisdiction to give the Trust and its assignees a first priority perfected ownership interest in the Receivables and the other Trust Property shall have been made.

         SECTION 7.02 Repurchase Upon Breach. Each party hereto shall inform the other parties hereto and the Insurer promptly, in writing, upon the discovery of any breach of the representations and warranties contained in Section 3.02 of the Purchase Agreement and assigned to the Trust hereunder or upon the discovery that any Receivable has been materially and adversely affected because a court has determined that a Receivable is not perfected by a first priority perfected security interest in the related Financed Vehicle in favor of the Indenture Trustee. Unless the breach or failure to perfect shall have been cured by the last day of the first full Collection Period, following the discovery, the Transferor shall cause BVAC, pursuant to its

TRUST AND SERVICING AGREEMENT
obligations under the Purchase Agreement to repurchase any such Receivable if such Receivable or the interest therein of the Issuer, the Noteholders, the Certificateholder or the Insurer is materially and adversely affected by any such breach or failure to perfect as of the last day of the first full Collection Period. In consideration of the purchase of the Receivable, BVAC shall remit the Purchase Amount, in the manner specified in Section 9.04. As required under Section 3.03 of the Purchase Agreement, the Transferor shall cause the Seller to indemnify the Owner Trustee, the Issuer, the Indenture Trustee, the Insurer, the Back-up Servicer, the Collateral Agent, the Standby Servicer, the Servicer, the Noteholders, the Certificateholder and their respective officers, directors and employees against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of claims arising out of the events or facts giving rise to such repurchase. Notwithstanding the foregoing, BVAC shall not be required to remit the Purchase Amount in the manner specified in this Section 7.02 with respect to any Receivable repurchased or subject to repurchase by BVAC pursuant to Section
8.08 for the reasons specified in Section 8.08. This repurchase obligation shall not apply to the Standby Servicer or the Back-up Servicer acting as successor Servicer.

         SECTION 7.03 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, for the benefit of the Trust and the Indenture Trustee, to act as the agent of the Trust as custodian in accordance with the Custodian Agreement.

         SECTION 7.04 Duties of Servicer as Custodian.

                  (a) Safekeeping. In accordance with the Custodian Agreement, the Servicer, in its capacity as custodian, shall segregate and hold the Receivable Files on behalf of the Trust for the use and benefit of the Trust, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trust to comply with this Agreement and the other Basic Documents to which it is a party. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automobile receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trust to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Insurer, Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at its office specified in Schedule B to this Agreement, or at such other office as shall be specified to the Owner Trustee, the Insurer and the Indenture Trustee by prior written notice. The Servicer shall make available to the Insurer, the Owner Trustee and the Indenture Trustee and their duly authorized representatives, attorneys, or auditors a list of locations of the Receivables, the Receivable Files, and the related accounts,

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         records, and computer systems maintained by the Servicer at such times as the Insurer, the Owner Trustee or the Indenture Trustee, as applicable, shall instruct.

                  (c) Custodian Agreement. To the extent that there is a conflict between this Agreement and the Custodian Agreement with respect to the duties and obligations of the Custodian, the terms of the Custodian Agreement shall control.

                  (d) Standby Servicer as Custodian. The Standby Servicer shall only act as Custodian if it is simultaneously acting as successor Servicer pursuant to this Agreement. The Standby Servicer shall be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its duties as Custodian pursuant to this Section 7.04. in accordance with the provision of Section 8.05(a) of the Indenture.

         SECTION 7.05 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Owner Trustee on behalf of the Trust, the Indenture Trustee or the Insurer as set forth in the Custodian Agreement.

                                  ARTICLE VIII

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 8.01 Duties of Servicer.

                  (a) The Servicer (and any successor Servicer), for the benefit of the Trust and the Secured Parties, shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that servicers in the retail automotive financing industry customarily exercise with respect to all comparable receivables that they service for themselves or others and, to the extent more exacting, that the Servicer (or successor Servicer) exercises with respect to all comparable automobile receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, making Advances in accordance with the terms hereof, responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending monthly billing statements to Obligors, accounting for collections, and furnishing monthly and annual statements to the Owner Trustee, the Indenture Trustee and the Insurer with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer; provided, however, that the Servicer shall not materially change its servicing standards and procedures without the prior written consent of the Controlling Party. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables; provided, however, that notwithstanding the foregoing, the Servicer shall not release an Obligor

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         from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except (i) pursuant to an order from a court of competent jurisdiction,
         (ii) in accordance with its customary procedures or (iii) in accordance with Section 8.05. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Charged-Off Receivable, the Trust and the Indenture Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Indenture Trustee shall be deemed to have automatically assigned, solely for the purpose of collection. The Owner Trustee and the Indenture Trustee shall execute any documents prepared by the Servicer and delivered to the Trust for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (b) The Servicer, or a third party retained by Servicer (if BVAC is acting as the Servicer, at its expense, otherwise at the expense of the Trust), shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                  (c) The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Insurer from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee, the Indenture Trustee, the Collateral Agent or the Insurer shall reasonably request.

         SECTION 8.02 The Back-up Servicer.

                  (a) Prior to assuming any of the Servicer's rights and obligations and acting as successor Servicer hereunder, the Back-up Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the other Basic Documents.

                  (b) Subject to the Back-up Servicer's obligations pursuant to this Section 8.02, prior to assuming any of the Servicer's rights and obligations hereunder, the Back-up Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding any provision to the contrary, the Back-up Servicer, in its capacity as such, and not in its capacity as successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement so long as the Back-up Servicer performs in such capacity, and the parties shall look only to the Servicer to perform such obligations. The Back-up Servicer, in its capacity as such, and not in its capacity as successor Servicer, shall have

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         no responsibility or liability in connection with the perfection or maintenance of a security interest in the Receivables.

                  (c) Prior to assuming any of the Servicer's rights and obligations hereunder, the Back-up Servicer may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (d) Prior to assuming any of the Servicer's rights and obligations hereunder, the Back-up Servicer may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with any such written counsel, a copy of which has been furnished to the Indenture Trustee and the Insurer.

                  (e) Prior to assuming any of the Servicer's rights and obligations hereunder, the Back-up Servicer shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                  (f) Prior to assuming any of the Servicer's rights and obligations hereunder, the Back-up Servicer may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

                  (g) The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Back-up Servicer, whenever such acts or omissions occur or whenever such liability is imposed.

                  (h) Notwithstanding anything to the contrary herein, the Controlling Party shall have the right in its sole and absolute discretion to remove and replace the Back-up Servicer in accordance with Section 14.03. In the event that the Controlling Party exercises its right to remove and replace Deutsche Bank Trust Company Americas as Back-up Servicer, Deutsche Bank Trust Company Americas shall have no further obligation to perform the duties of the Back-up Servicer under this Agreement except as set forth in Section 13.02.

                  (i) On or before the fifth Business Day of each month, the Servicer will deliver to the Back-up Servicer a Computer Tape containing such information with respect to the Receivables as of the close of business on the last day of the immediately preceding Collection Period as is necessary for preparation of the Servicer's Certificate. In addition, the Servicer shall, if so requested by the Insurer (unless an Insurer Default shall have occurred and be continuing) deliver to the Back-up Servicer (i) within five (5) Business Days of demand therefore a Computer Tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in a format

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

         acceptable to the Back-up Servicer in connection with servicing the Receivables and (ii) within fifteen (15) Business Days of demand therefore a copy of such other information as is reasonably requested by the Insurer for the purpose of reconciling such discrepancies.

                  (j) The Back-up Servicer shall load the initial Computer Tape received from the Servicer pursuant to Section 8.02(e) hereof and confirm that such Computer Tape is in a readable form, and deliver to the Servicer and the Insurer a notice in substantially the form set forth as Exhibit C attached hereto. All other Computer Tapes will be stored by the Back-up Servicer in accordance with its customary practices.

                  (k) To the extent the Back-up Servicer and the Indenture Trustee are the same party, the Back-up Servicer may resign under this Agreement upon 90 days' prior written notice to the Servicer, the Insurer and the Standby Servicer, and only to the extent such party is also resigning or being removed as Indenture Trustee hereunder or under the Indenture.

         SECTION 8.03 The Standby Servicer.

                  (a) Prior to assuming any of the Servicer's rights and obligations hereunder, the Standby Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to any other Basic Document to which it is not a party.

                  (b) Subject to the Standby Servicer's obligations pursuant to this Section 8.03, prior to assuming any of the Servicer's rights and obligations hereunder, the Standby Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding any provision to the contrary, the Standby Servicer, in its capacity as such, and not in its capacity as successor Servicer, shall not be liable for any obligation of the Back-up Servicer or the Servicer contained in this Agreement so long as the Standby Servicer performs in such capacity, and the parties shall look only to the Servicer and the Back-up Servicer to perform such obligations.

                  (c) Prior to assuming any of the Servicer's rights and obligations hereunder, the Standby Servicer may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (d) Prior to assuming any of the Servicer's rights and obligations hereunder, the Standby Servicer may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or

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         omitted by it hereunder in good faith and in accordance with any such written counsel, a copy of which has been furnished to the Indenture Trustee and the Insurer.

                  (e) Prior to assuming any of the Servicer's rights and obligations hereunder, the Standby Servicer shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                  (f) Prior to assuming any of the Servicer's rights and obligations hereunder, the Standby Servicer may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

                  (g) The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Standby Servicer, whenever such acts or omissions occur or whenever such liability is imposed.

                  (h) Notwithstanding anything to the contrary herein, the Controlling Party shall have the right, with or without cause, to remove the Standby Servicer in its sole discretion and replace the Standby Servicer upon seven (7) days prior written notice. In the event that the Controlling Party exercises its right to remove and replace the Standby Servicer, such Person shall have no further obligation to perform the duties of the Standby Servicer under this Agreement except as set forth in Section 13.02.

                  (i) On or before the fifth Business Day of each month, the Servicer will deliver to the Standby Servicer a Computer Tape containing such information with respect to the Receivables as of the close of business on the last day of the immediately preceding Collection Period as is necessary for preparation of the Servicer's Certificate. The Standby Servicer shall use the Computer Tape to verify the information specified in Section 8.03(f)(ii) and (iii) contained in the Servicer's Certificate delivered by the Servicer, and the Standby Servicer shall certify to the Insurer that it has verified the Servicer's Certificate in accordance with this Section 8.03 and shall notify the Servicer, the Insurer and the Indenture Trustee of any discrepancies, in each case, on or before the related Deficiency Claim Date. Such notice shall be substantially in the form of Exhibit D attached hereto. In the event that the Standby Servicer reports any discrepancies, the Servicer and the Standby Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and payments with respect to the related Payment Date. In the event that the Standby Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, (i) the Standby Servicer will notify the Insurer and the Indenture Trustee, and (ii) the Servicer shall cause a firm of independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding

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

         Determination Date. In addition, the Servicer shall, if so requested by the Insurer (unless an Insurer Default shall have occurred and be continuing) deliver to the Standby Servicer (i) within five (5) Business Days of demand therefore a Computer Tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in a format acceptable to the Standby Servicer in connection with servicing the Receivables and (ii) within fifteen (15) Business Days of demand therefore a copy of such other information as is reasonably requested by the Insurer for the purpose of reconciling such discrepancies.

                  (j) The Standby Servicer shall review each Servicer's Certificate delivered pursuant to Section 8.03(e) and shall, based upon the information provided from the Servicer under Section 8.03(e):

                           (i) confirm that such Servicer's Certificate is
                  complete on its face;

                           (ii) load the Computer Tape received from the
                  Servicer pursuant to Section 8.03(e) hereof, confirm that such Computer Tape is in a readable form, and calculate the Principal Balance of the Receivables based on the aggregate Principal Balance of the Receivables as of the preceding Payment Date (as set forth in such Servicer's Certificate) and the principal portion of the Scheduled Receivable Payment or Modified Scheduled Receivable Payment for the Receivables (as set forth in such Servicer's Certificate) and compare such calculation to that set forth in the Servicer's Certificate (and give notice of any discrepancy to the Insurer); and

                           (iii) recalculate the Available Funds, the Class A-1
                  Monthly Interest, the Class A-2 Monthly Interest, the Class A-3 Monthly Interest, the Class A-4 Monthly Interest, the Class I Monthly Interest, the Monthly Principal, the Servicing Fee, the Standby Servicer Fee, the Indenture Trustee Fee, the Owner Trustee Fee, the amounts on deposit in the Spread Account, the Collection Account and the Payahead Account, the Premium, the Lock-Box Collection Percentage, the Average Delinquency Ratio, the Cumulative Default Rate and the Cumulative Net Loss Rate (as such percentage, ratio and such rates are defined in the Spread Account Agreement) in the Servicer's Certificate for such Determination Date, based solely on the balances and calculations specifically set forth in the Servicer's Certificate, and compare such recalculations to those set forth in the Servicer's Certificate. To the extent of any discrepancy, the Standby Servicer shall give notice thereof to the Insurer. The Standby Servicer's obligation shall be limited to the mathematical recalculation of the amounts set forth in this Section 8.03(f)(ii) and (iii) based on the Servicer's Certificate and Computer Tape.

         SECTION 8.04 Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 2003, which term may be extended by written notice delivered by the Insurer, so long as the Insurer is the Controlling Party, for successive three month periods ending on each successive three month period (or, pursuant to revocable written

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

standing instructions from time to time to the Servicer and the Indenture Trustee, extended for any specified number of terms greater than one), until the termination of the Issuer. If an Insurer Default shall have occurred and be continuing, such term will automatically be renewed unless the Majority Noteholders vote to remove the Servicer. Any such notice (including each notice pursuant to standing instructions, which, if delivered, shall be deemed delivered at the end of successive monthly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Insurer to the Indenture Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the date hereof and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. The Servicer's terms shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term. This Section shall not apply to the Back-up Servicer or the Standby Servicer.

         SECTION 8.05 Collection of Receivable Payments.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and, in any event, with no less degree of skill and care than would be exercised by a prudent servicer of similar motor vehicle retail installment sales contracts and installment sale loan and security agreements. Promptly after the Closing Date (but in any event within twenty (20) days after the Closing Date), the Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Lock-Box. If payments are modified or adjusted on a Receivable (provided that no such modification or adjustment may be made to the APR or the number or amounts of the Scheduled Receivable Payments) or are extended in the ordinary course of the Servicer's collection procedures (provided, that no extensions may be granted by the Servicer until at least six Scheduled Receivable Payments have been received by the Servicer under the related Receivable and thereafter only one extension not to exceed one month may be granted each twelve months; provided, further, that no more than three extensions shall be permitted on any Receivable; and provided, further, that not more than 1% (by Principal Balance of the Receivables as a percentage of the Pool Balance) may be extended during any Collection Period), and, as a result, any Receivable would be outstanding after the month immediately preceding the Final Maturity Date for the Class A-4 Notes or any such modification, adjustment or extension is in violation of the foregoing prohibitions, then the Servicer shall be obligated to purchase such Receivable pursuant to
         Section 8.10 (unless such Receivable is otherwise being purchased pursuant to Section 16.02). The Servicer may in its discretion waive any late payment charge or any other fees that it is entitled to retain under Section 8.11, or other fee (to the extent consistent with its credit and collection policy) that may be collected in the ordinary course of servicing a Receivable.

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                  (b) All allocations of payments with respect to a Simple
         Interest Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on a 365-day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a Simple Interest Receivable shall be applied first, in connection with the redemption of a Charged-off Receivable, to reimburse the Servicer for reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with such Receivable, second, to late charges and other fees, third, to the extent necessary to bring such Receivable current, to interest in accordance with the simple interest method and fourth, to principal in accordance with the simple interest method. All allocations of payments with respect to a Precomputed Receivable to principal or interest shall be made using the actuarial or constant yield method. Payments made by or on behalf of an Obligor on a Precomputed Receivable including any Payaheads previously made and added to the Payahead Balance with respect to such Precomputed Receivable shall be applied first, in connection with the redemption of a Charged-off Receivable, to reimburse the Servicer for reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with such Receivable, second, to late charges and other fees, third, to overdue Scheduled Receivable Payments. Next, any excess shall be applied to the Scheduled Receivable Payment and any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if such Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance. Notwithstanding the foregoing, no allocation pursuant to this Section 8.05(b) shall in any way alter or modify the payment priorities and rights and restrictions on Servicer reimbursement and compensation set forth in the Indenture.

         SECTION 8.06 Realization Upon Receivables.


                  (a) On behalf of the Trust and the Secured Parties the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers (provided, that if SST or the Back-up Servicer is performing the duties of Servicer hereunder, BVAC agrees to use commercially reasonable efforts to cooperate with SST in realizing upon such Dealer recourse, it being understood and agreed that neither the Back-up Servicer nor SST shall have any obligation to pursue such remedies absent such BVAC cooperation) and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses. After appropriate disposition of the Financed Vehicle, the Servicer shall also take such measures as it

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

         deems reasonable and appropriate to realize value in respect of any deficiency balance of the Receivable including pursuit of action on behalf of the Trust and/or the Secured Parties against the Obligor or public or private sale of the remaining interest of the Trust and/or the Secured Parties in such Receivable. If the Standby Servicer or the Back-up Servicer is the successor Servicer, it shall be reimbursed for all reasonable out-of-pocket expenses incurred in connection with this
         Section 8.06(a) and shall not be responsible for expenses incurred in connection with such powers of attorney necessary to satisfy its administrative and servicing duties hereunder.

                  (b) BVAC, as initial Servicer, agrees that within 45 days from the Closing Date, it shall make such filings and effect such notices as are necessary under Sections 9-310, 9-324(b) and 9-324(c) of the New York UCC (or comparable section of the UCC of any applicable state) to preserve the Trust's ownership interest (or security interest, as the case may be) and the security interest of the Indenture Trustee in any repossessed Financed Vehicles delivered for sale to Dealers.

                  (c) The Servicer agrees that at any time after the Closing Date there will be (i) no more than 10 repossessed Financed Vehicles in the aggregate delivered for sale to any Dealer and (ii) no more than 35 repossessed Financed Vehicles in the aggregate delivered for the sale to all Dealers with respect to which the actions referred to in paragraph (b) above have not been effected. The Servicer agrees that prior to delivering additional Financed Vehicles for sale to any such Dealer in excess of the limits set forth in (i) and (ii) above, it shall make such filings and effect such notices as are necessary under Sections 9-310, 9-324(b) and 9-324(c) of the New York UCC (or comparable section of the applicable UCC) to preserve its ownership interest (or security interest, as the case may be) in any such repossessed Financed Vehicle.

                  (d) Unless otherwise stated in this Agreement, the Servicer shall either use its best efforts to liquidate or, at its sole option, purchase each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Charged-Off Receivable either (i) by the end of the Collection Period preceding the Final Maturity Date for the Class A-4 Notes or (ii) if earlier, by the end of the Collection Period following the Collection Period during which such Receivable became a Charged-Off Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the Financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards. This purchase obligation shall not apply to any successor Servicer.

         SECTION 8.07 Physical Damage Insurance.

                  (a) The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle as of the date of execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming BVAC or the Bank as policyholder

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         (creditor) or loss payee and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by such extended service contract. The Servicer shall, in accordance with its customary servicing procedures, monitor such insurance coverage.

                  (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under the insurance policy referred to in Section 8.07(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Indenture Trustee, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies shall be deposited in the Collection Account pursuant to Section 9.03. The Servicer will endeavor to cause the related Obligor to obtain and maintain an insurance policy that complies with Section 8.07(a)(i). In no event shall the Servicer force place insurance on a Financed Vehicle.

         SECTION 8.08 Maintenance of Security Interests in Financed Vehicles.

                  (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained, and to maintain such security interest. The Trust hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. Any out-of-pocket expenses incurred by any successor Servicer in connection with any such re-perfection shall be reimbursable in accordance with the priorities set forth in Section 8.05(a) of the Indenture.

                  (b) (i) In accordance with the Custodian Agreement, by the third Business Day following the date (the "180 day notice date") which is 180 days following the Closing Date or, if such date is not a Business Day, on the next succeeding Business Day, the Indenture Trustee shall inform BVAC and the other parties to this Agreement and the Insurer of any Receivable listed on the exception list attached as Exhibit B to the Custodian Agreement provided to the Indenture Trustee on the Closing Date for which the related Receivable File on the 180 day notice date does not include a Certificate of Title (or such evidence of title as may be issued in any applicable jurisdiction as of the close of business on the date which is 180 days after closing). BVAC shall repurchase any such Receivable as of the last day of the Collection Period in which the date, which is 180 days following the Closing Date occurs, if the related Receivable File does not include a Certificate of Title as of the close of business on such 180th day (or such evidence of title as may be issued in any applicable jurisdiction) to the extent any such Receivable was not otherwise released or repurchased pursuant to Section 8.08(b)(v) below. In consideration of the purchase of such Receivable, BVAC shall remit the Purchase Amount in the manner specified in Section 8.10.

                  (ii) In accordance with the Custodian Agreement, by the third Business Day following the date (the "30 day notice date") which is 30 days following the Closing Date or, if such date is not a Business Day, on the next succeeding Business Day, the

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         Indenture Trustee shall inform BVAC and the other parties to this
         Agreement and the Insurer of any Receivable listed on the exception list attached as Exhibit B to the Custodian Agreement provided to the Indenture Trustee on the Closing Date due to a Receivable File which is missing a fully executed original of the related retail installment contract or retail installment loan contract, as applicable, which remains uncured by the close of business on the date which is 30 days following the Closing Date. BVAC shall repurchase any such Receivable within two Business Days after the date on which the Indenture Trustee delivers its report pursuant to this Section 8.08(b)(ii) to the extent any such Receivable was not otherwise released or repurchased pursuant to Section 8.08(b)(v) below. In consideration of the purchase of such Receivable, BVAC shall remit the Purchase Amount in the manner specified in Section 8.10.

                  (iii) On or before the Closing Date, the Indenture Trustee shall establish the Reserve Account at the direction of BVAC as a segregated non-interest bearing trust account in the name of the Trust for the benefit of the Secured Parties with the Indenture Trustee (at the Indenture Trustee Office) or another Eligible Bank. On the Closing Date, BVAC shall deposit the Initial Reserve Account Deposit into the Reserve Account. The Indenture Trustee shall, at the direction of BVAC, invest the amounts in the Reserve Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Reserve Release Date (as defined below) and shall hold such Eligible Investments to maturity; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments unless the Eligible Investment was a direct obligation of the Indenture Trustee or unless such loss was caused by the Indenture Trustee's negligence or willful misconduct (it being understood and acknowledged that no loss on any such Eligible Investment which was made in conformity with this Agreement and the instructions of the Transferor, shall be considered "caused by the Indenture Trustee's negligence or willful misconduct"). No investment may be sold prior to its maturity. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Indenture Trustee on behalf of the Noteholders, the Insurer and Certificateholder, as their interests may appear. The Indenture Trustee (or its custodian) shall at all times (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Indenture Trustee (or its custodian) or registered in the name of the Indenture Trustee and
         (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Indenture Trustee (or its custodian).

                  (iv) On or before the initial Reserve Release Date, the Indenture Trustee shall review the Receivables listed on the exception list attached as Exhibit E to this Agreement (the "Exception List") (in the manner required under the terms of the Custodian Agreement, as applicable) provided to the Indenture Trustee on the Closing Date and prepare an updated list, under cover of a certificate in substantially the form attached hereto as Exhibit F, as the same may be further updated as described below, (the "Updated Exception List") deleting those Receivable with respect to which the Indenture Trustee has reviewed the fully executed original of the Receivable with the fully executed assignment from the related Dealer and (a) a Certificate of Title (or such evidence of title

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         as may be issued in any applicable jurisdiction) as required under the terms of the Custodian Agreement or (b) a copy of a duly completed application of title with which has been filed in the appropriate jurisdiction. Thereafter, the Indenture Trustee shall continue to review the related Updated Exception List and prepare and certify a new Updated Exception List on or prior to the immediately succeeding Reserve Release Date. As used herein, the "Reserve Release Date" means, initially, the fourth Business Day following the Closing Date, and thereafter, each succeeding date occurring one week thereafter (provided, if such date is not a Business Day, the related Reserve Release Date shall be the Business Day immediately succeeding such date), or such earlier date or dates on which the Indenture Trustee may be prepared to release additional amounts from the Reserve Account (as evidenced by the preparation and certification by the Indenture Trustee of a new Updated Exception List with respect to such Reserve Release Date(s) and the delivery by BVAC of an instructional letter, acknowledged by the Insurer, with respect to such Reserve Release Date(s) in substantially the form attached hereto as Exhibit G), ending on and including the Final Reserve Date.

                  (v) On each Reserve Release Date, the Indenture Trustee shall release to BVAC (by wire transfer in immediate available funds) from the Reserve Account, the Reserve Release Amount relating to any Receivable which has been deleted from the Updated Exception List (or in the case of the first Reserve Release Date, the Exception List) with respect to such Reserve Release Date, as specified in an instructional letter from BVAC, acknowledged by the Insurer, in substantially the form attached hereto as Exhibit G. With respect to any Reserve Release Date and any Receivable, the "Reserve Release Amount" will be an amount equal to the Principal Balance of such Receivable as of the Cut-off Date as set forth on Exhibit E to this Agreement and the pro rata portion (based on the Principal Balance of the Receivables included on such list) of investment interest earned on the portion of the Reserve Account relating to such Receivable. To the extent a Receivable becomes a Charged-Off Receivable during a Collection Period while on the Exception List or an Updated Exception List or otherwise must be repurchased pursuant to Section 8.08(b)(i) or Section 8.08(b)(ii), the Indenture Trustee shall withdraw the Purchase Amount related to such Receivable from the Reserve Account on behalf of BVAC, in consideration of the purchase of such Receivable, and deposit such amount in the Collection Account not later than 11:00 a.m. (New York City time) on the related Determination Date. With respect to any Receivable described in the preceding sentence, neither the Transferor nor BVAC shall otherwise be required to remit the Purchase Amount in the manner specified in Section 7.02 or Section 8.10 with respect to any such Receivable so repurchased or otherwise removed from the Exception List or Updated Exception List.

                  (vi) Notwithstanding the foregoing, in the event that the conditions for release of funds set forth in Section 8.08(b)(v) have not been satisfied with respect to any Receivable on or before the date which is 180 days following the Closing Date as determined by the Indenture Trustee by the third Business Day following such 180th day (the "Final Reserve Date") or, if such date is not a Business Day, on the next succeeding Business Day, BVAC shall repurchase such Receivable in the manner specified in Section 8.08(b)(v) at the Purchase Amount related to such Receivable utilizing funds in the Reserve Account by withdrawing the aggregate Purchase Amount then due and

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         depositing such amount in the Collection Account. BVAC shall promptly remit any deficiency in the aggregate Purchase Amount in the manner specified in Section 8.10. Any amounts remaining in the Reserve Account after the payment of the aggregate Purchase Amount for such Receivables pursuant to this Section 8.08(b)(vi) shall be distributed to BVAC (by wire transfer in immediate available funds).

                      (vii) Notwithstanding any other provision in the Purchase Agreement or Trust Agreement, until the Final Reserve Date, the provisions of this Section 8.08(b) shall be the sole remedy with respect to Receivables set forth on Exhibit E to this Agreement and neither the Transferor nor BVAC shall otherwise be required to remit the Purchase Amount in the manner specified in Section 7.02 or Section
         8.10 with respect to such Receivables, solely due to any such Receivable having a deficiency in its Receivable File.

                  (c) Upon the occurrence of an Insurance Agreement Event of Default, the Servicer, at the written direction of the Insurer (if no Insurer Default shall have occurred and be continuing and the Insurance Agreement has not terminated), shall take or cause to be taken such reasonable action as may, in the opinion of counsel to the Insurer (which opinion shall not be an expense of the Insurer), be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer, the Noteholders and the Insurer by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Insurer, which opinion shall not be an expense of the Insurer, be necessary or prudent and shall deliver to the Indenture Trustee any Receivable File or portion thereof that has been released by the Indenture Trustee to the Servicer and is then in the possession of the Servicer, including any original certificates of title. The Servicer (so long as the Servicer is BVAC) shall, and if the Servicer has been removed, BVAC shall pay all costs and expenses related to such perfection or re-perfection (the "Reliening Expenses"). In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as it is the Controlling Party) instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Insurer, be necessary to perfect or reperfect the security interest in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer, including by amending the title documents of such Financed Vehicles to reflect the security interest of the Indenture Trustee in the related Financed Vehicle or by such other reasonable means as may, in the opinion of counsel to the Insurer, be necessary or prudent; provided, however, that if the Insurer requests (so long as it is the Controlling Party) that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Indenture Trustee in connection with such action shall be reimbursed to the Servicer or the Indenture Trustee, as applicable, by the Insurer.

                  (d) Notwithstanding anything to the contrary set forth in this Agreement or any of the other Basic Documents, if as a result of the dissolution of the Bank, the Indenture Trustee does not have a first priority perfected security interest in any Financed Vehicle securing a Receivable in which the related title documents list the Bank (or any variation of the Bank's name) as lienholder, BVAC shall promptly notify the Indenture

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         Trustee and the Insurer and shall be required, at the direction of the
         Insurer (or if the Insurer is no longer the Controlling Party, the Indenture Trustee), to take all actions (at BVAC's expense) necessary or desirable to perfect or re-perfect the security interest in any such Financed Vehicle in the name of the Indenture Trustee on behalf of the Issuer, the Noteholders and the Insurer, including, without limitation, amending the title documents of such Financed Vehicle; provided, that with respect to any certificate of title of a Financed Vehicle that is titled in the name of the Bank (or any variation of the Bank's name) in North Carolina, BVAC shall cause such certificate of title to be marked to reflect the security interest of the Indenture Trustee in such Financed Vehicle, at the expense of BVAC, on or prior to February 14, 2006.

         The Servicer hereby makes, constitutes and appoints the Indenture Trustee acting through its duly appointed officers or any of them, its true and lawful attorney, for it and in its name and on its behalf, for the sole and exclusive purpose of authorizing said attorney to execute and deliver as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to show the Indenture Trustee as lienholder or secured party on the certificate of title relating to a Financed Vehicle. BVAC, as initial Servicer, shall cause the Bank to deliver a power of attorney to the Indenture Trustee in accordance with the foregoing with respect to the Bank.

         SECTION 8.09 Covenants of Servicer. The Servicer hereby makes the following covenants to the other parties hereto and the Insurer on which the Indenture Trustee shall rely in accepting the Receivables in trust and on which the Insurer shall rely in issuing the Policy, except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, the Servicer shall not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Noteholders or the Insurer in the Receivables, (iii) change the Annual Percentage Rate with respect to any Receivable, except as may be required by applicable law and (iv) otherwise modify any contract except as permitted by this Agreement. In addition, the Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its current servicing procedures for servicing all of its comparable motor vehicle contracts. No successor Servicer shall incur any liability for the representations, warranties or covenants of any predecessor Servicer hereunder.

         SECTION 8.10 Purchase of Receivables Upon Breach. The Servicer, the Transferor, the Indenture Trustee or the Owner Trustee shall inform the other party and the Indenture Trustee and the Insurer promptly, in writing, upon the discovery of (i) any breach by the Servicer of its obligations under Sections 8.01, 8.05, 8.06, 8.07, 8.08 or 8.09 or (ii) the existence of the Servicer's obligation to purchase a Receivable pursuant to Section 8.05(a); provided, however, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless such breach shall have been cured by the last day of the first full Collection Period following the discovery or notice of such breach, the Servicer shall on such day purchase any Receivable materially and adversely affected by such breach or which materially and adversely affects the interests of the Insurer or the Noteholders (which shall include any Receivable as to which a breach of Section 8.06 has occurred); provided, that with respect to any breach of Section 8.07(b), the Servicer may at its option, instead of repurchasing

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the related Receivable, deposit in the Collection Account the amount of the loss resulting from the lapse or lack of insurance. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 9.04. Notwithstanding the foregoing, if SST shall have become the Servicer, it will not be so obligated to purchase such nonconforming Receivables. SST's only obligation to the Trust shall be to make the indemnity in Section 13.02 hereof. The Indenture Trustee and Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section. The sole remedy of the Owner Trustee, the Trust, or the Secured Parties with respect to the aforementioned breaches shall be to require the Servicer to purchase Receivables pursuant to this Section 8.10; provided, however, that the Servicer shall indemnify the Insurer, the Issuer and the Noteholders and each of their respective officers, employees, directors, agents and representatives against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach. No predecessor nor successor Servicer shall be responsible for the acts or omissions of any other Servicer. Upon receipt of the Purchase Amount and any related indemnity payments, the Indenture Trustee shall release to the Servicer or its designee the related Receivable File and shall execute and deliver all instruments of transferor assignment, without recourse, as are prepared by the Servicer and delivered to the Indenture Trustee and are necessary to vest in the Servicer or such designee the Issuer's right, title and interest in the Receivable. Notwithstanding the foregoing, BVAC shall not be required to remit the Purchase Amount in the manner specified in this Section 8.10 with respect to any Receivable repurchased or subject to repurchase by BVAC pursuant to Section 8.08 for the reasons specified in Section 8.08.

         SECTION 8.11 Servicing Fee

                  (a) The Servicer shall be entitled to a Servicing Fee as defined herein. The Servicer shall also be entitled to retain, and need not deposit in the Collection Account, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables during such Collection Period (the Supplemental Servicing Fee").

                  (b) So long as it has not become the Servicer, the Back-up Servicer shall be entitled to the Back-up Servicing Fee. If it becomes the Servicer, the Back-up Servicer will be entitled to the Servicing Fee.

                  (c) So long as it has not become the Servicer, the Standby Servicer will be entitled to the Standby Servicer Fee. If it becomes the Servicer, the Standby Servicer will be entitled to the fee set forth in Schedule C in its capacity as successor Servicer.

                  (d) Neither the Indenture Trustee, Back-up Servicer or Standby Servicer shall be liable for any differential between the Servicing Fee and the amount necessary to induce a successor Servicer to accept its appointment as such pursuant to this Agreement.

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                  (e) Each of the Servicer, the Back-up Servicer and the Standby
         Servicer acknowledge and agree that any fees, expenses, costs, indemnities and other amounts, including without limitation, Transition Costs, payable to the Servicer, the Back-up Servicer and the Standby Servicer shall not be payable from amounts owed or paid under the Policy.

         SECTION 8.12 Servicer's Certificate. On or before the Determination Date following each Collection Period, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Standby Servicer, the Back-up Servicer, the Collateral Agent and the Insurer (until the Insurance Agreement is terminated) a Servicer's Certificate in substantially the form of Exhibit 3 attached hereto containing all information necessary to make the distributions pursuant to
Section 8.05 of the Indenture (so long as the Notes remain outstanding) for the Collection Period preceding the date of such Servicer's Certificate and all information necessary for the Indenture Trustee to send statements to the Noteholders and the Owner Trustee to send statements to the Certificateholder, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by BVAC and purchased by the Servicer, (C) with respect to Precomputed Receivables the net deposit from the Collection Account to the Payahead Account or the net withdrawal from the Payahead Account to the Collection Account required for the Collection Period in accordance with Section 9.10, and in the case of a net withdrawal, the Monthly Interest and Monthly Principal reported on such Servicer's Certificate shall reflect the portions of such withdrawal allocable to interest and principal, respectively, in accordance with this Agreement, (D) the amount, if any, to be withdrawn from the Spread Account and the amount, if any, to be drawn on the Policy, (E) information respecting (i) delinquent Receivables that are 30, 60 and 90 days past due, (ii) the number of repossessions of Financed Vehicles during the preceding Collection Period, number of unliquidated repossessed Financed Vehicles, gross and net losses on the Receivables, and Recoveries; and Recoveries on Charged-Off Receivables, and (iii) adjusted, modified or extended Receivables as necessary or requested by the Indenture Trustee or the Insurer to confirm compliance with Section 8.05(a); (F) (for so long as BVAC is the Servicer) calculations of the financial covenants required to be maintained pursuant to Section 5.1 of the Insurance Agreement and whether BVAC is in compliance therewith; and (G) each other item listed in Section 8.05 of the Indenture reasonably requested by a Rating Agency, the Indenture Trustee or the Insurer (so long as the Insurer is the Controlling Party) in order to monitor the performance of the Receivables. Receivables purchased by BVAC as of the last day of such Collection Period shall be identified by the BVAC account number with respect to such Receivable (as specified in Schedule A to this Agreement). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) the Average Delinquency Ratio, Cumulative Default Rate, Cumulative Net Loss Rate and Lock-Box Collection Percentage (as such terms are defined in the Spread Account Agreement) for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

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

         SECTION 8.13 Annual Statement as to Compliance; Notice of Default.

                  (a) The Servicer shall deliver to the Indenture Trustee (without duplication), the Owner Trustee, the Standby Servicer, the Back-up Servicer, the Rating Agencies, the Insurer and the Noteholders, on or before March 15 of each year, beginning on March 15, 2004, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in the case of the initial Officer's Certificate, the period from the Closing Date to and including the date of such Officer's Certificate) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to, without duplication, the Owner Trustee, the Indenture Trustee, the Back-up Servicer, the Standby Servicer, the Rating Agencies and the Insurer, promptly after having obtained actual knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicer Default (if BVAC is the Servicer) under Section 14.01 or Standby Servicer Default (if the Standby Servicer is the Servicer) under Section 14.02. The Transferor shall deliver to the Owner Trustee, the Indenture Trustee, the Standby Servicer, the Back-up Servicer, the Rating Agencies, and the Insurer, promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicer Default under clause
         (ii) of Section 14.01. The Indenture Trustee shall forward a copy of each Officer's Certificate so received to each Noteholder.

         SECTION 8.14 Annual Independent Certified Public Accountant's Report.

                  (a) The Servicer will deliver to, without duplication, the Indenture Trustee, the Owner Trustee, the Insurer, the Standby Servicer, the Back-up Servicer and the Rating Agencies, on or before March 15 of each year beginning March 15, 2004, a report prepared by Independent Accountants, who may also render other services to the Servicer or any of its Affiliates or to the Transferor addressed to the Board of Directors of the Servicer or any of its Affiliates, the Indenture Trustee and the Insurer and dated during the current year, to the effect that such firm has audited the financial statements of the Servicer and issued its report therefor and that such audit (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (c) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of

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         automobile, sport utility vehicle, light duty truck and van sale contracts and loan and security agreements; and (d) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, sport utility vehicle, light duty truck and van loans serviced for others that, in the firm's opinion, the Program requires such firm to report. The accountant's report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer's Certificates were found; and (3) the delinquency and loss information relating to the Receivables contained in the Servicer's Certificates were found to be accurate.

                  (b) Such report shall also indicate that the firm is independent of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  (c) In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct each such Person in writing to so agree, it being understood and agreed that each such Person will deliver such letter of agreement in conclusive reliance upon the direction of the of the Servicer, and neither such Person shall make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only, and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder.

                  (d) Notwithstanding this Section 8.14, if the Standby Servicer is then acting as the successor Servicer, it shall only be required to provide a copy of its annual SAS 70 report and its audited financial statements.

         SECTION 8.15 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Owner Trustee, the Indenture Trustee, the Back-up Servicer, the Standby Servicer, and the Insurer access to the Receivables Files in such cases where such parties shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.15.

         SECTION 8.16 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Noteholders, the Indenture Trustee and the Insurer; provided, however, that any successor Servicer shall be entitled to be reimbursed for any Transition Costs, and with respect to SST, such costs as set forth on Schedule C attached hereto.

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         SECTION 8.17 Reports to Noteholders. The Indenture Trustee shall provide to any Noteholder who so requests in writing (addressed to the Corporate Trust Office of the Indenture Trustee) a copy of any certificate described in
Section 8.12, the annual statement described in Section 8.13, or the annual report described in Section 8.14. The Indenture Trustee may require the requesting party to pay a reasonable sum to cover the cost of the Indenture Trustee's complying with such request.

         SECTION 8.18 Fidelity Bond. Each of the Servicer, the Stand by Servicer and any successor Servicer (other than Deutsche Bank Trust Company Americas) hereby represent and covenant that it has obtained, and shall continue to maintain in full force and effect, a fidelity bond and errors and omissions policy covering it of a type and in such amount as is customary for prudent servicers engaged in the business of servicing motor vehicle retail installment sales contracts similar to the Receivables.

         SECTION 8.19 Delegation of Duties. The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing motor vehicle contracts with the prior written consent of the Controlling Party; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. In the event the Servicer shall for any reason no longer be the servicer of the Receivables (including by reason of an Event of Servicer Default), the successor Servicer shall assume all of the rights and obligations of the predecessor Servicer under one or more subservicing agreements that may have been entered into by the predecessor Servicer by giving notice of such assumption to the related Servicer or Servicers within ten (10) Business Days of the termination of such Servicer as servicer of the Receivables; provided, however, that a successor Servicer may elect to terminate a subservicing agreement with the prior written consent of the Insurer, so long as no Insurer Default is then continuing and the Insurance Agreement has not terminated. If the successor Servicer does not elect to assume any subservicing agreement, any and all costs of termination shall be at the predecessor Servicer's expense. Upon the giving of such notice, the successor Servicer shall be deemed to have assumed all of the predecessor Servicer's interest therein and to have replaced the predecessor Servicer as a party to the subservicing agreement to the same extent as if the subservicing agreement had been assigned to the assuming party except that the predecessor Servicer and the Servicer, if any, shall not thereby be relieved of any liability or obligations accrued up to the date of the replacement of the Servicer under the subservicing agreement and the Servicer, if any, shall not be relieved of any liability or obligation to the predecessor Servicer that survives the assignment or termination of the subservicing agreement. The successor Servicer shall notify each Rating Agency and, the Insurer (so long as the Insurer is the Controlling Party) if any subservicing agreement is assumed by such successor Servicer. The predecessor Servicer shall, upon request of the Indenture Trustee or any successor Servicer, but at the expense of the predecessor Servicer, deliver to the assuming party all documents and records relating to the subservicing agreement and the Receivables then being serviced and an accounting of amounts collected and held by it and otherwise use its reasonable best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

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                                   ARTICLE IX

        COLLECTIONS; DISTRIBUTIONS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

         SECTION 9.01 Lock-Box Account.

                  (a) On or prior to the Closing Date, BVAC, as initial Servicer, shall establish the Lock-Box Account as an Eligible Account with the Lock-Box Bank, all in accordance with the terms of the Lock-Box Agreement; provided that the Servicer, with the prior written consent of the Insurer (so long as it is the Controlling Party), may from time to time (a) establish additional or substitute Lock-Box Accounts, each of which shall be an Eligible Account, and (b) close or terminate the use of such account or any subsequently established accounts, each of which accounts, at such time, shall no longer be deemed to be a Lock-Box Account; provided, further, that pursuant to the Lock-Box Agreement, the Lock-Box Processor and no other person, other than the Indenture Trustee or the Servicer, shall have authority to direct disposition of funds related to the Receivables on deposit in the Lock-Box Account consistent with the provisions of this Agreement and the Lock-Box Agreement. The Indenture Trustee shall have no liability or responsibility with respect to the Lock-Box Processors or the Servicer's directions or activities as set forth in the preceding sentence. The Lock-Box Account shall be established pursuant to and maintained in accordance with the Lock-Box Agreement and shall at all times be an Eligible Account. In conjunction with the establishment of the Lock-Box Account, BVAC, as initial Servicer, shall establish and maintain the Lock-Box at a United States Post Office Branch. Notwithstanding the Lock-Box Agreement or any of the provisions of this Agreement relating to the Lock-Box and the Lock-Box Agreement, the Servicer shall remain obligated and liable to the Indenture Trustee and the Noteholders for servicing and administering the Receivables and the other Trust Property in accordance with provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

                  (b) In the event the Servicer shall for any reason no longer be acting as such, the Lock-Box Agreement shall terminate in accordance with its terms and funds on deposit in the Lock-Box Account shall be distributed by the Lock-Box Bank, as agent for the beneficial owners of funds in the Lock-Box Account at such time (including the Issuer), and the Lock-Box Bank shall deposit any such funds relating to the Receivables to such other account as shall be identified by the successor Servicer for deposit therein; provided, however, that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lock-Box Bank under such Lock-Box Agreement. The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lock-Box Agreement and an accounting of amounts collected and held in the Lock-Box Account or held by the Lock-Box Processor in respect of the Receivables and otherwise use its best efforts to effect the orderly and efficient transfer of any Lock-Box Agreement to the successor Servicer. In the event that the Lock-Box Account fails at any time to qualify as an Eligible Account, the Servicer, at its expense, shall cause the Lock-Box Bank to deliver, at the direction of the Controlling Party to the Indenture Trustee or a successor Lock-Box Bank, all documents and records

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         relating to the Receivables and all amounts held (or thereafter received) on deposit in the Lock-Box Account or held by the Lock-Box Processor in respect of the Receivables (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lock-Box arrangements, and the Servicer shall promptly notify the Obligors to make payments to any new Lock-Box.

                  (c) Upon establishment of the Lock-Box Account in accordance with Section 9.01(a) hereof, the Servicer shall use reasonable efforts to cause the Lock-Box Processor to transfer any payments in respect of the Receivables from or on behalf of Obligors received in the Lock-Box to the Lock-Box Account on the Business Day on which such payments are received, pursuant to the Lock-Box Agreement. Within two Business Days of receipt of such funds into the Lock-Box Account, the Servicer shall cause the Lock-Box Bank to transfer available funds related to the Receivables from the Lock-Box Account to the Collection Account, and if such funds are not available funds, as soon thereafter as they clear (i.e., become available for withdrawal from the Lock-Box Account). In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds, insurance proceeds and other collections from whatever source, no later than the second Business Day following receipt into the Lock-Box Account or the Collection Account, as applicable.

                  (d) Until such time as the Lock-Box Collection Percentage with respect to any Determination Date equals or exceeds 85%, the Servicer
         (i) shall on or prior to the Closing Date, obtain and maintain an employee dishonesty bond in the amount of $3,000,000 covering each employee of the Servicer responsible for opening, processing and depositing Scheduled Receivable Payments received directly by the Servicer, and (ii) shall cause Deloitte & Touche LLP or another firm of accountants acceptable to the Insurer, in its sole and absolute discretion, to prepare a weekly reconciliation of Scheduled Receivable Payments which have been received by the Servicer during the prior calendar week and confirming that such payments have been deposited to the Look-Box Account or the Collection Account (the "Reconciliation Report"), which Reconciliation Report shall be delivered to the Insurer (so long as the Insurance Agreement has not terminated) and the Indenture Trustee on Tuesday of each week (or if such day is not a Business Day, the next succeeding Business Day), with respect to collections received during the immediately preceding calendar week. In addition, following satisfaction of such Lock-Box Collection Percentage, upon the request of the Insurer (so long as it is the Controlling Party), the Servicer shall provide the Insurer and the Indenture Trustee with the Reconciliation Report on a monthly or less frequent basis, as so requested. The provisions of this Section 9.01(d) shall not apply to the Back-up Servicer or the Standby Servicer.

         SECTION 9.02 Collection Account.

                  (a) BVAC, as initial Servicer, shall establish the Collection Account as a segregated non-interest bearing trust account in the name of the Trust for the benefit of the Secured Parties with the Indenture Trustee (at the Indenture Trustee Office) or another Eligible Bank. The Servicer shall direct the Indenture Trustee to invest the

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         amounts in the Collection Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Payment Date and to hold such Eligible Investments to maturity (provided that, if the Standby Servicer or the Back-up Servicer is then acting as Servicer, such direction shall be made by the Transferor). The Indenture Trustee (or its custodian) shall at all times (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Indenture Trustee (or its custodian) or registered in the name of the Indenture Trustee and
         (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Indenture Trustee (or its custodian).

                  (b) Funds on deposit in the Collection Account and the Payahead Account shall each be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise) (provided that, if the Standby Servicer or the Back-up Servicer is then acting as Servicer, such selection shall be made by the Transferor), bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next Payment Date if a Person other than the Indenture Trustee is the Obligor thereon, and
         (ii) no later than the next Payment Date, if the Indenture Trustee is the Obligor thereon; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments unless the Eligible Investment was a direct obligation of the Indenture Trustee or unless such loss was caused by the Indenture Trustee's negligence or willful misconduct (it being understood and acknowledged that no loss on any such Eligible Investment which was made in conformity with this Agreement and the instructions of the Servicer, or Transferor, shall be considered "caused by the Indenture Trustee's negligence or willful misconduct"). No investment may be sold prior to its maturity. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Indenture Trustee on behalf of the Noteholders, the Insurer and Certificateholders as their interests may appear. Funds deposited in the Collection Account or the Payahead Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. On each Payment Date, all interest income (net of investment losses and expenses) on funds on deposit in the Collection Account and the Payahead Account, as of the end of the Collection Period shall be included in Available Funds. For purposes of this paragraph, the Indenture Trustee will take delivery of the Eligible Investments in accordance with Schedule D.

                  (c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account or the Payahead Account to the Indenture Trustee by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default under the Indenture, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the

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         Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account and the Payahead Account in one or more investments within the categories of Eligible Investments as specified in an investment instruction letter delivered by the Servicer (provided that, if the Standby Servicer or the Back-up Servicer is then acting as Servicer, such direction shall be made by the Transferor).

                  (d) (1) The Trust shall possess all right, title and interest in all funds from time to time on deposit in, and assets credited to, the Trust Accounts and in all proceeds thereof and all such funds, assets, investments, proceeds and income shall be part of the Trust Property. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, to the extent expressly set forth herein or in the other Basic Documents, the Insurer and the Certificateholders as their interests may appear.

                      (2) With respect to any Eligible Investments held from time to time in any Trust Account, the Indenture Trustee agrees that:

                          (A) any Eligible Investment that is held in deposit
                  accounts shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto; and

                          (B) any other Eligible Investment shall be held,
                  pending maturity or disposition by the Indenture Trustee in accordance with the terms of the definition of "Delivery."

                  (e) No Trust Account shall be maintained with an institution other than the Indenture Trustee unless such institution agrees in writing to the provisions of Section 9.02(d)(2) and Section 9.12 hereof as if such institution were the Indenture Trustee, except that pursuant to the first sentence of Section 8.11 of the Indenture, the Indenture Trustee shall continue to be the "entitlement holder" of the related Trust Account.

         In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. Subject to the provisions of 9.01 and the Indenture Trustee's standard of care set forth in
Section 6.01 of the Indenture, in no event shall the Indenture Trustee be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 9.03 Collections.

                  (a) Upon establishment of the Lock-Box Account in accordance with Section 9.01(a), the Servicer shall use reasonable efforts to cause the Lock-Box Processor to transfer any payments in respect of the Receivables from or on behalf of Obligors received in the Lock-Box to the Lock-Box Account on the Business Day on which such

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         payments are received, pursuant to the Lock-Box Agreement. Within two
         Business Days of receipt of such funds into the Lock-Box Account, the Servicer shall cause the Lock-Box Bank to transfer available funds related to the Receivables from the Lock-Box Account to the Collection Account, and if such funds are not available funds, as soon thereafter as they clear (i.e., become available for withdrawal from the Lock-Box Account). In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds, insurance proceeds and other collections from whatever source, no later than the second Business Day following receipt into the Lock-Box Account or the Collection Account, as applicable. On the Closing Date, the Servicer shall deposit in the Collection Account the foregoing amounts received with respect to the Receivables during the first Collection Period.

                  (b) The Indenture Trustee shall deposit in the Collection Account any funds received from the Collateral Agent, from the Spread Account or in respect of funds drawn under the Policy from the Insurer, provided that such funds may only be applied to cover Deficiency Claim Amounts and Scheduled Payments (as defined in the Policy) on the related Payment Date.

                  (c) At any time, SST as successor Servicer may direct the Indenture Trustee to withdraw from the Collection Account and pay to SST amounts necessary to reimburse it for any unreimbursed out-of-pocket expenses incurred in connection with a liquidation of Receivables (provided that SST shall be entitled to recoup such expenses only upon liquidation of the related Receivable); such payments to be made prior to any distributions under Section 8.05 of the Indenture; provided that no amounts may be withdrawn from the Collection Account pursuant to this Section 9.03(c) to the extent such withdrawal, when added to all previous withdrawals pursuant to this
         Section 9.03(c), would exceed the aggregate amount of Liquidation Proceeds related to all Receivables that have been deposited into the Collection Account.

         SECTION 9.04 Additional Deposits

                  (a) (i) Not later than the Determination Date, the Servicer or BVAC shall remit to the Collection Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 7.02, 8.08 and 8.10; and (ii) not later than 11:00 a.m. (New York City time) on the related Payment Date, the Servicer shall remit to the Collection Account the Redemption Price for Receivables on such Payment Date pursuant to Section 16.02.

                  (b) Following the acceleration of the Notes pursuant to
         Section 5.02 of the Indenture, any proceeds of the Trust Property shall be deposited in the Collection Account to be distributed by the Indenture Trustee in accordance with Section 8.05(g) of the Indenture.

                  (c) On or before each Payment Date, the Indenture Trustee shall transfer to the Collection Account any amounts transferred to the Indenture Trustee by the Collateral Agent from the Spread Account in accordance with the Spread Account Agreement.

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                  (d) On or before the Redemption Date, the Indenture Trustee shall deposit in the Collection Account the Redemption Price paid by or on behalf of the Issuer pursuant to Article XI of the Indenture.

         SECTION 9.05 Application of Funds.

                  (a) On each Determination Date, the Servicer shall determine the amount of Available Funds and the amount of funds necessary to make the distributions required pursuant to Section 8.05(a) of the Indenture on the next Payment Date. The Servicer shall by a Servicer's Certificate on or before the Determination Date notify the Owner Trustee, the Indenture Trustee and the Insurer of such amounts by telecopy to the Corporate Trust Office, the Indenture Trustee Office and the address of the Insurer set forth in Section 17.05 or to such numbers as the Owner Trustee, Indenture Trustee or the Insurer may from time to time provide, followed promptly by mailing such notice to the Owner Trustee, the Indenture Trustee and the Insurer.

                  (b) For any Payment Date on which there will not be sufficient Available Funds to make the distributions required pursuant to Section 8.05(a)(i) through (vi) of the Indenture, the Indenture Trustee shall deliver to the Collateral Agent, the Insurer, the Fiscal Agent (as such term is defined in the Insurance Agreement) and the Servicer, by hand delivery or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Payment Date. Any Deficiency Notice shall be delivered on the Determination Date and in no event later than 10:00 a.m., Eastern time, on the fourth Business Day preceding such Payment Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Indenture Trustee for deposit of such amount in the Collection Account. If such deficiency exceeds the Available Spread Amount, the Indenture Trustee on the Determination Date shall submit a claim under the Policy to the Insurer pursuant to Section 9.03 of the Indenture. All amounts paid under the Policy shall be applied by the Indenture Trustee pursuant to Section 8.05 of the Indenture.

                  (c) On each Payment Date, the Owner Trustee shall send to the Certificateholder the Servicer's Certificate provided to the Owner Trustee by the Servicer for such Payment Date.

         SECTION 9.06 Spread Account. The Transferor agrees, simultaneously with the execution and delivery of this Agreement, to cause the Spread Account Depositor to execute and deliver the Series 2003-LJ-1 Supplement to Spread Account Agreement, dated as of August 1, 2003, among Financial Security Assurance Inc., Bay View 2002-LJ-1 Funding Trust and the Indenture Trustee, and, pursuant to the terms thereof, to deposit the Spread Account Initial Deposit in the Spread Account on the Closing Date. Although the Spread Account Depositor, as Certificateholder, has pledged the Spread Account to the Collateral Agent and the Insurer pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includible in the Issuer or the Trust Property.

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         SECTION 9.07 Advances

                  (a) (i) As of the last day of the initial Collection Period, the Servicer shall advance funds equal to the excess, if any, of Monthly Interest due in respect of the initial Collection Period, over the Collected Interest for such Collection Period; and (ii) as of the last day of each subsequent Collection Period, the Servicer shall advance funds in the amount of the Interest Advance Amount (or such other amount as the Servicer shall reasonably determine to cover an Interest Shortfall) with respect to each Receivable that is delinquent for more than 30 days, in each such case, to the extent that the Servicer, in its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each Receivable, the Advance paid pursuant to this Section 9.07 shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount in accordance with the priorities set forth in Section 8.05 of the Indenture. The Servicer shall remit any Advances with respect to a Collection Period to the Collection Account by the related Determination Date.

                  (b) If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust in accordance with the priorities set forth in
         Section 8.05 of the Indenture, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

                  (c) No successor Servicer shall be obligated to make Advances under this Agreement and shall not be liable for Advances incurred by the Servicer before the commencement of performance by such successor Servicer.

         SECTION 9.08 No Segregation of Moneys; No Interest. Subject to Section 9.05, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or this Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         SECTION 9.09 Accounting and Reports to the Certificateholder, the Internal Revenue Service and Others. The Owner Trustee shall deliver to the Certificateholder, as may be required by the Code and applicable Treasury Regulations, or as may be requested by such Certificateholder, such information, reports or statements as may be reasonably necessary to enable the Certificateholder to prepare its federal and state income tax returns. Consistent with the Trust's characterization for tax purposes as a disregarded entity so long as the Transferor or any other Person is the sole beneficial owner of the Trust, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by a selling Certificateholder permitted by Section 11.04, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that there shall be two or more beneficial owners of the Trust (including the treatment of any class of Notes as a beneficial ownership in the Trust pursuant to a final

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determination of the Internal Revenue Service or a court), the Owner Trustee shall inform the Indenture Trustee in writing of such event, (x) the Administrator, on behalf of the Trust, shall prepare or shall cause to be prepared federal and, if applicable, state or local partnership tax returns required to be filed by the Trust (using the calendar year or its fiscal year, or such other taxable year as may be required by the Code) and shall remit such returns to the Transferor for signature (or if the Transferor no longer owns the Certificate, to the Transferor to the extent its tax liability is affected thereby and otherwise to the successor Certificateholder owning the largest percentage interest in the Certificates) at least (5) days before such returns are due to be filed, and (y) capital accounts shall be maintained for each beneficial owner in accordance with the Treasury Regulations under Section 704(b) of the Code reflecting each such beneficial owner's share of the income, gains, deductions, and losses of the Trust and/or guaranteed payments made by the Trust and contributions to, and distributions from, the Trust. The Transferor (or such successor Certificateholder, as applicable) shall promptly sign such returns and deliver such returns after signature to the Administrator, on behalf of the Trust and such returns shall be filed by the Administrator, on behalf of the Trust, with the appropriate tax authorities. In the event that a "tax matters partner" (within the meaning of Code Section 6231(a)(7)) is required to be appointed with respect to the Trust, the Transferor is hereby designated as tax matters partner or, if the Transferor is not the Certificateholder, the Transferor to the extent its tax liability is affected thereby and otherwise the successor Certificateholder owning the largest percentage interest in the Certificates, shall be designated as tax matters partner. In no event shall the Owner Trustee, the Administrator or the Transferor (or such designee Certificateholder, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee, the Administrator or the Transferor (or such designee Certificateholder as applicable), as the case may be, in breach of its obligations under this Agreement. Unless otherwise instructed by a majority in interest of the Certificateholders, none of the Owner Trustee, the Administrator, or the Transferor shall elect, or shall cause an election to be made on behalf of the Trust, under (i) Section 1278 of the Code to accrue its market discount income currently or (ii) Section 754 of the Code.

         SECTION 9.10 Payahead Account. The Servicer shall establish the Payahead Account in the name of the Trust on behalf of the Obligors, the Noteholders and the Insurer as their interests may appear. The Servicer shall maintain the Payahead Account pursuant to Section 8.07 of the Indenture.

         SECTION 9.11 Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds; provided, however, that such reimbursement must be requested by the Servicer within six months of the related mistaken deposit into the Collection Account, otherwise such right to reimbursement shall be forfeited. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 8.05(a) of the Indenture upon certification by the Servicer of such amounts and the provision of such

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information to the Indenture Trustee and the Insurer as may be reasonably necessary in the opinion of the Insurer to verify the accuracy of such certification. In the event that the Insurer has not received evidence reasonably satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Indenture Trustee notice to such effect, following receipt of which the Indenture Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 8.05(a) of the Indenture, or if the Servicer prior thereto has been reimbursed pursuant to Section 8.05(a) of the Indenture, the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer pursuant to Section 8.05(a) of the Indenture on the next succeeding Payment Date.

         SECTION 9.12 Securities Accounts. The Indenture Trustee agrees that any Trust Account held by it hereunder shall be maintained a "securities account" as defined in the Uniform Commercial Code as in effect in New York (the "New York UCC"), and that it shall be acting as a "securities intermediary" for the Indenture Trustee itself as the "entitlement holder" (as defined in Section 8-102(a)(7) of the New York UCC) with respect to each such Trust Account. The parties hereto agree that each Trust Account shall be governed by the laws of the State of New York, and regardless of any provision in any other agreement, the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the New York UCC) shall be the State of New York. The Indenture Trustee acknowledges and agrees that (a) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC and (b) notwithstanding anything to the contrary, if at any time the Indenture Trustee shall receive any order from the Indenture Trustee directing transfer or redemption of any financial asset relating to the Trust Accounts, the Indenture Trustee shall comply with such entitlement order without further consent by the Transferor or any other person. In the event of any conflict of any provision of this Section 9.12 with any other provision of this Agreement or any other agreement or document, the provisions of this Section 9.12 shall prevail.

                                    ARTICLE X

                         VOTING RIGHTS AND OTHER ACTIONS

         SECTION 10.01 Prior Notice with Respect to Certain Matters. The Owner Trustee shall not take any of the actions set forth below unless the Owner Trustee shall have notified the Certificateholder and the Insurer (so long as the Insurance Agreement has not terminated) of the proposed action and the Certificateholder, with the prior written consent of the Insurer (so long as it is the Controlling Party), has approved such action in writing, which approval has been received by the Owner Trustee by, the 30th day after such notice has been given:

                  (i) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Statute);

                  (ii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder or the Insurer is required;

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                  (iii) the amendment of the Indenture by a supplemental
         indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

                  (iv) except pursuant to Section 17.01 of this Agreement, the amendment, change or modification of this Agreement;

                  (v) except as provided in Article XVI hereof, dissolve, terminate or liquidate the Trust in whole or in part;

                  (vi) do any act which would make it impossible to carry on the ordinary business of the Trust;

                  (vii) confess a judgment against the Trust;

                  (viii) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

                  (ix) cause the Trust to lend any funds to any entity;

                  (x) change the Trust's purpose and powers from those set forth in this Agreement; or

                  (xi) cause the Trust to incur, assume or guaranty any indebtedness except as set forth in this Agreement.

         SECTION 10.02 Action with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Controlling Party, or after the Notes have been paid in full and the expiration of the Policy in accordance with its terms and written notice thereof has been delivered by the Indenture Trustee to the Owner Trustee, the Certificateholder (such directing party, the "Instructing Party"), and in accordance with the Basic Documents, to (a) remove the Standby Servicer, the Servicer, or the Back-up Servicer hereunder or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Instructing Party and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholder. Notwithstanding anything to the contrary set forth in this Agreement, any instruction, direction or consent to be given by the Controlling Party or Instructing Party under this Agreement or any other Basic Document to the Owner Trustee shall include a certification by such Controlling Party or Instructing Party that such Person is the Controlling Party or Instructing Party in accordance with the provisions of the Basic Documents, and the Owner Trustee shall have no liability to the extent it relies in good faith thereon.

         SECTION 10.03 Restrictions on Certificateholder's Power.

                  (a) The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or

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         would be contrary to Section 1.03 nor shall the Owner Trustee follow any direction to the extent the Owner Trustee has actual knowledge that such direction is in violation hereof.

                  (b) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Certificateholder is the Instructing Party pursuant to Section 10.02 and unless the Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless the Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or
         Section 10.02. For the protection and enforcement of the provisions of this Section, the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.04 Control. No Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

         SECTION 10.05 Rights of Insurer. Notwithstanding anything to the contrary in the Basic Documents, without the prior written consent of the Insurer (so long as the Insurer is the Controlling Party), the Owner Trustee shall not (i) remove the Servicer, the Standby Servicer or the Back-up Servicer,
(ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Receivable or any rights of the Trust thereunder, (iii) authorize the merger or consolidation of the Trust with or into any other statutory trust or other entity (other than in accordance with Section 3.10 of the Indenture) or (iv) amend the Certificate of Trust (except as may be required by the Delaware Statutory Trust Statute).

         SECTION 10.06 Registration of Transfer and Exchange of the Certificate. Upon the formation of the Trust by the contribution by the Transferor pursuant to Article III and until the issuance of the Certificate to the initial Certificateholder, the Transferor shall be the sole beneficiary of the Trust.

                                   ARTICLE XI

                                 The Certificate

         SECTION 11.01 Initial Ownership. Upon the formation of the Trust by the contribution by the Transferor pursuant to Article III and until the issuance of the Certificate to the initial Certificateholder, the Transferor shall be the sole beneficiary of the Trust.

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         SECTION 11.02 The Certificates. The Certificate shall be issued in the form of one or more certificates and shall initially be issued to the Transferor. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificate.

         SECTION 11.03 Authentication of Certificate. The Owner Trustee shall cause one Certificate to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Transferor, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Transferor, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the form of Certificate attached as Exhibit B to this Agreement, executed by a Responsible Officer of the Indenture Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of their authentication.

         SECTION 11.04 Registration of Transfer and Exchange of Certificate.

                  (a) Upon formation of the Trust by the contribution by the Transferor pursuant to Section 1.05, the Transferor shall be issued a Certificate, duly executed and delivered in exchange therefor, evidencing ownership of 100% of the beneficial ownership of the assets of the Trust.

                  (b) Neither the registered nor the beneficial interest in any Certificate may be transferred, assigned, hypothecated or pledged (other than in accordance with the Spread Account Depositor Trust Agreement) in any manner by any direct or indirect owner thereof (including any transferee thereof subsequent to the date hereof) without the prior written notice by such owner to each of the Insurer and the Owner Trustee. Any purported transfer, assignment, hypothecation or pledge in any manner of any such registered or beneficial interest in any Certificate in the Trust in violation of this Section 11.04(b) shall be null and void and shall not cause any rights to inure to the benefit of the purported transferee.

                  (c) (i) The Owner Trustee shall keep or cause to be kept, at the Corporate Trust Office, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates subject to the restrictions provided herein.

                  (ii) The Certificate Registrar shall provide the Indenture Trustee and the Insurer with the name and address of the Certificateholder on the Closing Date, to the extent such information has been provided to the Certificate Registrar and in the form provided to the Certificate Registrar on such date. Upon any transfers of the Certificate,

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         the Certificate Registrar shall notify the Indenture Trustee and the
         Insurer of the name and address of the transferee in writing, by facsimile, on the day of such transfer, or promptly thereafter.

                  (d) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Owner Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee, provided, however, that registration of transfer of the Certificate may not be effected unless
         (A) the Owner Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that (i) such transfer may be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and (ii) such transfer will not adversely affect the tax treatment of the Trust or the Notes; (B) the Insurer has consented to such transfer and (C) the Rating Agency Condition shall have been satisfied with respect to such transfer.

                  (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Owner Trustee.

                  (f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of a Certificate.

         SECTION 11.05 Mutilated, Destroyed, Lost, or Stolen Certificates. If
(a) any mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by it to save it harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 11.05, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 11.05 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

         SECTION 11.06 Persons Deemed Certificateholder. Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Insurer and the Certificate Registrar, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving

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distributions pursuant to this Agreement and the Spread Account Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Insurer or the Certificate Registrar nor any agent of the Owner Trustee, the Insurer or the Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 11.07 Covenants of the Certificateholder. The Certificateholder by becoming a beneficial owner of a Certificate or by its acceptance of a Certificate agrees:

                  (a) to be bound by the terms and conditions of the Certificates of which such Certificateholder is the beneficial owner and of this Agreement and the other Basic Documents, including any supplements or amendments hereto and thereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Insurer, the Indenture Trustee, the Collateral Agent, the Transferor, the Noteholders and any other Certificateholder, present and future;

                  (b) to the appointment of the Owner Trustee as such Certificateholder's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and, if requested by the Trust, to sign such federal income tax information return in its capacity as holder of an interest in the Trust;

                  (c) not to take any position in such Certificateholder's tax returns inconsistent with those taken in any tax returns filed by the Trust;

                  (d) if such Certificateholder is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

                  (e) until one year and one day after the completion of the events specified in Section 16.0l(a), not, for any reason, to institute proceedings for the Trust or the Transferor to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or the Transferor, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or the Transferor or a substantial part of its property, or cause or permit the Trust or the Transferor to make any assignment for the benefit of its creditors or to admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

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                                   ARTICLE XII

                                 THE TRANSFEROR

         SECTION 12.01 Representations and Undertakings of Transferor.

                  (a) The Transferor makes the following representations on which the Trust relies in accepting the Receivables in trust and executing and authenticating the Certificate and undertaking its obligations under the Indenture and on which the Insurer will rely in issuing the Policy. The Transferor agrees that the representations shall also be for the benefit of the Secured Parties. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trust and the subsequent pledge of the Receivables to the Indenture Trustee.

                  (i) Organization and Good Standing. The Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority, and legal right to acquire and own the Receivables and the other Transferred Property transferred to it under the Purchase Agreement and to convey the Receivables and the other Trust Property to the Trust pursuant to this Agreement, and to perform its other obligations under this Agreement and any other Basic Documents to which it is a party. The Transferor is, and for the preceding one year has been, organized exclusively under the laws of the State of Delaware.

                  (ii) Due Qualification. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the purchase of the Receivables from BVAC under the Purchase Agreement, the conveyance of the Receivables by the Transferor pursuant to this Agreement, and the performance of its other obligations under this Agreement and the other Basic Documents to which it is a party) shall require such qualifications, licenses and/or approvals, other than where the failure to obtain such qualification, license or approval would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement or any other Basic Document to which it is a party, on any Receivable or on the interest therein of the Issuer, the Noteholders or the Insurer.

                  (iii) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms and the execution, delivery and performance of this Agreement and the other

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                           Basic Documents to which it is a party have been duly
                           authorized by the Transferor by all necessary corporate action.

                  (iv) Binding Obligation. Each of this Agreement and each other Basic Document to which the Transferor is a party shall constitute a legal, valid, and binding obligation of the Transferor enforceable in accordance with its terms except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (v) No Violation. The execution, delivery and performance by the Transferor of this Agreement and the other Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Transferor, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than the Basic Documents); nor violate any law, order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

                  (vi) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (A) asserting the invalidity of this Agreement, the Notes, the Certificate, or any other Basic Document; (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, the Notes or any other Basic Document to which it is a party; or (D) relating to the Transferor and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

                  (vii) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Transferor for the issuance or sale of the Notes or the consummation of the other transactions contemplated by this Agreement or any other Basic Document to which it is a party, except such as have

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                           been duly made or obtained or where the failure to
                           obtain such consent, approval, authorization, order or declaration, or to make such filing, would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement or any other Basic Document to which it is a party or on any Receivable or the interest therein of the Issuer, the Noteholders or the Insurer.

                  (viii) Valid Assignment. Each Receivable has been validly assigned by the Transferor to the Issuer on the Closing Date pursuant to this Agreement and no Receivable has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer.

                  (ix) Legal Name. The Transferor's exact legal name is, and has always been, Bay View Transaction Corporation.

                  (x) Executive Office. The Transferor's chief executive office is located in San Mateo, California.

                  (b) The Transferor further covenants that, prior to termination of the Trust:

                  (i) It will not engage at any time in any business or business activity other than such activities expressly set forth in its Certificate of Incorporation delivered to the Insurer on or prior to the Closing Date, and will not amend its Certificate of Incorporation without the prior written consent of the Insurer (so long as the Insurance Agreement has not been terminated).

                  (ii) It will not, without the consent of the Insurer (so long as the Insurance Agreement has not been terminated), sell, assign, pledge or otherwise transfer, in whole, or in part or in any series of related or unrelated transactions any of its right, title or interest in or to the Spread Account Depositor Certificate except as permitted by the Insurance Agreement.

                  (iii)    It will not:

                           (A) Fail to do all things necessary to maintain its corporate existence separate and apart from the Bank, BVAC, BVCC, the Trust and any other Person, including, without limitation, holding regular meetings of its stockholders and board of directors and maintaining appropriate corporate books and records (including a current minute book);

                           (B) Suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any Person (other than its own officers and directors or others customarily delegated under powers of attorney) to take any action for which a corporation's own Officers and directors would customarily be responsible;

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                           (C)      Fail to (i) maintain or cause to be
                                    maintained by an agent of the Transferor under the Transferor's control physical possession of all its books and records,
                                    (ii) maintain capitalization adequate for the conduct of its business, (iii) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (iv) segregate and identify separately all of its assets from those of any other Person, (v) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Transferor or (vi) maintain a separate office address with a separate telephone number from those of the Bank, BVAC, BVCC, the Trust or any other affiliate thereof; or

                           (D) Except as may be provided in this Agreement, or a similar agreement relating to other securitizations in which the Transferor has similar rights and/or obligations, commingle its funds with those of BVAC or any affiliate thereof or use its funds for other than the Transferor's uses.

                  (c) It shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation, bylaws and the Basic Documents;

                  (d) It shall not, for any reason, substitute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

                  (e) It shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to one year and one day after the completion of the event specified in Section 16.01(a) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

                  (f) It shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party, dissolve, institute proceedings for it to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting

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         to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

         SECTION 12.02 Liability of Transferor; Indemnities. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

                  (i) The Transferor shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Insurer, the Standby Servicer, the Back-up Servicer, their respective officers, directors, employees and agents, the Trust and the Noteholders from and against any taxes that may at any time be asserted against such parties with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificate and the Notes, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

                  (ii) The Transferor shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Insurer, the Servicer, the Back-up Servicer, the Standby Servicer, their officers, directors, employees and agents and the Trust from and against any loss, liability, or expense incurred by reason of
                           (a) the Transferor's willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and
                           (b) the Transferor's violation of federal or State securities laws in connection with the registration of the sale of the Certificates.

                  (iii) The Transferor shall indemnify, defend, and hold harmless the Standby Servicer, the Back-up Servicer, the Indenture Trustee and their respective officers, directors, employees and agents, from and against any loss, liability, or expense incurred as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties of the Transferor set forth in Section 7.01 and Section 12.01.

         Indemnification under this Section 12.02 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments to the Owner Trustee or the Trust pursuant to this Section and the Owner Trustee or the Trust thereafter shall collect any of such amounts from others, the Owner Trustee or the Trust, as the case may be, shall repay such amounts to the Transferor, without interest.

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This indemnification shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee or the Indenture Trustee. Notwithstanding the foregoing, any amounts Transferor shall pay pursuant to this
Section 12.02 shall be paid solely from funds available for distribution to the Certificateholder in accordance with the terms of the Basic Documents and shall in any case be nonrecourse to the Transferor and to the Transferor's assets and, to the extent funds are not so available to pay any amounts when due and owing, the claims relating thereto shall not constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against the Transferor but shall continue to accrue. Each party hereto agrees that the payment of any claim of any such party pursuant to this Section 12.02 shall be subordinated to the payment in full of all outstanding interest and principal due to the Noteholders. The payment of any claim pursuant to this Section 12.02 shall in no event be construed as a "fee" of the Indenture Trustee or the Owner Trustee as such term is used in Section 8.05(a)(i) or Section 8.05(a)(iii) of the Indenture. The Transferor's obligation to provide indemnity under this Section
12.02 shall survive the termination of this Agreement or the earlier resignation or removal of either of the indemnified parties.

         SECTION 12.03 Merger or Consolidation of, or Assumption of the Obligations of Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Transferor's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached and no Event of Servicer Default, and no event that, after notice or lapse of time, or both, would become an Event of Servicer Default shall have happened and be continuing, (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 12.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Transferor shall have delivered an Opinion of Counsel to the Insurer, the Owner Trustee and the Indenture Trustee either
(A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed or duly authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the foregoing, the Transferor shall not engage in any merger or consolidation with any Person, or a disposition of all or substantially all of its assets without providing advance written notice thereof to the Owner Trustee, the Indenture Trustee and the Rating Agencies and without obtaining the prior written consent of the Insurer, so long as the Insurer is the Controlling Party.

         SECTION 12.04 Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any

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obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 12.05 Transferor May Own Notes. The Transferor and any Person controlling, controlled by, or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Transferor or an affiliate thereof, except as otherwise provided in the definition of "Noteholder," "Class A Noteholder" and "Class I Noteholder." Certificates so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes.

                                  ARTICLE XIII

              THE SERVICER; BACK-UP SERVICER; AND STANDBY SERVICER

         SECTION 13.01 Representations and Warranties

                  (a) The Servicer. BVAC makes the following representations and warranties on which the Trust, the Owner Trustee, the Indenture Trustee and the Back-up Servicer rely in accepting the Receivables in trust and in connection with the performance by each of the Indenture Trustee, the Back-up Servicer and the Standby Servicer of its obligations hereunder and the Insurer relies in issuing the Policy. The representations and warranties speak as of the execution and delivery of this Agreement, on the Closing Date, but shall survive each sale of the Receivables to the Trust and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:

                  (i) Organization, Good Standing and Due Qualification. The Servicer is duly organized and validly existing in good standing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority, and legal right to acquire, own, sell, and service the Receivables, and is duly qualified and has all necessary licenses in all such jurisdictions as are required by it to conduct its business (including the servicing of the Receivables as required by this Agreement and the performance of its other obligations under this Agreement) except when the failure to so qualify would not materially and adequately affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or the Notes.

                  (ii) Power and Authority; Binding Obligations. The Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms hereof. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions

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                           contemplated hereby, have been duly authorized by all
                           necessary corporate proceedings of the Servicer. This Agreement has been duly and validly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto, this Agreement is a valid and legally binding agreement of the Servicer enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                  (iii) No Violation. The execution and delivery of this Agreement and performance under this Agreement by the Servicer and the compliance by the Servicer with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality and do not conflict with or result in a breach of or (with or without notice or lapse of time) default under any of the terms or provisions of any contract or agreement to which the Servicer is subject or by which it or its property is bound, or result in the creation or imposition of a Lien upon any of its properties pursuant to the terms of any such contract or agreement, nor does such execution, delivery or compliance violate the Certificate of Incorporation or By-Laws of the Servicer except when the failure to so qualify would not materially and adequately affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Notes.

                  (iv) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency, or other tribunal governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement, the other Basic Documents to which the Servicer is a party, the Notes or the Certificate, (B) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement the Notes or the Certificate, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificate, (D) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Securities, or (E) that could have a material adverse effect on the Receivables.

                  (v) No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the transactions contemplated by this Agreement except such as have been duly made or obtained.

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                  (vi)     The Servicer has filed on a timely basis all tax
                           returns required to be filed by it and paid all taxes to the extent that such taxes have become due.

                  (vii) The Servicer hereby represents and warrants that the Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement has been, located at: 1840 Gateway Drive, San Mateo, California 94404.

                  (viii) The practices used or to be used by the Servicer to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables will be, in all material respects, legal, proper and in conformity with the requirements of all applicable federal and state laws, rules and regulations, and this Agreement. The Servicer is in possession of all state and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses has been suspended, revoked or terminated.

                  (ix) There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, this Agreement.

                  (x) The Servicer is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Servicer, its business or its properties, or the ability of the Servicer to perform its obligations under this Agreement.

         The representations and warranties contained in this Section 13.01(a) shall survive the execution and delivery of this Agreement, the transfer of the Receivables on the Closing Date and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

                  (b) The Back-up Servicer makes the following representations and warranties on which the Trust, the Owner Trustee and the Indenture Trustee rely in accepting the Receivables in trust and in connection with the performance by the Standby Servicer of its obligations hereunder and the Insurer relies in issuing the Policy. The representations and warranties speak as of the execution and delivery of this Agreement, on the Closing Date, and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:

                  (i) Organization and Good Standing. The Back-up Servicer is duly organized and is validly existing as a banking corporation under the laws of the State of New York, with power and authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to service the Receivables;

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                  (ii)     Due Qualification. The Back-up Servicer is duly
                           qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the performance of its other obligations under this Agreement and the other Basic Documents to which it is a party) requires such qualifications except where such failure will not have a material adverse effect on the Back-up Servicer, its business or its properties, or the ability of the Back-up Servicer to perform its obligations under this Agreement or any other Basic Document to which it is a party;

                  (iii) Power and Authority. The Back-up Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Back-up Servicer by all necessary corporate action;

                  (iv) Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Back-up Servicer enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;

                  (v) No Violation. The execution, delivery and performance by the Back-up Servicer of this Agreement and the other Basic Documents to which the Back-up Servicer is a party, and to the best of its knowledge the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter documents of the Back-up Servicer.

         The representations and warranties contained in this Section 13.01(b) shall survive the execution and delivery of this Agreement, the transfer of the Receivables on the Closing Date and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

                  (c) The Standby Servicer makes the following representations and warranties on which the Trust, the Owner Trustee and the Indenture Trustee rely in accepting the Receivables in trust and the Insurer relies in issuing the Policy. The representations and warranties speak as of the execution and delivery of this Agreement, on the Closing Date, and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:

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                  (i)      Organization and Good Standing. The Standby Servicer
                           is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire, own, sell, and service the Receivables;

                  (ii) Due Qualification. The Standby Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the performance of its other obligations under this Agreement and the other Basic Documents to which it is a party) requires such qualifications except where such failure will not have a material adverse effect on the Standby Servicer, its business or its properties, or the ability of the Standby Servicer to perform its obligations under this Agreement or any other Basic Document to which it is a party;

                  (iii) Power and Authority. The Standby Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Standby Servicer by all necessary corporate action;

                  (iv) Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Standby Servicer enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;

                  (v) No Violation. The execution, delivery and performance by the Standby Servicer of this Agreement and the other Basic Documents to which the Standby Servicer is a party, and the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter documents of the Standby Servicer, or any indenture, agreement, or other instrument to which the Standby Servicer is a party or by which it may be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor, to the best of the Standby Servicer's knowledge, violate any law applicable to

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                           the Standby Servicer or any order, rule, or
                           regulation applicable to the Standby Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Standby Servicer or its properties;

                  (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Standby Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Standby Servicer or its properties: A) asserting the invalidity of this Agreement, any of the Basic Documents, the Notes or the Certificate, B) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, C) seeking any determination or ruling that might materially and adversely affect the performance by the Standby Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the Basic Documents to which it is a party, the Notes or the Certificate,
                           (D) relating to the Standby Servicer and which might adversely affect the federal income tax attributes of the Notes or the Certificate or (E) that could have a material adverse effect on the Receivables;

                  (vii) No Consents. No consent, license, approval, authorization or order of, or registration declaration or filing with, any governmental authority or other Person is required to be made in connection with the issuance or sale of the Notes and the Certificate or the execution, delivery or performance of the Basic Documents to which Standby Servicer is a party or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained;

                  (viii) Taxes. The Standby Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due;

                  (ix) Chief Executive Office. The principal place of business and chief executive office of the Standby Servicer is, and for the four months preceding the date of this Agreement has been, located at 4315 Picket Road, St. Joseph, Missouri 64503;

                  (x) No Injunctions. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Standby Servicer or its obligations under, or the validity and enforceability of, this Agreement;

                  (xi) Compliance with Law. The Standby Servicer is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Standby Servicer, its business or its properties, or the ability

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                           of the Standby Servicer to perform its obligations
                           under this Agreement; and

                  (xii) Practices. The practices used or to be used by the Standby Servicer, to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables will be, in all material respects, legal, proper and in conformity with the requirements of all applicable federal and state laws, rules and regulations, and this Agreement. The Standby Servicer is in possession of all state and local licenses (including all debt collection licenses) required for it to perform its services hereunder (including as successor Servicer), and none of such licenses has been suspended, revoked or terminated.

         The representations and warranties contained in this Section 13.0l(c) shall survive the execution and delivery of this Agreement, the transfer of the Receivables on the Closing Date and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

         SECTION 13.02 Indemnities of Servicer, Back-up Servicer and Standby Servicer.

                  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and no implied duties or obligations shall be read into this Agreement against the Servicer.

                  (i) The Servicer shall defend, indemnify, and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Insurer, the Standby Servicer, the Back-up Servicer, and their officers, directors, employees and agents, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

                  (ii) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Insurer, the Standby Servicer, the Back-up Servicer, and the Trust from and against any taxes that may at any time be asserted against such parties with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

                  (iii) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Insurer, the

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                           Standby Servicer, the Back-up Servicer, the Trust,
                           the Certificateholder and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such parties through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Servicer shall not be liable to the Owner Trustee or Indenture Trustee for any portion of any such amount resulting from the willful misconduct, bad faith, or negligence of the Owner Trustee or the Indenture Trustee, as applicable. This indemnity shall survive the termination of this Agreement or the Trust and the resignation or removal of the Owner Trustee, the Indenture Trustee and the Back-up Servicer.

                  (iv) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Insurer, the Standby Servicer, the Back-up Servicer, their respective officers, directors, employees and agents and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained or any of the provisions contained in any of the Basic Documents, or any of the transactions contemplated thereby, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of such indemnified party; (b) relates to any tax other than the taxes with respect to which either the Transferor or Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee; (c) shall arise from the breach of any of representations or warranties of such indemnified party; (d) shall be one as to which the Transferor is required to indemnify the Owner Trustee or the Indenture Trustee under this Agreement and the Transferor has paid such indemnity claim; (e) shall arise out of or be incurred in connection with the acceptance or performance by the Indenture Trustee of the duties of successor Servicer or (f) with respect to the Insurer, shall arise out of its obligations to perform under the Policy and is not an otherwise indemnifiable obligation pursuant to the Insurance Agreement.

                  Notwithstanding the foregoing, clauses (ii) and (iv) above shall not apply to the Standby Servicer or the Back-up Servicer in the event the Standby Servicer or the Back-up Servicer becomes the successor Servicer.

                  Indemnification by each of the Servicer, the Standby Servicer or the Back-up Servicer (or any other successor Servicer), as Servicer, shall be made only with respect to the period that it acts as Servicer and its acts and omissions while acting as such. Indemnification under this Section by the Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of

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         litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

                  (b) The Back-up Servicer and the Standby Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Back-up Servicer in its capacity as Back-up Servicer under this Agreement and the Standby Servicer in its capacity as Standby Servicer under this Agreement, and no implied duties or obligations shall be read into this Agreement against the Back-up Servicer or the Standby Servicer. The Back-up Servicer may fulfill its obligations hereunder as Back-up Servicer through its agents, nominees and custodians and shall not be liable for the acts or omissions of such agents, nominees and custodians to the extent they are appointed with due care by the Back-up Servicer. Neither the Back-up Servicer nor its employees, directors, agents or officers shall be liable for any action taken in good faith pursuant to this Agreement or for errors of judgment not involving willful misconduct or negligence. The Standby Servicer shall indemnify, defend, and hold harmless the Trust, the Indenture Trustee, the Insurer, the Servicer and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Indenture Trustee, the Servicer, the Insurer or the Noteholders through the negligence, willful misconduct or bad faith of the Standby Servicer, in the performance of its duties as Standby Servicer under this Agreement. In the event that the Standby Servicer becomes the successor Servicer, the Standby Servicer in its capacity as successor Servicer, shall be liable in accordance with, and to the extent set forth in, Section 13.02(a).

                  (c) Indemnification under this Section 13.02 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. This indemnification under Section 13.02 shall survive the termination of this Agreement and/or the Spread Account Depositor Trust Agreement and the removal of the Servicer, the Standby Servicer, the Back-up Servicer and/or the Indenture Trustee.

         SECTION 13.03 Merger or Consolidation of, or Assumption of the Obligations of the Servicer, Back-up Servicer and Standby Servicer.

                  (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement and the other Basic Documents to which the Servicer is a party. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party which may succeed to the properties and assets of the Servicer

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         substantially as a whole or (iii) succeeding to the business of the
         Servicer (or to substantially all of the Servicer's business insofar as it relates to the servicing of the Receivables), which Person in any of the foregoing cases executes an agreement of assumption reasonably acceptable to the Insurer in its sole and absolute discretion to perform every obligation of the Servicer under this Agreement and the other Basic Documents to which it is a party, will be the successor to the Servicer under this Agreement and the other Basic Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section
         13.01 hereof or made by BVAC in the Purchase Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), no Event of Servicer Default or Insurance Agreement Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Servicer Default or Insurance Agreement Event of Default shall have occurred and be continuing, (x) the Servicer shall have delivered to the Insurer (so long as the Insurance Agreement has not terminated) and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with, and (y) the Servicer shall have delivered to the Insurer (so long as the Insurance Agreement has not terminated) and the Indenture Trustee, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (z) the Rating Agencies shall have confirmed the "shadow ratings" of the Notes without regard to the Policy. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section to the Insurer and the Rating Agencies then providing a rating for the Securities. The Indenture Trustee shall forward a copy of each such notice to each Noteholder. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (w), (x),
         (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above. The Opinion of Counsel required by this Section shall not be an expense of the Indenture Trustee or the Insurer.

                  (b) Any Person (i) into which the Back-up Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, (iii) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole or (iv) succeeding to the business of the Back-up Servicer, shall execute an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, and whether or not such assumption agreement is executed, shall be the successor to the Back-up Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Back-up Servicer from any obligation. In

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         connection with any transaction described above, the Back-up Servicer must comply with the provisions of this Section 13.03 as if it were then acting as Servicer.

                  (c) Any Person (i) into which the Standby Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Standby Servicer shall be a party, (ii) which may succeed to the properties and assets of the Standby Servicer substantially as a whole or (iv) succeeding to the business of the Standby Servicer, shall execute an agreement of assumption to perform every obligation of the Standby Servicer hereunder, and whether or not such assumption agreement is executed, shall be the successor to the Standby Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Standby Servicer from any obligation. In connection with any transaction described above, the Standby Servicer must comply with the provisions of this Section 13.03 as if it were then acting as Servicer.

         SECTION 13.04 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Indenture Trustee, the Certificateholder or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Charged-Off Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

         SECTION 13.05 Servicer, Back-up Servicer and Standby Servicer Not to Resign. Subject to the provisions of Sections 8.02(g), 14.01 and 14.02, as applicable, none of the Servicer, Back-up Servicer, or the Standby Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer, Back-up Servicer, or Standby Servicer, respectively, except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer, Back-up Servicer, or the Standby Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) does not or the Majority Noteholders (if an Insurer Default shall have occurred and be continuing) do not (i) elect in its or their absolute discretion to waive the obligations of the Servicer, Back-up Servicer, or the Standby Servicer, as the case may be, to perform the duties that render it legally unable to act or (ii) allow in its or their absolute discretion the Servicer, Back-up Servicer, or the Standby Servicer, as the case may be, to delegate those duties to another Person; provided, however, that notwithstanding the

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foregoing, the Back-up Servicer may resign upon 90 days prior written notice to the Servicer and the Insurer if it resigns as Indenture Trustee. Any such determination permitting the resignation of the Servicer, Back-up Servicer, or the Standby Servicer shall be evidenced by an Opinion of Counsel as to the legal requirements that would be violated, delivered to the Owner Trustee, the Indenture Trustee and the Insurer. No resignation of the Servicer shall become effective, so long as the Insurer is the Controlling Party, until the Back-up Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, until the Back-up Servicer, the Standby Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Servicer shall become effective, so long as no Insurer Default shall have occurred and be continuing, until the Back-up Servicer, the Standby Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Servicer, Back-up Servicer, or the Standby Servicer shall relieve the Servicer, Back-up Servicer, or the Standby Servicer, as the case may be, of any liability to which it has previously become subject under this Agreement or any Basic Document.

         SECTION 13.06 Delegation of Duties. Except as provided in Section 13.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Transferor may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and acceptable to the Controlling Party and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Transferor may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Transferor or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Transferor of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 13.05 hereof. The Servicer shall give written notice to the Rating Agencies, the Owner Trustee, the Indenture Trustee and the Insurer of any such delegation.

                                  ARTICLE XIV

                     SERVICER AND STANDBY SERVICER DEFAULTS

         SECTION 14.01 Events of Servicer Default. While the Servicer, the Back-up Servicer or any successor Servicer (other than the Standby Servicer) is acting as the Servicer hereunder, any one of the following events shall constitute an "Event of Servicer Default":

                  (i) Any failure by the Servicer (x) to deposit, or to deliver to the Indenture Trustee for deposit, to any Trust Account any amount required to be so delivered or deposited therein by the Servicer that shall continue unremedied for a period of one (1) Business Day or (y) to deliver to the Indenture Trustee, the Back-up Servicer, the Standby Servicer or the Insurer the Servicer's Certificate on the related Determination Date that shall continue unremedied for a period of two (2) Business Days or the statement required by Section 8.13 or the report required by
                           Section 8.14

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                           shall not have been delivered within five (5) days
                           after the date such statement or report, as the case may be, is required to be delivered after, in either case, (A) after written notice from either the Owner Trustee, the Indenture Trustee or the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or by the holders of Notes evidencing not less than 25% of the aggregate outstanding balance of the Notes is received by the Servicer as specified in this Agreement or (B) after discovery by an officer of the Servicer;

                  (ii) Failure on the part of the Servicer, and for so long as the Servicer is obligated to perform as the Servicer, failure on the part of the Transferor or BVAC, as the case may be, to repurchase a Receivable in accordance with Section 7.02, Section 8.08 or
                           Section 8.10 hereof and, in the case of BVAC pursuant to Section 7.02 and Section 3.03 of the Purchase Agreement, as the case may be, which failure shall continue unremedied for a period of two (2) Business Days after the same is required to be delivered in accordance with such Sections after, in either case,
                           (A) after written notice from either the Owner Trustee, the Indenture Trustee or the Insurer (so long as the Insurer is not in default of its obligations under the Policy) or by the holders of Notes evidencing not less than 25% of the aggregate outstanding balance of the Notes is received by the Servicer or BVAC as specified in this Agreement or
                           (B) after discovery by an officer of the Servicer;

                  (iii) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.09 or, for so long as the Servicer is obligated to perform as the Servicer, failure on the part of the Transferor to observe its covenants and agreements in
                           Article V of the Purchase Agreement;

                  (iv) Failure on the part of the Servicer, and for so long as the Servicer is obligated to perform as the Servicer, failure on the part of the Transferor or BVAC duly to observe or to perform any other covenants or agreements of the Servicer, the Transferor or BVAC (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (a) materially and adversely affect the rights of Noteholders or the Insurer and (b) continue unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given (1) to the Servicer, the Transferor or BVAC (as the case may be) by the Insurer or the Indenture Trustee, or (2) to the Servicer, the Transferor or BVAC (as the case may be), and to the Indenture Trustee and the Insurer by the Noteholders evidencing not less than 25% of the Class A Note Balance;

                  (v) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer (or, so long as the Servicer is obligated to perform as the Servicer, the Transferor or any of the Servicer's other Affiliates, if the Servicer's ability to service the

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                           Receivables is adversely affected in a material
                           respect thereby) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of BVAC, the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) or the commencement of an involuntary case under the federal or state bankruptcy, insolvency or similar laws, as now or hereafter in effect, or another present or future, federal or state bankruptcy, insolvency or similar law with respect to BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) and such case is not dismissed within 60 days;

                  (vi) The commencement by BVAC or the Servicer (or, so long as the Servicer is obligated to perform as the Servicer, the Transferor or any of the Servicer's other Affiliates, if the Servicer's ability to service the Receivables is adversely affected thereby) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) or of any substantial part of its property or the making by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) of an assignment for the benefit of creditors or the failure by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) generally to pay its debts as such debts become due or the taking of corporate action by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) in furtherance of any of the foregoing;

                  (vii) Any representation, warranty or statement of the Servicer or, for so long as the Servicer is obligated to perform as the Servicer, BVAC or the Transferor made in this Agreement and, with respect to BVAC and the Transferor, the Purchase Agreement, or in each case any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 3.02 of the Purchase Agreement), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer, the Insurer or the Noteholders and, within 60 days after written notice thereof, shall have been given (1) to BVAC, the Servicer or the Transferor (as the case may be) by the Indenture Trustee or the Insurer or (2) to BVAC, the Servicer or the Transferor (as the case may be), and to the Indenture

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                           Trustee and the Insurer by the Noteholders evidencing
                           not less than 25% of the Class A Note Balance, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

                  (viii)   An Insurance Agreement Event of Default has occurred;

                  (ix)     A claim is made under the Policy;

                  (x) So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered a Servicer Extension Notice pursuant to
                           Section 8.04 hereof; or

                  (xi) The occurrence of a "Servicer Default" under and as defined in any sale and servicing agreement, pooling and servicing agreement or any similar agreement with respect to which (x) BVAC or any of its Affiliates is designated as servicer, sub-servicer, back up servicer or any similar capacity (irrespective of whether it is then acting in such capacity) and (y) the Insurer has issued a financial guaranty insurance policy relating to one or more classes of securities issued under or otherwise relating to such agreement.

         If a Servicer Default shall occur and be continuing then, and in each and every case, the Indenture Trustee shall, (x) at the direction of the Insurer in its sole and absolute discretion, so long as the Insurer is the Controlling Party, or (y) at the direction of the Majority Noteholders, if an Insurer Default has occurred and is continuing or the Insurance Agreement has terminated, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Noteholders or the Insurer) or (z) upon the Insurer's failure to deliver a Servicer Extension Notice pursuant to Section
8.04 hereof (so long as the Insurance Agreement has not terminated), terminate all of the rights and obligations of the Servicer under this Agreement. Upon sending or receiving any such notice, the Indenture Trustee shall promptly send a copy thereof to the Owner Trustee, the Rating Agencies, the Insurer (so long as the Insurer is the Controlling Party), the Back-up Servicer, the Standby Servicer and to each Noteholder. On or after the receipt by the Servicer of such written notice (unless otherwise directed by the Insurer and subject to Section 14.03(a)), all authority and power of the Servicer as the Servicer under this Agreement, whether with respect to the Securities or the Receivables or otherwise, shall, without further action, pass to and be vested in the Standby Servicer or any such successor Servicer as may be appointed under Section 14.03; and, without limitation, the Standby Servicer, any such successor Servicer and the Indenture Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise provided, however, that the Standby Servicer or the Back-up Servicer shall have no obligation to assume the responsibilities of the Servicer with fewer than thirty (30) days prior written notice other than, during an Insurer Default, to use its reasonable best efforts to process payments received in respect of the Receivables in accordance with the terms of this Agreement. The predecessor Servicer shall

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cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held or should have been held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery to the successor Servicer of all files and records concerning the Receivables and a Computer Tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other property of the Issuer. All Transition Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses and, if not so paid, shall be reimbursable to the successor Servicer, to the extent of Available Funds on each Payment Date, pursuant to the priorities set forth in
Section 8.05(a) of the Indenture; provided, that such payment shall not relieve the predecessor Servicer from the responsibility for making such payment and the Issuer shall be subrogated to the rights of the successor Servicer with respect to such Transition Costs and shall have a direct right to institute proceedings against the predecessor Servicer for such payment. The predecessor Servicer shall grant the Transferor, the Indenture Trustee, the Standby Servicer, the Back-up Servicer and the Insurer reasonable access to the predecessor Servicer's premises, computer files, personnel, records and equipment at the predecessor Servicer's expense. If requested by the Insurer (so long as it is the Controlling Party), the Standby Servicer or any other successor Servicer shall terminate any arrangements relating to (i) the Lock-Box Account with the Lock-Box Bank, (ii) the Lock-Box or (iii) the Lock-Box Agreement, and direct the Obligors to make all payments under the Receivables directly to the Servicer at the predecessor Servicer's expense (in which event the successor Servicer shall process such payments directly, or, through a Lock-Box Account with a Lock-Box Bank at the direction of the Insurer). The Indenture Trustee shall send copies of all notices given pursuant to this Section 14.01 to the Insurer so long as no Insurer Default shall have occurred and be continuing, and to the Noteholders if an Insurer Default shall have occurred and be continuing.

         When the Standby Servicer or the Back-up Servicer incurs expenses after the occurrence of an Event of Servicer Default specified in this Section 14.01, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

         SECTION 14.02 Standby Servicer Default.

                  (a) Any one of the following events shall constitute a "Standby Servicer Default" with respect to the Standby Servicer acting in its capacity as Standby Servicer hereunder and in its capacity as successor Servicer hereunder (unless specifically stated otherwise):

                  (i) Any failure by the Standby Servicer (so long as the Standby Servicer is obligated to perform as the Servicer) (x) to deposit, or to deliver to the Indenture Trustee for deposit, to any Trust Account or the Spread Account any amount required to be so delivered or deposited therein by the Servicer that shall continue unremedied for a period of one (1) Business Day or (y) to deliver to the Indenture Trustee, the Back-up Servicer or the Insurer the Servicer's Certificate on the related Determination Date that

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                           shall continue unremedied for a period of two (2)
                           Business Days or the statement required by Section
                           8.13 or the report required by Section 8.14 shall not have been delivered within five (5) days after the date such statement or report, as the case may be, is required to be delivered;

                  (ii) Failure on the part of the Standby Servicer to observe its covenants and agreements set forth in
                           Section 8.09;

                  (iii) Failure on the part of the Standby Servicer duly to observe or to perform any other covenants or agreements of the Standby Servicer set forth in the Securities or in this Agreement (except as otherwise specifically referred to in this Section 14.02(a)), which failure shall (a) materially and adversely affect the rights of Noteholders or the Insurer and
                           (b) continue unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given (1) to the Standby Servicer by the Insurer or the Indenture Trustee, or (2) to the Standby Servicer and to the Indenture Trustee and the Insurer by the Noteholders evidencing not less than 25% of the Class A Note Balance;

                  (iv) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Standby Servicer or any of the Standby Servicer's Affiliates, if the Standby Servicer's ability to service the Receivables is adversely affected thereby, in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Standby Servicer or any such Affiliate or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of Standby Servicer or any such Affiliate or the commencement of an involuntary case under the federal or state bankruptcy, insolvency or similar laws, as now or hereafter in effect, or another present or future, federal or state bankruptcy, insolvency or similar law with respect to the Standby Servicer or any such Affiliate and such case is not dismissed within 60 days;

                  (v) The commencement by the Standby Servicer or any of the Standby Servicer's Affiliates, if the Standby Servicer's ability to service the Receivables is adversely affected thereby, of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by Standby Servicer or any such Affiliate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Standby Servicer or any such Affiliate or of any substantial part of its property or the making by the Standby Servicer or any such Affiliate of an assignment for the benefit of creditors or the failure by the Standby Servicer or any such Affiliate generally to pay its debts as such debts become due or the taking of

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                           corporate action by the Standby Servicer or any such
                           Affiliate in furtherance of any of the foregoing;

                  (vi) Any representation, warranty or statement of the Standby Servicer made in this Agreement or in any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer, the Insurer or the Noteholders and, within 30 days after written notice thereof shall have been given (1) to the Standby Servicer by the Indenture Trustee or the Insurer or (2) to the Standby Servicer, and to the Indenture Trustee and the Insurer by the Noteholders evidencing not less than 25% of the Class A Note Balance, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

                  (vii) For so long as the Standby Servicer is acting as Standby Servicer hereunder, the failure of the Standby Servicer to comply with the duties and services set forth in Schedule C attached hereto, which failure continues unremedied for a period of five (5) Business Days; or

                  (viii) For so long as the Standby Servicer is obligated to perform as the Servicer, the occurrence and continuance of a Trigger Event (as such Trigger Events shall have been modified by the Standby Servicer and the Insurer prior to the Standby Servicer assuming the duties of Servicer hereunder);

                  then, and in each and every case, subject to the notice and cure provisions of paragraph (b) below, the Indenture Trustee shall, at the direction of the Controlling Party, by notice then given in writing to the Standby Servicer as the Servicer or as the Standby Servicer (and to the Indenture Trustee if given by the Noteholders) shall terminate all of the rights and obligations of the Standby Servicer as the Servicer or as the Standby Servicer under this Agreement. Upon sending or receiving any such notice, the Indenture Trustee shall promptly send a copy thereof to the Indenture Trustee, the Owner Trustee, the Rating Agencies, the Insurer, the Servicer, the Standby Servicer and to each Noteholder. On or after the receipt by the Standby Servicer of such written notice (unless otherwise directed by the Insurer and subject to Section 14.03(a)), all authority and power of the Standby Servicer as the Servicer and as the Standby Servicer under this Agreement, whether with respect to the Securities or the Receivables or otherwise, shall, without further action, pass to and be vested in any such successor Standby Servicer or successor Servicer, as applicable, as may be appointed under Section 14.03; and, without limitation, any such successor Standby Servicer or successor Servicer, is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

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         The Standby Servicer shall cooperate with the successor Standby
Servicer or successor Servicer, as applicable, in effecting the termination of its responsibilities and rights under this Agreement, including the transfer to the successor Standby Servicer or successor Servicer, as applicable, for administration by it of all cash amounts that shall at the time be held by it for deposit, or shall thereafter be received by it with respect to any Receivable, and the related accounts and records maintained by the Standby Servicer.

                  (b) The Insurer (so long as it is the Controlling Party), the Majority Noteholders or the Indenture Trustee shall provide the Standby Servicer with written notice of any Standby Servicer Default, which notice must grant the Standby Servicer an opportunity to cure any such event of termination as follows: (i) in the case of any failure of the Standby Servicer to properly administer or deliver any monies as required pursuant to this Agreement, for a period of three (3) Business Days after receipt of the notice by the Standby Servicer; or (ii) in the case of any failure pursuant to this Agreement that is non-monetary in nature, for a period of thirty (30) days after receipt of the notice by the Standby Servicer. Such notice must explicitly provide that if any such failure by the Standby Servicer giving rise to the event of termination is not cured within the applicable cure period, then the Controlling Party shall have the right to terminate the appointment of the Standby Servicer effective as of a date no sooner than the end of the applicable cure period.

                  (c) The Standby Servicer may be released from its obligations under this Agreement if it does not receive payment of its Standby Servicer Fee or Successor Servicer Fee required to be made under the terms of this Agreement, which failure continues unremedied for a period of thirty (30) days after receipt by the Insurer of written notice of such failure and that the Standby Servicer intends to terminate its appointment as Standby Servicer if such failure to pay is not remedied within such thirty (30) day period, which written notice shall explicitly state that failure to pay any Standby Servicer Fee or successor Servicer Fee owing to the Standby Servicer, if not cured within thirty (30) days of the date of receipt of notice thereof, will give the Standby Servicer the right to terminate its appointment as Standby Servicer.

         SECTION 14.03 Appointment of Successors.

                  (a) Upon the Servicer's receipt of notice of termination pursuant to Section 14.01 or the Servicer's resignation in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice (which date shall be at least 30 days after the date of such notice), or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date thirty (30) days from the delivery to the Back-up Servicer, the Standby Servicer, the Indenture Trustee and the Insurer of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the thirty (30)
         days) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, and unless the Controlling Party directs

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         otherwise, the Standby Servicer shall automatically be the successor
         Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Standby Servicer as Servicer by the terms and provisions hereof; provided, however, that neither the Standby Servicer, the Back-up Servicer nor any other successor Servicer shall be liable for any actions of the Servicer or any other predecessor Servicer prior to such succession or for any breach by the Servicer or any other predecessor Servicer of any of its representations, warranties or covenants contained in this Agreement or in any related document or agreement.

                  (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer (subject to the modified duties of SST set forth in Schedule C attached hereto), and shall be entitled to the Servicing Fee (or with respect to SST, the successor Servicer Fee set forth in Schedule C attached hereto) and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement. The predecessor Servicer shall be entitled to be reimbursed for Outstanding Advances.

                  (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the successor Servicer out of payments on Receivables it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under this Agreement. The Owner Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (d) To the extent that the Standby Servicer or the Back-up Servicer shall be entitled to any indemnity payment from the Servicer pursuant to Sections 13.02 or 14.03(i) and such indemnity payment has not been made within 30 calendar days of demand thereof, the Standby Servicer or the Back-up Servicer, as applicable, shall be entitled to reimbursement for such unpaid amounts, to the extent of available funds, under priority (iii) or (i), respectively, of Section 8.05(a) of the Indenture.

                  (e) If the Standby Servicer becomes aware of any error or continuing error, which in the opinion of the Standby Servicer impairs its ability to perform its services hereunder, the Standby Servicer may undertake such data or records reconstruction as it deems appropriate to correct any such error or continued error and to prevent future continuing error. To the extent it is not otherwise reimbursed under this Agreement, the Standby Servicer shall be entitled to recover its costs incurred in correcting any such error or continuing error.

                  (f) Upon the Standby Servicer's receipt of notice of termination following a Standby Servicer Default or the Standby Servicer's resignation in accordance with the terms of this Agreement, the Back-up Servicer shall continue to perform its functions as Standby Servicer or Servicer, as applicable, under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of

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         resignation, until the later of (x) the date 30 days from the delivery to the Standby Servicer, the Indenture Trustee, and the Insurer of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the 30 days) in accordance with the terms of this Agreement and (y) the date upon which the Standby Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Standby Servicer's resignation or termination hereunder, and if the Controlling Party so directs, the Back-up Servicer shall be the successor in all respects to the Standby Servicer in its capacity as Standby Servicer and, if applicable, Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Standby Servicer and, if applicable, the Servicer by the terms and provisions hereof; provided, however, that the Back-up Servicer shall not be liable for any actions of the Standby Servicer prior to such succession or for any breach by the predecessor Standby Servicer of any of its representations, warranties and covenants contained in this Agreement or in any related document or agreement.

                  (g) Upon receipt by any successor Servicer (other than the Standby Servicer in accordance with Section 14.03(f) above) of notice of termination or such successor Servicer's resignation in accordance with the terms of this Agreement, such successor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 30 days from the delivery to the Back-up Servicer, if any, the Indenture Trustee and the Insurer of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the 30 days) in accordance with the terms of this Agreement and (y) the date upon which such successor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of such successor Servicer's resignation or termination hereunder, and if the Controlling Party so directs, the Back-up Servicer, if any, shall be the successor in all respects to the Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Back-up Servicer shall not be liable for any actions of the predecessor Servicer prior to such succession or for any breach by the predecessor Servicer of any of its representations, warranties and covenants contained in this Agreement or in any related document or agreement.

                  (h) Notwithstanding the above, if the Back-up Servicer is legally unable to so act or the Controlling Party otherwise directs in accordance with Section 8.02(d), the Controlling Party shall appoint a successor Servicer, successor Back-up Servicer or successor Standby Servicer. Otherwise, the Indenture Trustee shall appoint (after soliciting bids from potential servicers), or petition a court of competent jurisdiction to appoint, a Servicer (as successor Servicer), Back-up Servicer (as successor Back-up Servicer) or Standby Servicer (as successor Standby Servicer) hereunder, in each case acceptable to the Controlling Party, in the assumption of all or any part of the responsibilities, duties or liabilities of the outgoing Servicer, Back-up Servicer or

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         Standby Servicer, as applicable, hereunder. The outgoing Servicer,
         Back-up Servicer or Standby Servicer shall continue to act as such hereunder until a successor acceptable to the Controlling Party is appointed and assumes the obligations as successor Servicer, Back-up Servicer or Standby Servicer, as applicable.

                  (i) Any successor Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to such successor Servicer in connection with succession to Servicer duties, including documents prepared or maintained by BVAC, the Transferor, or the Servicer, or any party providing services related to the Receivables (each, a "Third Party"). The Servicer shall indemnify and hold harmless the successor Servicer and its officers, employees and agents, the Issuer, the Noteholders and the Insurer against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the successor Servicer, the Issuer, the Noteholders and the Insurer may sustain in any way (i) solely related to the negligence or misconduct of the Servicer or any such Third Party based upon any matter related to or arising out of this Agreement except for any claims, losses, penalties, fines, forfeitures, legal fees, and related costs and judgments arising from such successor Servicer's own negligence or willful misconduct; or (ii) solely related to the conduct of such successor Servicer undertaken at the direction of any party hereto or which relate to the transfer of servicing to the successor Servicer. The successor Servicer shall have no duty, responsibility, obligation or liability (collectively "liability") for the acts or omissions of any Third Party. In the event that the Servicer fails to make any such indemnity payment, the successor Servicer shall be entitled to receive such payment from the Issuer, to the extent of Available Funds on each Payment Date, in the priorities set forth in Section 8.05(a) of the Indenture; provided, that such Issuer payment shall not relieve the Servicer from the responsibility for making such payment and the Issuer shall be subrogated to the rights of the successor Servicer with respect to such indemnity claim and shall have a direct right to institute proceedings against the Servicer for such payment. If any error, inaccuracy or omission (collectively "error") exists in any information provided to a successor Servicer and such error causes or materially contributes to such successor Servicer making or continuing any error (a "continuing error"), such successor Servicer shall have no liability for such continuing error; provided, however, that this provision shall not protect such successor Servicer against any liability arising from its willful misconduct, bad faith or gross negligence in discovering or correcting or failing to discover or correct any error or in the performance of its other duties contemplated herein.

         SECTION 14.04 Notice of Events of Servicer Default. Upon any notice of an Event of Servicer Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIV, the Owner Trustee shall give prompt written notice thereof to Certificateholder at the address appearing in the Certificate Register, to each of the Rating Agencies then rating the Notes, to the Insurer and to the Indenture Trustee for further notice thereof to the Noteholders.

         SECTION 14.05 Waiver of Past Defaults. The Insurer (so long as the Insurer is the Controlling Party) or the Indenture Trustee (if an Insurer Default has occurred and is continuing or the Insurance Agreement has terminated) upon direction from holders of Notes evidencing not less than 51% of the outstanding principal balance of the Notes may waive any default by the

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Servicer in the performance of its obligations hereunder and/or its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement; provided, that no waiver of any default or provision of this Agreement shall become effective without the consent of the Insurer (so long as the Insurer is the Controlling Party). Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE XV

                                The Owner Trustee

         SECTION 15.01 Duties of Owner Trustee. The Owner Trustee, both prior to and after the occurrence of an Event of Servicer Default, shall undertake to perform such duties as are specifically set forth in this Agreement. If an Event of Servicer Default shall have occurred and shall not have been cured and the Owner Trustee has received notice of such Event of Servicer Default, the Owner Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         The Owner Trustee shall execute and deliver, on behalf of the Trust, each Basic Document to which the Trust is a party and all certificates, instruments and agreements contemplated thereby. The Owner Trustee shall execute and authenticate the Certificate in accordance with this Agreement and shall execute the Notes in accordance with the Indenture.

         It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholder, subject to and in accordance with the provisions of this Agreement and the other documents to which the Trust is a party. Without limiting the foregoing, the Owner Trustee shall, upon written direction of the Certificateholder and on behalf of the Trust, file and prove any claim or claims that may exist on behalf of the Trust against the Transferor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Transferor. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other documents to which the Trust is a party to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other document to which the Trust is a party, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the documents to which the Trust is a party, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

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         SECTION 15.02 Action upon Instruction.

                  (a) Subject to Article X and the terms of the Spread Account Agreement, the Instructing Party shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not in violation of the express terms set forth herein or in any Basic Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability or unreimbursed expenses on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction from it as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder and shall have no liability to any Person for such action or inaction except as otherwise expressly provided in this Agreement.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction from it and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholder and shall have no liability to any Person for such action or inaction except as otherwise expressly provided in this Agreement.

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                  (e) The Owner Trustee shall not take any action (a) that
         violates the purposes of the Trust set forth in Section 1.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Instructing Party shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                  (f) The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Owner Trustee shall furnish to the Certificateholder, the Insurer and the Rating Agencies promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                  (g) The Owner Trustee shall furnish to the Certificateholder, the Insurer and the Rating Agencies promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                  (h) No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

                  (i) Prior to the occurrence of an Event of Servicer Default, and after the curing of all such Events of Servicer Default that may have occurred, the duties and obligations of the Owner Trustee shall be determined solely by the express provisions of this Agreement, the Owner Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee and, in the absence of bad faith on the part of the Owner Trustee, or manifest error, the Owner Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement;

                  (ii) The Owner Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee shall have been grossly negligent in ascertaining the pertinent facts;

                  (iii) The Owner Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Certificate relating to the time, method, and place of conducting any proceeding for any remedy available

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                           to the Owner Trustee, or exercising any trust or
                           power conferred upon the Owner Trustee, under this Agreement;

                  (iv) The Owner Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses
                           (i) or (ii) of Section 14.01, or of any failure by the Transferor to comply with the obligations of the Transferor referred to in clause (ii) of Section 14.01, unless a Responsible Officer of the Owner Trustee receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Owner Trustee, is not attributable to the Owner Trustee) from the Servicer or the Transferor, as the case may be; and

                  (v)      Without limiting the generality of this Section or
                           Section 15.07, the Owner Trustee shall have no duty
                           (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement (or continuation statement) evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trust pursuant to this Agreement believed by the Owner Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Transferor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

         The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Owner Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Owner Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement. Except for actions expressly authorized by this Agreement, the Owner Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

         SECTION 15.03 Accounting and Records to the Certificateholder, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained)

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the books of the Trust on a calendar year basis with respect to amounts actually received or disbursed by the Owner Trustee, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be requested to enable each Certificateholder to prepare its federal and state income tax returns, and
(c) file or cause to be filed such tax returns relating to the Trust provided to it in execution form, and pursuant to direction of BVAC make such elections, except Form 8832, as may from time to time be requested in connection with any applicable state or federal statute or rule or regulation thereunder. The Owner Trustee shall make all elections pursuant to this Section as directed in writing by BVAC. The Owner Trustee shall sign all tax information returns provided to it in execution form pursuant to this Section and any other returns as may be requested by BVAC, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, BVAC. The Trust shall comply with the provisions to Section 9.09 related to elections under Section 1278 of the Code.

         SECTION 15.04 Signature on Returns; Tax Matters Partner.

                  (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, unless applicable law requires a Certificateholder to sign such documents, in which case, as provided in
         Section 9.09 such documents shall be signed by BVAC as "tax matter partner."

                  (b) The Certificateholder hereby elects BVAC as the "tax matters partner" of the Trust pursuant to Section 6231 of the Code and the Treasury Regulations promulgated thereunder.

         SECTION 15.05 Owner Trustee's Certificate. On or as soon as practicable after each Payment Date on which Receivables shall be (i) assigned to BVAC pursuant to Section 7.02 or deemed to be assigned to the Transferor as a result of the application of Available Funds in respect of Charged-Off Receivables pursuant to Sections 9.05 or (ii) assigned to the Servicer pursuant to Section
8.10 or to the Servicer or any other Person designated by the Servicer pursuant to Section 16.02, the Owner Trustee shall, at the written request of the Servicer, execute an Owner Trustee's Certificate, substantially in the form of, in the case of an assignment to BVAC, Exhibit 1, or, in the case of an assignment to the Servicer, Exhibit 2, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Collection Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased or deemed to be repurchased by BVAC pursuant to Sections 7.02 or 8.08 or purchased by the Servicer pursuant to
Section 8.10 or the Servicer or any other Person designated by the Servicer pursuant to Section 16.02 during such Collection Period, and shall deliver such Owner Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to BVAC or the Servicer, as the case may be, with a copy to the Indenture Trustee. The Owner Trustee's Certificate shall be an assignment pursuant to Section 15.06.

         SECTION 15.06 Trust's Assignment of Purchased Receivables. With respect to each Receivable repurchased by BVAC pursuant to Section 7.02, or deemed to be so repurchased pursuant to Section 8.08, purchased by the Servicer pursuant to
Section 8.10 or the Servicer or any other Person designated by the Servicer pursuant to Section 16.02, the Trust shall assign, as

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of the last day of the Collection Period during which such Receivable became a
Charged-Off Receivable or became subject to repurchase by BVAC or purchase by the Servicer or such other Person, without recourse, representation, or warranty, to BVAC, the Servicer or such other Person (as the case may be) all the Trust's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at BVAC's expense, take such steps as the Owner Trustee deems necessary to enforce the Receivable, including bringing suit in its name and/or the name of the Indenture Trustee.

         SECTION 15.07 Certain Matters Affecting the Owner Trustee. Except as otherwise provided in Section 15.01:

                  (i) The Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (ii) The Owner Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice or Opinion of Counsel.

                  (iii) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholder shall have offered to the Owner Trustee reasonable security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Owner Trustee of the obligations, upon the occurrence of an Event of Servicer Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (iv) The Owner Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

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                  (v)      Prior to the occurrence of an Event of Servicer
                           Default and after the curing of all Events of Servicer Default that may have occurred, the Owner Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by the Insurer or the Indenture Trustee or holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes; provided, however, that if the payment within a reasonable time to the Owner Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Owner Trustee, not reasonably assured to the Owner Trustee by the security afforded to it by the terms of this Agreement, the Owner Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by BVAC, as initial Servicer, or, if paid by the Owner Trustee, shall be reimbursed by BVAC, as initial Servicer, upon demand. Nothing in this clause
                           (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

                  (vi) The Owner Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Owner Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian or the Administrator.

                  (vii) The Owner Trustee shall have no duty of independent inquiry, except as may be required by Section 15.01, and the Owner Trustee may rely upon the representations and warranties and covenants of the Transferor and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

         SECTION 15.08 Owner Trustee Not Liable for Certificate or Receivables. The recitals contained herein and in the Certificate (other than the certificate of authentication on the Certificate) shall be taken as the statements of the Transferor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificate (other than the certificate of authentication on the Certificate), or of any Receivable or related document. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to the Certificateholder or the Noteholders under this Agreement or the Indenture, including, without limitation: the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of

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any physical damage insurance, lender's single interest insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Transferor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Owner Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Owner Trustee shall remain responsible for any Trust Property that it may hold); the acts or omissions of the Transferor, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Owner Trustee; or any action by the Owner Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Agreement or based on the Owner Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificateholder or the Noteholders, or any Receivable or assignment thereof against the Owner Trustee in its individual capacity, the Owner Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or the Noteholders or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Owner Trustee shall not be accountable for the use or application by the Transferor of any Certificate or Notes or of the proceeds thereof, or for the use or application of any funds paid to the Transferor or the Servicer in respect of the Receivables.

         SECTION 15.09 Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Owner Trustee.

         SECTION 15.10 Owner Trustee's and Indenture Trustee's Fees and Expenses; Indemnification.

                  (a) In accordance with the priorities set forth in Section 8.05(a) of the Indenture, the Owner Trustee shall receive as compensation for its services hereunder the Owner Trustee Fee, and the Owner Trustee shall be entitled to be reimbursed in accordance with such priorities for its other reasonable expenses incurred hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents, and the Servicer shall pay or reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Owner Trustee in accordance with any provisions of this Agreement and the Indenture, except any such expense, disbursement, or advance as may be attributable to its willful misfeasance, negligence, or bad faith. Any amounts paid to the Owner Trustee pursuant to this
         Section 15.10 shall be deemed not to be a part of the Trust Property immediately after such

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         payment. The Servicer shall indemnify the Owner Trustee (which, for purposes of this section, shall include its directors, officers, employees, and agents) for and hold it harmless against any loss, liability, or expense incurred without willful misfeasance, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and the Indenture. The Servicer shall pay the fees and expenses of the Administrator under the Administration Agreement; provided, however, that the Servicer shall only be required to pay the reasonable fees and expenses of any successor Administrator or such other fees agreed to in writing by the Servicer and BVAC. Additionally, the Transferor, pursuant to Section 12.02 and subject to the limitations set forth therein, and the Servicer, pursuant to
         Section 13.02, respectively, shall indemnify the Owner Trustee with respect to certain matters. This indemnity shall survive the termination of this Agreement and the Indenture or the termination of the Trust and the resignation or removal of the Owner Trustee.

                  (b) The Servicer hereby agrees to pay or reimburse the fees and expenses of the Indenture Trustee as provided in Section 6.07 of the Indenture. No successor Servicer shall be obligated to make any payments required by this Section 15.10 and instead the Owner Trustee and the Indenture Trustee shall receive such amounts, to the extent of Available Funds on each Payment Date, in the priorities set forth in
         Section 8.05(a) of the Indenture provided, however, the Owner Trustee agrees that no amount owed or paid under the Policy shall be paid to the Owner Trustee for amounts payable to the Owner Trustee.

         SECTION 15.11 Eligibility Requirements for Owner Trustee. The Owner Trustee under this Agreement shall at all times be a corporation (i) having an office in the same State as the location of the Corporate Trust Office as specified in this Agreement; (ii) organized and doing business under the laws of such State or the United States of America; (iii) authorized under such laws to exercise corporate trust powers; (iv) having a net worth of at least $50,000,000; (v) subject to supervision or examination by federal or State authorities; and (vi) the long-term unsecured debt of which is rated at least A2 by Moody's and A by Standard & Poor's or which is approved by the Insurer and each Rating Agency. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 15.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 15.11, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 15.12.

         SECTION 15.12 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer (or if SST is then acting as Servicer, the Indenture Trustee), with the prior written consent of the Insurer (so long as it is the Controlling Party), shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner

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Trustee and one copy to the successor Owner Trustee. If no successor Owner
Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 15.11 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Owner Trustee. If it shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Owner Trustee so removed and one copy to the successor Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 15.12 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 15.13.

         SECTION 15.13 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 15.12 shall execute, acknowledge, and deliver to the Servicer and to the predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. Any successor Owner Trustee appointed hereunder shall file an amendment to the Certificate of Trust with the Delaware Secretary of State reflecting the name and principal place of business of such successor Owner Trustee in the State of Delaware. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         No successor Owner Trustee shall accept appointment as provided in this
Section 15.13 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 15.11.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 15.13, the Servicer shall mail notice of the successor of such Owner Trustee under this Agreement to the Indenture Trustee and to the Holder of the Certificate at its address as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer (or if BVAC is no longer the Servicer, the Owner Trustee shall be reimbursed for such expenses in accordance with the priorities set forth in Section 8.05(a) of the Indenture).


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         SECTION 15.14 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 15.11, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 15.15 Appointment of Co-Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer (or if SST is then acting as Servicer, the Back-up Servicer) and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholder, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 15.15, such powers, duties, obligations, rights, and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicer Default shall have occurred and be continuing, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 15.11 and no notice to Certificateholder of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 15.13.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and




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                  (iii)    The Servicer and the Owner Trustee acting jointly may
                           at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request, or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor Owner Trustee.

         SECTION 15.16 Representations and Warranties of Owner Trustee. The Owner Trustee makes the following representations and warranties on which the Transferor, the Certificateholder and the Secured Parties may rely:

                  (a) Organization and Existence. The Owner Trustee is a national banking corporation duly organized and validly existing under the laws of the State of Delaware and authorized to engage in a banking and trust business under such laws.

                  (b) Power and Authority. The Owner Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

                  (c) Duly Executed. This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid, and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Owner Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.




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                                   ARTICLE XVI

                                   TERMINATION

         SECTION 16.01 Termination of the Trust.

                  (a) The respective obligations and responsibilities of the Transferor, the Servicer, the Standby Servicer, the Indenture Trustee, the Back-up Servicer and the Owner Trustee created hereby shall terminate and the Trust created by this Agreement shall dissolve upon
         (i) written notice to the Owner Trustee from the Servicer (or if SST is then acting Servicer, the Transferor) at any time after the disposition of the Trust corpus as of the last day of any Collection Period at the direction of the Servicer, at its option, pursuant to Section 16.02, or
         (ii) the payment to all Noteholders and the Insurer of all amounts required to be paid to them pursuant to this Agreement, the Indenture and the Insurance Agreement (as set forth in writing by the Insurer) and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the date as of which this Agreement is executed. The Servicer shall promptly notify the Owner Trustee, the Indenture Trustee and the Insurer in writing of any prospective termination pursuant to this Section 16.01. Notwithstanding the foregoing, the Trust shall continue and the Indenture Trustee shall pursue recovery of any Preference Amounts under the Policy and the distribution of the same to Noteholders until the Policy terminates by its own terms.

                  (b) Neither the Transferor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholder shall surrender its Certificate to the Indenture Trustee, as paying agent who shall then surrender such Certificate to the Owner Trustee for cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five (5) Business Days of receipt of notice of such termination from the Transferor or Servicer, as the case may be, given pursuant to this Section 16.01 stating (i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee), the Insurer and the Indenture Trustee at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate to the Owner Trustee, the Indenture Trustee shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to Section 16.02.

                  In the event that the Certificateholder shall not surrender its Certificate for cancellation within six (6) months after the date specified in the above-mentioned written


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         notice, the Owner Trustee shall give a second written notice to the
         Certificateholder to surrender its Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice, the Certificate shall not have been surrendered for cancellation, any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicably escheat laws, by the Indenture Trustee to the Transferor and the Certificateholder shall look solely to the Transferor for payment.

                  (d) Any funds remaining in the Trust, after funds for final distribution have been distributed or set aside for distribution and reasonable provision has been made for known claims and obligations of the Trust, shall be distributed to the Certificateholder.

                  (e) Upon dissolution and the winding up of the Trust pursuant to Section 16.01(a), the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act.

         SECTION 16.02 Optional Disposition of All Receivables. On any Payment Date (after giving effect to any payments to be made on such Payment Date) on which (i) the Notional Principal Amount has been reduced to zero and (ii) the aggregate Principal Balance of the Receivables will be equal to or less than 10% of the Original Pool Balance, the Servicer shall have the option to cause the Owner Trustee to sell (to the Servicer or any other person designated by the Servicer) the corpus of the Trust at the Redemption Price. Any such purchase will be effective as of the end of the Collection Period which relates to the Payment Date on which the repurchase occurs. The proceeds of such sale will be deposited into the Collection Account for distribution to the Indenture Trustee (and, to the extent applicable, the Insurer) on the next succeeding Payment Date. The Servicer shall notify the Owner Trustee and the Indenture Trustee on or before the Determination Date if the aggregate Principal Balance as of the related Payment Date (after giving effect to any payments to be made on such Payment Date) will be less than or equal to 10% of the Original Pool Balance. The Servicer shall notify the Owner Trustee and the Indenture Trustee in writing on or before the Determination Date if the Servicer intends to exercise its option to purchase the corpus of the Trust pursuant to this Section 16.02. Such Redemption Price shall be deposited to the Collection Account in immediately available funds by 11:00 a.m., New York City time, on the Payment Date and, upon notice to the Owner Trustee and the Indenture Trustee of such deposit, whereupon the Notes and the Certificate shall no longer evidence any right or interest in the Receivables or any proceeds thereof. The fair market value of the outstanding Receivables for purposes of this Section 16.02 shall be an amount equal to the average of the bid prices for such assets taken as a whole, provided to the Servicer by two independent, nationally recognized dealers in automobile loans substantially similar to the Receivables.


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                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         SECTION 17.01 Amendment.

                  (a) This Agreement may be amended from time to time by the Issuer, the Transferor, the Servicer, the Back-up Servicer, the Standby Servicer, the Owner Trustee and the Indenture Trustee and, (i) so long as the Insurer is the Controlling Party, with the prior written consent of the Insurer and, (ii) if an Insurer Default has occurred and is continuing or the Insurance Agreement has terminated with the consent of the Majority Noteholders (which consent given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holders and on all future Holders of such Notes and of any Notes issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that, in the case of either clause (i) or (ii) above, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or payments that shall be required to be made on any Note or Certificate or change the applicable interest rate payable on any Note without the consent of each Noteholder and Certificateholder affected thereby and the satisfaction of the Rating Agency Condition,
         (b) reduce the aforesaid percentage of the Note Balance required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding or eliminate the right of the Noteholder or the Certificateholder to consent to any change described in clause (a) affecting the Noteholder or the Certificateholder without the consent of the Noteholder or the Certificateholder, as applicable, or (c) result in a downgrade or withdrawal of the then current rating of the Notes by either of the Rating Agencies without the consent of all the Noteholders and the satisfaction of the Rating Agency Condition; provided, further that in the case of clause (ii) above, this Agreement may be amended from time to time by the Issuer, the Transferor, the Servicer, the Back-up Servicer, the Standby Servicer, the Owner Trustee and the Indenture Trustee, with the prior written consent of the Insurer, so long as it is the Controlling Party, for any of the following purposes:

                      (x) to correct or amplify the description of any property at any time conveyed to the Issuer hereunder, or better to assure, convey and confirm unto the property conveyed pursuant hereto;

                      (y) to add to the covenants of the Transferor, BVAC, the Servicer, the Back-up Servicer or the Standby Servicer for the benefit of the Holders of the Notes and the Insurer, or

                      (z) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement; provided


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         that such action pursuant to this subclause (z) shall not adversely affect in any material respect the interests of the Holders of the Notes, as evidenced by written confirmation that such amendment would not result in a downgrade or withdrawal of the then current rating of the Notes by either of the Rating Agencies.

                  (b) The Owner Trustee shall furnish prior notice of any such proposed amendment to each Rating Agency and promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish a copy of such amendment and/or consent, if applicable, to each Noteholder, the Insurer and each of the Rating Agencies.

                  (c) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 17.02(i)(l). The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  (d) So long as it is the Controlling Party, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders are entitled to exercise pursuant to this Agreement, without any consent of such Noteholders; provided, however, that without the consent of each Noteholder affected thereby, the Insurer shall not exercise such rights to amend this Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Note, (ii) adversely affect in any material respect the interests of the Holders of any Notes, or (iii) alter the rights of any such Holder to consent to such amendment.

                  (e) Notwithstanding any provision in this Agreement to the contrary, in the event an Insurer Default shall have occurred and be continuing or the Insurance Agreement has terminated, the Insurer shall not have the right to take any action under this Agreement, consent to or to control or direct the actions of the Trust, the Transferor, the Servicer, the Back-up Servicer, the Standby Servicer, the Indenture Trustee or the Owner Trustee pursuant to the terms of this Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Transferor, the Servicer, the Back-up Servicer, the Standby Servicer, the Indenture Trustee, the Owner Trustee or the Noteholders or the Certificateholder.

                  (f) It shall not be necessary for the consent of the Certificateholder or the Noteholders pursuant to this Section 17.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.



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                  (g) Promptly after the execution of any amendment to the
         Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

         SECTION 17.02 Protection of Title to Trust.

                  (a) Each of the Transferor and BVAC, as to itself, shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Noteholders, to the extent expressly set forth herein or the other Basic Documents, the Insurer and the Indenture Trustee in the Receivables and in the proceeds thereof and the sale of accounts and chattel paper. Each of the Transferor and BVAC, as to itself, shall deliver (or cause to be delivered) to the Indenture Trustee and the Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither BVAC nor the Transferor shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Transferor or BVAC in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given the Indenture Trustee and the Insurer at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements and shall have delivered an Opinion of Counsel
         (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other Trust Property, and reciting the details of such filings or
         (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  (c) Each of the Transferor and BVAC shall give the Indenture Trustee and the Insurer at least 60 days' prior written notice of any relocation of its principal executive office, or state of incorporation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other Trust Property, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Recoveries made and payments owing


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         (and the nature of each) and (ii) reconciliation between payments or
         Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly (including by means of tagging) the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

                  (f) If at any time BVAC or the Transferor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly (including by means of tagging) that such Receivable has been sold and is owned by the Trust and pledged to the Indenture Trustee.

                  (g) Upon reasonable prior notice, the Servicer shall permit the Indenture Trustee, the Insurer (so long as the Insurer is the Controlling Party) and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable provided, that such inspection and audit shall not unreasonably interfere with the Servicer's daily business operations.

                  (h) Upon request, the Servicer shall furnish to the Owner Trustee, the Indenture Trustee and the Insurer (so long as it is the Controlling Party), within five Business Days, a list of all Receivables (by account number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables attached hereto as Exhibit A and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                  (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee and the Insurer (so long as the Insurer is the Controlling Party):

                  (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements (and releases of financing statements) and continuation statements have been executed (or otherwise authorized) and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such


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                  counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Such Opinion of Counsel shall also describe the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Indenture Trustee in the Receivables, until January 30 in the following calendar year.

         Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  (j) If the Back-up Servicer or the Standby Servicer is acting as the successor Servicer, it shall be reimbursed for any costs incurred by it in performing its duties pursuant to this Section.

         SECTION 17.03 Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Noteholder or Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Noteholder's or such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

                  (b) No Noteholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement except as expressly set forth herein, nor shall anything in this Agreement set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholders be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement. No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless the Insurer (so long as the Insurer is the Controlling Party) has given its prior written consent and such Holder previously shall



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         have given to the Indenture Trustee a written notice of default and of the continuance thereof, and unless also (i) the default arises from the Transferor's or the Servicer's failure to remit payments when due hereunder, or (ii) the Majority Noteholders shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee under this Agreement and such Holder shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Indenture Trustee pursuant to this Section or Section 13.04; no one or more Holders of Notes or Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Notes or the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Noteholders or all Certificateholders, as applicable. For the protection and enforcement of the provisions of this Section, each Noteholder, each Certificateholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity. Nothing in this Agreement shall be construed as giving the Noteholders any direct right to make a claim on the Policy.

                  (c) In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than the required amount of the Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Agreement.

         SECTION 17.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS AND WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (EXCEPT WITH REGARD TO THE UCC).

         SECTION 17.05 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by facsimile to, sent by courier to or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given unless otherwise provided herein, upon receipt:

                  (a) in the case of the Transferor, at the following address:
         Bay View Transaction Corporation, 1840 Gateway Drive, San Mateo, California 94404, Attention: Joseph J. Catalano; at the following phone number: (650) 312-6810; and at the following fax number (650) 573-6381.


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                  (b) in the case of the Servicer, at the following address: Bay
         View Acceptance Corporation, 1840 Gateway Drive, San Mateo, California 94404, Attention: Joseph J. Catalano; at the following phone number:
         (650) 312-6810; and at the following fax number (650) 573-6381.

                  (c) in the case of the Owner Trustee at the following address:
         Bay View 2003-LJ-1 Owner Trust, c/o Wilmington Trust Company, Owner Trustee, Plaza Building, 1st Floor, 301 West 11th Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; at the following phone number (302) 636-6000, and at the following fax number
         (302) 636-4140;

                  (d) in the case of the Insurer, to: Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention:
         Transaction Oversight Department, Re: Bay View 2003-LJ-1 Owner Trust,
         Confirmation: (212) 826-0100, Telecopy Nos. (212) 339-3518, (212)
         339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice of other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED");

                  (e) in the case of the Indenture Trustee and the Back-up Servicer, at its Corporate Trust Office, Attention: Eileen Hughes;

                  (f) in the case of the Standby Servicer, at the following address: 4315 Pickett Road, St. Joseph, Missouri 64503, Attention:
         Joseph D. Booz; at the following phone number (816) 671-2028; and at the following fax number (816) 671-2038.

                  (g) in the case of Moody's, at the following address: 99 Church Street, New York, New York 10007;

                  (h) in the case of Standard & Poor's, at the following address: 55 Water Street, New York, New York 10041, Attention:
         Asset-Backed Surveillance Department;

         Any notice required or permitted to be mailed to a Noteholder or Certificateholder, as the case may be, shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note or Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or the Certificateholder, as the case may be, shall receive such notice.

         SECTION 17.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificate or the Notes or the rights of the Holders thereof or of the Insurer.


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


         SECTION 17.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 12.03 and 13.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, the Back-up Servicer or the Standby Servicer, this Agreement may not be assigned by the Transferor, the Servicer, the Back-up Servicer or the Standby Servicer without the prior written consent of the Owner Trustee and the Controlling Party.

         SECTION 17.08 Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which confer rights upon the Insurer shall be for the benefit of and run directly to the Insurer to the extent expressly set forth herein or in the other Basic Documents, and the Insurer shall be entitled to rely on and enforce such covenants and agreements, subject, however, to the limitations on such rights provided in this Agreement and the Basic Documents. The Insurer may disclaim any of its respective rights and powers under this Agreement (but not its duties and obligations under the Policy), upon delivery of a written notice to the Owner Trustee. Nothing herein, however, shall be construed to have created a fiduciary obligation of the Owner Trustee to any person or persons other than the Certificateholders.

         SECTION 17.09 Nonpetition Covenants. The Owner Trustee (in its individual capacity and as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION 17.10 No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder's Certificate represents a 100% beneficial interest in the assets of the Trust only and does not represent an interest in or obligation of the Transferor, the Servicer, the Back-up Servicer, the Standby Servicer, BVAC, the Owner Trustee, the Indenture Trustee, the Insurer, the Collateral Agent or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

         SECTION 17.11 No Legal Title to Trust Property in Certificateholder. The Certificateholder shall not have legal title to any part of the Trust Property. The Certificateholder shall be entitled to receive distributions only in accordance with the Indenture, the Spread Account Agreement and this Agreement. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

         SECTION 17.12 Further Assurances. The Transferor, the Servicer, the Back-up Servicer and the Standby Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee or the Insurer more fully to effect the purposes of this Agreement and the other Basic


TRUST AND SERVICING AGREEMENT

Documents, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         SECTION 17.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Insurer, the Noteholders or the Certificateholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 17.14 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Noteholders and the Certificateholder, respectively, and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other person will have any right or obligation hereunder. The Owner Trustee (including in its individual capacity), the Spread Account Depositor Owner Trustee (including in its individual capacity) and the Insurer are each an express third party beneficiary of this Agreement. Each of the parties to the Purchase Agreement hereby agrees that the Insurer shall be permitted but not obligated to enforce the rights of the Transferor directly thereunder in the place and stead of the Transferor but the Insurer shall have no obligations under the Purchase Agreement.

         SECTION 17.15 Actions by Noteholders or Certificateholders.

                  (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or by Certificateholders, as the case may be, such action, notice, demand or instruction may be taken or given by any Noteholder or by any Certificateholder, unless such provision requires a specific percentage of Noteholders or Certificateholders, as the case may be.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be taken or given by Noteholders or Certificateholders, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders or Certificateholders, as the case may be, in person or by an agent duly appointed in writing.

                  (c) The fact and date of the execution by any Noteholder or any Certificateholder of any instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder or a Certificateholder, as the case may be, shall bind such Noteholder or Certificateholder, as the case may be, and every subsequent holder of such Certificate or
         Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee, the Transferor, the Servicer, the Back-up Servicer or the Standby Servicer in


TRUST AND SERVICING AGREEMENT
         reliance thereon, whether or not notation of such action is made upon such Certificate or Note.

                  (e) The Indenture Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         SECTION 17.16 Corporate Obligation. No recourse may be taken, directly or indirectly, against any partner, incorporator, subscriber to the capital stock, stockholder, director, officer or employee of the Transferor, the Servicer, the Back-up Servicer or the Standby Servicer with respect to their respective obligations and indemnities under this Agreement or any certificate or other writing delivered in connection herewith.

         SECTION 17.17 Covenant Not File a Bankruptcy Petition. The parties hereto agree that until one year and one day after such time as the Notes issued under the Indenture are paid in full and all amounts due to the Insurer under the Insurance Agreement are paid in full, they shall not (i) institute the filing of a bankruptcy petition against the Transferor or the Trust based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Transferor or the Trust under the Bankruptcy Law; or (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Transferor or the Trust or a substantial portion of the property of the Transferor or the Trust. The parties hereto agree that all obligations of the Issuer and the Transferor are non-recourse to the Trust Property except as specifically set forth in the Basic Documents.

         SECTION 17.18 Independence of the Servicer, Back-up Servicer and Standby Servicer. For all purposes of this Agreement, each of the Servicer, Back-up Servicer and Standby Servicer shall be an independent contractor and shall not be subject to the supervision of the Trust, the Indenture Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer, Back-up Servicer and Standby Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         SECTION 17.19 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer, the Back-up Servicer or the Standby Servicer and either of the Trust or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         SECTION 17.20 Headings. The headings of articles and sections and the table of contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement.



TRUST AND SERVICING AGREEMENT

         SECTION 17.21 Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

         SECTION 17.22 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in this Agreement, as Owner Trustee, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements of the Issuer delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of this Agreement.

         SECTION 17.23 Effect of Policy Expiration Date. Notwithstanding anything to the contrary set forth herein, all references to any right of the Insurer to direct, appoint, consent to, accept, approve of, take or omit to take any action under this Agreement or any other Basic Document shall be inapplicable at all times after the Policy Expiration Date or when the Insurer is not the Controlling Party, and (i) if such reference provides for another party or parties to take or omit to take such action following an Insurer Default, such party or parties shall also be entitled to take or omit to take such action, following the Policy Expiration Date and (ii) if such reference does not provide for another party or parties to take or omit to take such action following an Insurer Default, then the Indenture Trustee acting at the direction of the Majority Noteholders shall have the right to take or omit to take any such action, following the Policy Expiration Date or so long as an Insurer Default has occurred and is continuing. In addition, any other provision of this Agreement or any other Basic Document which is operative based in whole or in part on whether an Insurer Default has or has not occurred shall, at all times on or after the Policy Expiration Date, be deemed to refer to whether or not the Policy Expiration Date has occurred.

         SECTION 17.24 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 17.25 Consent to Jurisdiction.

                  (a) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH


TRUST AND SERVICING AGREEMENT

         ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

                  (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

                  (c) Each of the Transferor and the Servicer hereby agree that until such time as the Notes and the Reimbursement Obligations have been paid in full and the Insurance Agreement has terminated, each of the Transferor and BVAC shall have appointed, with prior written notice to the Insurer, an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date hereof is CT Corporation System, 111 Eighth Avenue, New York, New York 10011). SST has appointed an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date this Agreement is National Corporate Research, Ltd. located at 225 West 34th Street, Suite 910, New York, New York 10122). Each of the Transferor and BVAC agrees that service of such process upon such Person shall constitute personal service of such process upon it.

         SECTION 17.26 Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)


TRUST AND SERVICING AGREEMENT

ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

         SECTION 17.27 Sarbanes-Oxley Certifications. The certifications required by the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to be included in filings with respect to the Trust pursuant to the Securities Exchange Act of 1934, as amended, shall be made by BVAC, so long as BVAC is the Servicer; if BVAC is no longer the Servicer, such certifications shall be made by the Transferor. If BVAC is no longer the Servicer, the successor Servicer shall provide to the Transferor all information as the Transferor may reasonably request in order to fulfill its obligations to make such certifications. In addition, the Indenture Trustee shall provide to BVAC or the Transferor (whichever of the two is then required to make such certifications) with a certification signed by a Responsible Officer (as defined in the Indenture) stating that such Responsible Officer is not actually aware (without any independent duty of inquiry or investigation) of any matters which would cause the certification to be made by BVAC or the Transferor, as the case may be, to be incorrect.



      [remainder of page intentionally left blank; signature page follows]


TRUST AND SERVICING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Trust and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                           BAY VIEW TRANSACTION CORPORATION,
                                           as Transferor

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           BAY VIEW ACCEPTANCE CORPORATION,
                                           as Servicer

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS, as Indenture Trustee and
                                           Back-up Servicer

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           SYSTEM & SERVICES TECHNOLOGIES, INC.,
                                           as Standby Servicer

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           WILMINGTON TRUST COMPANY,
                                           as Owner Trustee

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT 1


                           Owner Trustee's Certificate
                            pursuant to Section 15.05
                      of the Trust and Servicing Agreement

         Wilmington Trust Company, as owner trustee (the "Owner Trustee") of the Bay View 2003-LJ-1 Owner Trust created pursuant to the Trust and Servicing Agreement (the "Trust Agreement") dated as of August 1, 2003, among Bay View Transaction Corporation, as depositor (the "Transferor"), Bay View Acceptance Corporation, as Servicer (the "Servicer"), Deutsche Bank Trust Company Americas, as Back-up Servicer and as Indenture Trustee, Systems & Services Technologies, Inc., as Standby Servicer, and the Owner Trustee, does hereby sell, transfer, assign, and otherwise convey to Bay View Acceptance Corporation without recourse, representation, or warranty, all of the Owner Trustee's right, title, and interest in and to all of the Receivables (as defined in the Trust Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which have been repurchased by the Transferor pursuant to Section
7.02 or Section 8.08 and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this _____ day of
__________.


                                         ---------------------------------------


EXHIBIT 1 TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT 2



                           Owner Trustee's Certificate
                            pursuant to Section 15.05
                      of the Trust and Servicing Agreement

         Wilmington Trust Company, as trustee (the "Owner Trustee") of the Bay View 2003-LJ-1 Owner Trust created pursuant to the Trust and Servicing Agreement (the "Trust Agreement") dated as of August 1, 2003, among Bay View Transaction Corporation, as depositor (the "Transferor"), Bay View Acceptance Corporation, as Servicer (the "Servicer"), Deutsche Bank Trust Company Americas, as Back-up Servicer and Indenture Trustee, System & Services Technologies, Inc., as Standby Servicer, and the Owner Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, representation, or warranty, all of the Owner Trustee's right, title, and interest in and to all of the Receivables (as defined in the Trust Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which have been purchased by the Servicer pursuant to Section 8.10 or Section 16.02, and all security and documents relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand this _____ day of
__________.


                                             -----------------------------------



EXHIBIT 2 TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT 3



                         Form of Servicer's Certificate
                            pursuant to Section 8.12
                      of the Trust and Servicing Agreement


                             SERVICER'S CERTIFICATE


EXHIBIT 3 TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT A


                             CERTIFICATE OF TRUST OF
                         BAY VIEW 2003-LJ-1 OWNER TRUST

         This Certificate of Trust of Bay View 2003-LJ-1 Owner Trust (the "Trust"), dated as of August ___, 2003, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.).

         1. Name. The name of the statutory trust formed hereby is BAY VIEW 2003-LJ-1 OWNER TRUST.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Plaza Building, 1st Floor, 301 West 11th Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as owner
                                       trustee under a Trust Agreement dated as of August 1, 2003.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


EXHIBIT A TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT B



                              [Form of Certificate]


                         BAY VIEW 2003-LJ-1 OWNER TRUST
                              AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

         evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest installment loan and security agreements and installment sales contracts secured by new and used automobiles, light-duty trucks, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Transaction Corporation.

         (This Certificate does not represent an interest in or obligation of Bay View Transaction Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any other government agency).

                  NUMBER                       One Unit
                  R-1

         THIS CERTIFIES THAT __________________, is the registered owner of a nonassessable, fully-paid interest in the Bay View 2003-LJ-1 Owner Trust (the "Trust"), a Delaware statutory trust. The Trust was created pursuant to a Trust and Servicing Agreement dated as of August 1, 2003 (the "Agreement"), among Bay View Transaction Corporation as Transferor, Bay View Acceptance Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Back-up Servicer and Indenture Trustee, System & Services Technologies, Inc., as Standby Servicer and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Owner Trustee by any Certificateholder upon request. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple and precomputed interest loan and security agreements and installment sales contracts for new and used automobiles, light-duty trucks, sport utility vehicles and vans (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after July 31, 2003 (but excluding Accrued Interest paid or due before the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof and certain other property and rights described in the Agreement and the proceeds of the foregoing.

         This Certificate represents an interest in certain assets of the Trust, including the right to receive a portion of the collections and other amounts at the times and in the amounts specified



EXHIBIT B TO
TRUST AND SERVICING AGREEMENT
in the Agreement. The rights of the Certificateholders in the assets of the Trust are subordinated to the rights of the Noteholders as set forth in the Indenture and the Agreement.

         Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. Registration of transfer of this Certificate to a person may not be effected unless (a) the Insurer consents to such transfer, (b) such transfer will not adversely affect the tax treatment of the Trust or the Notes, and (c) the Rating Agency Condition has been satisfied with respect to such transfer.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may at its option cause the Owner Trustee to sell the corpus of the Trust at a price not to be less than the price specified in the Agreement; however, such right is exercisable only as of the last day of a Collection Period on which the Pool Balance is less than or equal to 10% of the Original Pool Balance. The Certificateholders are required to pay any unpaid fees and expenses of the Owner Trustee and in connection with such disposition.

         Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the terms of the Agreement, including the agreement to treat the Trust as a partnership for income tax purposes and the Certificates as an equity interest therein.

         IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

Dated:  August 14, 2003


                                        BAY VIEW 2003-LJ-1 OWNER TRUST

                                        By Wilmington Trust Company, not in its
                                           individual capacity, but solely in
                                           its capacity as Owner Trustee



                                        By                                     ,
                                           ------------------------------------
                                           Responsible Officer




EXHIBIT B TO
TRUST AND SERVICING AGREEMENT

                          CERTIFICATE OF AUTHENTICATION

     This is the Certificate referred to in the Within-mentioned Agreement.


                               Deutsche Bank Trust Company Americas,
                               no in its individual capacity, but solely in its capacity as Indenture Trustee



                               By                                              ,
                                 ----------------------------------------------
                                 Signatory


Dated:  August 14, 2003



EXHIBIT B TO
TRUST AND SERVICING AGREEMENT

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
       ----------

                                        *
                              Signature Guaranteed:

                                        *

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company savings bank or other savings and loan institution.



EXHIBIT B TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT C



                          CONFIRMATION OF COMPUTER TAPE

Bay View Acceptance Corporation
1840 Gateway Drive
San Mateo, California  94404

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022

         Re:      Bay View 2003-LJ-1 Owner Trust

Month                                                              Year
      -------                                                           --------

         Under the Trust and Servicing Agreement dated as of August 1, 2003 among Wilmington Trust Company, as Owner Trustee, Bay View Acceptance Corporation, as Servicer, Bay View Transaction Corporation, as Transferor, Systems & Services Technologies, Inc., as Standby Servicer, and Deutsche Bank Trust Company Americas, as Indenture Trustee and Back-up Servicer (the "Servicing Agreement"), the undersigned is hereby providing written confirmation that (i) it has received the Computer Tape, (ii) such Computer Tape is in readable form. Capitalized terms shall have the meaning ascribed to such terms in the Servicing Agreement.


                                      Deutsche Bank Trust Company Americas



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


Date:
      ---------------------


EXHIBIT C TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT D



                          CONFIRMATION OF COMPUTER TAPE

Bay View Acceptance Corporation
1840 Gateway Drive
San Mateo, California  94404

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022

         Re:      Bay View 2003-LJ-1 Owner Trust

Month                                                              Year
      -------                                                           --------


         Under the Trust and Servicing Agreement dated as of August 1, 2003 among Wilmington Trust Company, as Owner Trustee, Bay View Acceptance Corporation, as Servicer, Bay View Transaction Corporation, as Transferor, Systems & Services Technologies, Inc., as Standby Servicer, and Deutsche Bank Trust Company Americas, as Indenture Trustee and Back-up Servicer (the "Servicing Agreement"), the undersigned is hereby providing written confirmation that (i) it has received the Computer Tape, (ii) such Computer Tape is in the correct format subject only to minor changes or modifications that would not significantly affect the Standby Servicer's assumption and performance of the Servicer's duties hereunder (subject to those duties that would be specifically excluded if the Standby Servicer was the successor Servicer) and (iii) it has verified the completeness of the Computer Tape in accordance with its duties set forth in Schedule C to the Servicing Agreement. Capitalized terms shall have the meaning ascribed to such terms in the Servicing Agreement.


                                      Systems & Services Technologies, Inc.

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


Date:
      ---------------------


EXHIBIT D TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT E



                      Exception List under Section 8.08(b)




EXHIBIT E TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT F


                                  CERTIFICATION

         The undersigned, Deutsche Bank Trust Company Americas, as Indenture Trustee, hereby certifies pursuant to Section 8.08(b) of the Trust and Servicing Agreement, dated as of August 1, 2003 (the "Trust Agreement"), among Bay View Transaction Corporation, as Transferor, Bay View Acceptance Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Indenture Trustee and Back-up Servicer, Systems & Services Technologies, Inc., as Standby Servicer, and Wilmington Trust Company, as Owner Trustee, that it has performed the review required by Section 8.08(b)(iv) of the Trust Agreement of the [Exception List dated __________/Updated Exception List Dated ___________, 200____] and prepared the Updated Exception List attached hereto in accordance with such Section 8.08(b)(iv) with respect to the Reserve Release Date to occur on _____________, 2003.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.


                                      DEUTSCHE BANK TRUST COMPANY
                                      AMERICAS, as Indenture Trustee



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


Date:
      ---------------------


EXHIBIT F TO
TRUST AND SERVICING AGREEMENT

                                                                       EXHIBIT G



                         BAY VIEW ACCEPTANCE CORPORATION
                               1840 Gateway Drive
                           San Mateo, California 94404



                                         , 200  .
                               ----------     --

Deutsche Bank Trust Company Americas,
Indenture Trustee
60 Wall Street, MS NYC 60-2606
New York, NY  10005
Attn:  Corporate Trust and Agency Services

         Re:      Instructions for Reserve Release Amount

Ladies and Gentlemen:

         Pursuant to Section 8.08(b)(v) of the Trust and Servicing Agreement, dated as of August 1, 2003 (the "Trust Agreement"), among Bay View Transaction Corporation, as Transferor, Bay View Acceptance Corporation, as Servicer, Deutsche Bank Trust Company Americas, as Indenture Trustee and Back-up Servicer, Systems & Services Technologies, Inc., as Standby Servicer, and Wilmington Trust Company, as Owner Trustee, you are hereby instructed to release from the Reserve Account by wire transfer today to Bay View Acceptance Corporation (in accordance with the wire transfer instructions previously delivered) $__________, such amount representing the Reserve Release Amount with respect to the Receivables most recently deleted from the Exception List, as reflected in the certified Updated Exception List delivered by you on __________, 200__. The agreement by the Insurer that above amount represents the correct Reserve Release Amount is evidenced by the acknowledgment of the Insurer below.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.


EXHIBIT G TO
TRUST AND SERVICING AGREEMENT

                                      Very truly yours,

                                      BAY VIEW ACCEPTANCE CORPORATION



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


         Acknowledged and agreed as of the date set forth above as to the Reserve Release Amount set forth herein:


                                      FINANCIAL SECURITY ASSURANCE, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



EXHIBIT G TO
TRUST AND SERVICING AGREEMENT

                                   Schedule A
                      to the Trust and Servicing Agreement



                             SCHEDULE OF RECEIVABLES

              Transferor
            Account Number
       (as of the Cut-off Date)                     Name of Obligor                        Amount Financed
$


                  A COPY OF THE SCHEDULE OF RECEIVABLES, INCLUDING THE ABOVE CAPTIONED INFORMATION WITH RESPECT TO EACH RECEIVABLE, WAS DELIVERED TO THE OWNER TRUSTEE WITH A COUNTERPART OF THE TRUST AND SERVICING AGREEMENT.


SCHEDULE A TO
TRUST AND SERVICING AGREEMENT

                                   Schedule B
                      to the Trust and Servicing Agreement


1.   Location of Receivables:

     Bay View Acceptance Corporation
     818 Oakpark Drive
     Covina, California 91724



SCHEDULE B TO
TRUST AND SERVICING AGREEMENT

                                   Schedule C
                      to the Trust and Servicing Agreement



                      SCHEDULE OF STANDBY SERVICER FEES AND
                             SUCCESSOR SERVICE FEES


                      SYSTEMS & SERVICES TECHNOLOGIES, INC.
                         A SUBSIDIARY OF JPMORGAN CHASE



I.       FEES

         A.       Standby Servicing(1)

                  1.       One-Time Setup Fee                                           $2,500

                  2.       Outside Legal Fees and Expenses                               At Cost

                  3.       Monthly Fee(2)                                               4.5      bsp

         B.       Successor Servicing(3)

                  1.       One Time Boarding Fee                                        $5.00    per loan

                  2.       Monthly Fee(2)(4)                 the greater of             100      bsp or
                                                                                        $5.00    per month

                  3.       Minimum Monthly Fee                                          $3,000


II.      EXPENSES


         A.       Standby Servicing And Transfer Expenses


         SST shall be reimbursed for all costs and expenses incurred in connection with its Standby Servicing duties and the transfer of contracts to SST for successor servicing. Such costs and expenses include, but are not limited to, those related to travel, obligor mailings, freight and file shipping.

         B.       Successor Servicing Expenses(3)

         SST shall be reimbursed for all out-of-pocket expenses including, but not limited to, those associated with asset recovery, liquidation, sales, travel, lodging, legal proceedings related to


SCHEDULE C TO
TRUST AND SERVICING AGREEMENT
         replevin actions or obligor bankruptcies, statement and mailing costs, title processing, bank charges, field calls, and insurance tracking, if any, in accordance with the terms of Section 8.05(a) of the Indenture. Additionally, SST shall receive an administrative fee amounting to 8% of the funds advanced by SST to cover any such expenses during any monthly collection period. In order to avoid this administrative fee, the trustee (or another party, as appropriate) may at any time during the term establish and fund an advance account to be utilized by SST to cover all such expenses and costs provided in this section for any monthly collection period. Any such advance account must be fully funded on a monthly basis in an amount sufficient to cover the out-of-pocket expenses projected by SST for each subsequent monthly collection period.


III.     MISCELLANEOUS(3)

         A.       Claim Filing Costs

         In the event SST files insurance claims in connection with any contract serviced by SST, SST shall receive $25.00 per filing.

         B.       Administrative Fees/Servicing Charges

         SST shall receive all administrative fees, including extension processing fees, NSF fees and late charges received by SST during any monthly collection period.

         C.       Deficiency Collections

         Under separate agreement, SST may provide deficiency collections services on a contingency fee basis.


----------

(1) Standby services limited to: (i) monthly receipt of an electronic loan data transmission, including all relevant obligor contact information including address and phone numbers, loan balance, payment information, and comment histories (ii) receipt of and verification some information supplied on the month-end servicer statement

(2) Basis points are annualized (i.e., applicable basis points/12) and shall be based on beginning of month outstanding principal balance of each individual Active Contract, as defined below.

(3) These items shall only apply to SST's performance of successor servicing duties.

(4) SST shall receive this fee for all "Active Contracts" for any full or partial month where it functions as the Servicer. Active Contract is defined as any contract other than: (i) prepaid, fully satisfied contracts; (ii) contracts in which the asset has been liquidated and SST has posted the liquidation proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) contracts in which SST has completed all work in connection with processing and receiving insurance payoffs. There shall be a $0.50 monthly servicing fee for each contract that is not an Active Contract until such time as SST is duly instructed to write the obligor's balance down to $0.00.


SCHEDULE C TO
TRUST AND SERVICING AGREEMENT

                                   Schedule D
                      to the Trust and Servicing Agreement



                              Delivery Requirements

         The Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any shall, except for clearing corporation securities, be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner that complies with this Agreement and the requirements of the definition of Eligible Investments.



SCHEDULE D TO
TRUST AND SERVICING AGREEMENT

                                       1